EXECUTION VERSION NYDOCS02/1142212.8 TRANSACTION AGREEMENT by and among STARTEK, INC., CSP ALPHA MIDCO PTE LTD and CSP ALPHA HOLDINGS PARENT PTE LTD Dated as of March 14, 2018

NYDOCS02/1142212.8 i TABLE OF CONTENTS ARTICLE I TRANSACTIONS ...................................................................................................... 2 1.1 Sale ...............................................................................................................................2 1.2 Issuance .........................................................................................................................2 1.3 Additional Cash Payment and Additional Shares .........................................................2 1.4 The Closing ...................................................................................................................2 1.5 Actions at the Closing ...................................................................................................3 1.6 Net Debt Adjustment ....................................................................................................3 1.7 Transaction Expenses ...................................................................................................6 ARTICLE II REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDER ............ 7 2.1 Organization, Standing .................................................................................................7 2.2 Authority, Power; No Conflict; Required Filings and Consents ..................................7 2.3 Ownership of Private Company Common Stock ..........................................................9 2.4 Lack of Ownership of Company Stock ........................................................................9 2.5 Litigation .......................................................................................................................9 2.6 Brokers ........................................................................................................................10 2.7 Purchase for Own Account; Sophistication ................................................................10 2.8 Restricted Securities; Legends ....................................................................................10 2.9 Accredited Investor .....................................................................................................11 2.10 Independent Investigation ...........................................................................................11 2.11 No Other Representations or Warranties; Non-Reliance ............................................11 ARTICLE III REPRESENTATIONS AND WARRANTIES OF PUBLIC COMPANY ........... 12 3.1 Organization, Standing and Power .............................................................................12 3.2 Capitalization ..............................................................................................................13 3.3 Subsidiaries .................................................................................................................15 3.4 Authority; No Conflict; Required Filings and Consents ............................................16 3.5 SEC Filings; Financial Statements; Information Provided .........................................18 3.6 No Undisclosed Liabilities .........................................................................................21 3.7 Absence of Certain Changes or Events ......................................................................21 3.8 Taxes ...........................................................................................................................21 3.9 Real Property ..............................................................................................................23 3.10 Intellectual Property; Data Privacy .............................................................................24

NYDOCS02/1142212.8 ii 3.11 Contracts .....................................................................................................................25 3.12 Litigation .....................................................................................................................26 3.13 Environmental Matters ...............................................................................................26 3.14 Employee Benefit Plans ..............................................................................................27 3.15 Compliance With Laws ..............................................................................................29 3.16 Anti-Corruption ..........................................................................................................29 3.17 Permits and Regulatory Matters .................................................................................30 3.18 Insurance .....................................................................................................................31 3.19 Labor Matters ..............................................................................................................31 3.20 Opinion of Financial Advisor .....................................................................................31 3.21 Section 203 of the DGCL ...........................................................................................32 3.22 Certain Business Relationships With Affiliates .........................................................32 3.23 Brokers ........................................................................................................................32 3.24 Independent Investigation ...........................................................................................32 3.25 No Appraisal Rights ...................................................................................................32 3.26 Customers and Suppliers ............................................................................................33 3.27 No Other Representations or Warranties; Non-Reliance ............................................33 ARTICLE IV REPRESENTATIONS AND WARRANTIES OF PRIVATE COMPANY ........ 33 4.1 Organization, Standing and Power .............................................................................34 4.2 Capitalization ..............................................................................................................35 4.3 Subsidiaries .................................................................................................................36 4.4 Authority; No Conflict; Required Filings and Consents ............................................37 4.5 Financial Statements; Information Provided ..............................................................38 4.6 No Undisclosed Liabilities .........................................................................................39 4.7 Absence of Certain Changes or Events ......................................................................39 4.8 Taxes ...........................................................................................................................39 4.9 Real Property ..............................................................................................................40 4.10 Intellectual Property ....................................................................................................41 4.11 Contracts .....................................................................................................................43 4.12 Litigation .....................................................................................................................44 4.13 Environmental Matters ...............................................................................................44 4.14 Employee Benefit Plans ..............................................................................................44 4.15 Compliance With Laws ..............................................................................................45

NYDOCS02/1142212.8 iii 4.16 Anti-Corruption ..........................................................................................................46 4.17 Permits and Regulatory Matters .................................................................................47 4.18 Insurance .....................................................................................................................47 4.19 Labor Matters ..............................................................................................................47 4.20 Ownership of Public Company Common Stock .........................................................48 4.21 Certain Business Relationships With Affiliates .........................................................48 4.22 Brokers ........................................................................................................................48 4.23 Controls and Procedures, Certifications and Other Matters .......................................48 4.24 Independent Investigation ...........................................................................................49 4.25 Customers and Suppliers ............................................................................................49 4.26 Teleperformance SPA .................................................................................................49 4.27 No Other Representations or Warranties; Non-Reliance ............................................49 ARTICLE V CONDUCT OF BUSINESS ................................................................................... 50 5.1 Covenants of Public Company ...................................................................................50 5.2 Covenants of Private Company ..................................................................................53 ARTICLE VI ADDITIONAL AGREEMENTS ........................................................................... 56 6.1 No Solicitation ............................................................................................................56 6.2 Proxy Statement ..........................................................................................................60 6.3 Stockholder Approval .................................................................................................61 6.4 NYSE Listing..............................................................................................................62 6.5 Confidentiality; Access to Information ......................................................................62 6.6 Reasonable Best Efforts ..............................................................................................63 6.7 Public Disclosure ........................................................................................................65 6.8 Director and Officer Indemnification .........................................................................66 6.9 Notification of Certain Matters ...................................................................................66 6.10 Employee Benefits Matters .........................................................................................67 6.11 Officers and Directors .................................................................................................67 6.12 State Takeover Laws ...................................................................................................67 6.13 Security Holder Litigation ..........................................................................................67 6.14 Integration Planning ....................................................................................................68 6.15 Resignations ................................................................................................................68 6.16 Agreement to Vote ......................................................................................................68 6.17 Release and Waiver ....................................................................................................68

NYDOCS02/1142212.8 iv 6.18 Assignment of Rights to Indemnification ...................................................................69 6.19 Consents ......................................................................................................................69 ARTICLE VII CONDITIONS TO CLOSING ............................................................................. 69 7.1 Conditions to Each Party’s Obligation to Effect the Transactions .............................69 7.2 Additional Conditions to Obligations of Private Company and the Stockholder to Effect the Transactions .......................................................................70 7.3 Additional Conditions to Obligations of Public Company to Effect the Transaction .................................................................................................................71 7.4 Frustration of Conditions ............................................................................................72 ARTICLE VIII TERMINATION AND AMENDMENT ............................................................ 72 8.1 Termination .................................................................................................................72 8.2 Effect of Termination .................................................................................................74 8.3 Fees and Expenses ......................................................................................................74 8.4 Amendment .................................................................................................................76 8.5 Extension; Waiver ......................................................................................................76 8.6 Procedure for Termination, Amendment, Extension or Waiver .................................76 ARTICLE IX MISCELLANEOUS .............................................................................................. 77 9.1 Nonsurvival of Representations and Warranties ........................................................77 9.2 Notices ........................................................................................................................77 9.3 Entire Agreement ........................................................................................................78 9.4 No Third Party Beneficiaries ......................................................................................78 9.5 Assignment .................................................................................................................78 9.6 Severability .................................................................................................................79 9.7 Counterparts and Signature.........................................................................................79 9.8 Interpretation ...............................................................................................................79 9.9 Governing Law ...........................................................................................................80 9.10 Remedies .....................................................................................................................80 9.11 Submission to Jurisdiction ..........................................................................................81 9.12 Disclosure Schedule ....................................................................................................81 Exhibit A Form of Stockholders Agreement Exhibit B Illustrative Calculation of Net Debt Adjustment Exhibit C Form of Charter Amendment

NYDOCS02/1142212.8 v TABLE OF DEFINED TERMS Terms Location in Agreement Additional Cash Payment Recitals Additional Shares Section 1.3 Adjusted Debt Amount Section 1.6(c) Aegis Share Purchase Agreement Section 4.11(a) Affiliate Section 3.2(c) Agreed Upon Procedures Section 4.5(a) Agreement Preamble Alternative Acquisition Agreement Section 6.1(a)(iv) Alternative Proposal Section 6.1(f)(i) Amazon Warrant Section 3.2(b) Anti-Corruption Laws Section 3.16(a) Antitrust Laws Section 2.2(b) Base Number of Shares Section 1.2 Base Number Increase Cap Section 1.6(c) Board Composition Waiver Section 6.11 Business Day Section 1.4 Cap Value Section 1.6(c) Cash Section 1.6(f)(iii) CCC Section 4.5(a) Closing Section 1.4 Closing Date Section 1.4 Code Section 3.8(e) Continuing Employee Section 6.10 Confidentiality Agreement Section 6.5(a) DGCL Section 2.4 Employee Benefit Plan Section 3.14(j)(i) Environmental Law Section 3.13(a) Equity Based Awards Section 3.2(b) ERISA Section 3.14(j)(ii) ESM Holdings Limited Section 4.5(a) ESPP Section 3.2(b) Exchange Act Section 3.4(c) FCA Section 3.4(c) FCA Handbook Section 2.2(c) FSMA Section 2.2(c) Financial Statements Section 4.5(a) GAAP Section 3.1 Governmental Entity Section 2.2(c) Hazardous Substance Section 3.13(a) HSR Act Section 6.6(a)

NYDOCS02/1142212.8 vi Terms Location in Agreement IFRS Section 4.1 Indebtedness Section 1.6(f)(ii) Indemnified Persons Section 6.8(a) Intellectual Property Section 3.10(a) Issuance Section 1.2 IRS Section 3.14(b) Laws Section 3.15 Lien Section 1.1 Money Laundering Laws Section 3.16(e) Negative Debt Amount Section 1.6(b) Net Debt Threshold Amount Section 1.6(f)(iv) NYSE Recitals NYSE Supplemental Listing Application Section 3.4(c) Ordinary Course of Business Section 3.6 Outside Date Section 8.1(b) Permits Section 3.17(a) Permitted Liens Section 2.2(b) Person Section 2.7 Positive Debt Amount Section 1.6(c) Pre-Closing Period Section 5.1 Private Company Preamble Private Company Affiliate Agreements Section 4.21 Private Company Authorizations Section 4.17(a) Private Company Balance Sheet Section 4.5(a) Private Company Common Stock Recitals Private Company Disclosure Schedule Article IV Private Company Employee Plans Section 4.14(h) Private Company Intellectual Property Section 4.10(b) Private Company Leased Properties Section 4.9(b) Private Company Leases Section 4.9(b) Private Company Material Adverse Effect Section 4.1 Private Company Material Contract Section 4.11(a) Private Company Net Debt Section 1.6(f)(i) Private Company Net Debt Excess Section 1.6(f)(vii) Private Company Net Debt Target Section 1.6(f)(v) Private Company Owned Properties Section 4.9(a) Private Company Transaction Expenses Section 1.7 Pro Forma Consolidated Financial Information Section 4.5(a) Proxy Statement Section 3.5(c) Public Company Preamble Public Company Affiliate Agreements Section 3.22 Public Company Authorizations Section 3.17(a) Public Company Balance Sheet Section 3.5(b) Public Company Board Recitals

NYDOCS02/1142212.8 vii Terms Location in Agreement Public Company Board Recommendation Change Section 6.1(b)(i) Public Company Charter Amendment Section 3.5(c) Public Company Common Stock Recitals Public Company Common Stock Reference Price Section 1.6(c) Public Company Disclosure Schedule Article III Public Company Employee Plans Section 3.14(j)(iii) Public Company Equity Plans Section 3.2(b) Public Company ERISA Affiliate Section 3.14(j)(iv) Public Company Intellectual Property Section 3.10(b) Public Company Leased Properties Section 3.9(b) Public Company Leases Section 3.9(b) Public Company Material Adverse Effect Section 3.1 Public Company Material Contract Section 3.11(a) Public Company Meeting Section 3.5(c) Public Company Net Debt Section 1.6(f)(i) Public Company Net Debt Excess Section 1.6(f)(vi) Public Company Net Debt Target Section 1.6(f)(iv) Public Company Outside Date Fee Section 8.3(c) Public Company SEC Reports Section 3.5(a) Public Company Stockholder Approval Section 3.5(c) Public Company Stock Options Section 3.2(b) Public Company Termination Fee Section 8.3(b) Public Company Transaction Expenses Section 1.7 Public Company Voting Proposal Section 3.5(c) Qualified Person Section 6.1(f)(ii) Recommendation Change Notice Section 6.1(b)(iii) Representatives Section 6.1(a) Required Financial Information Section 6.2(a) Restricted Stock Awards Section 3.2(b) Sale Section 1.1 Sarbanes-Oxley Act Section 3.5(d) SEC Section 2.8(a) Securities Act Section 2.8(a) Stockholder Preamble Stockholder Releasers Section 6.17 Stockholders Agreement Recitals Subsidiary Section 3.3(a) Superior Proposal Section 6.1(f)(iii) Support Agreement Recitals Tax Returns Section 3.8(j)(i) Taxes Section 3.8(j)(ii) Teleperformance SPA Section 4.26 Third Party Consent Section 6.6(b) Transaction Expenses Section 1.7

NYDOCS02/1142212.8 viii Terms Location in Agreement Transactions Recitals

NYDOCS02/1142212.8 1 TRANSACTION AGREEMENT This TRANSACTION AGREEMENT (this “Agreement”), dated as of March 14, 2018, is entered into by and among StarTek, Inc., a Delaware corporation (“Public Company”), CSP Alpha Midco Pte Ltd, a Singapore private limited company (“Private Company”) and CSP Alpha Holdings Parent Pte Ltd, a Singapore private limited company (the “Stockholder”). WHEREAS, the Stockholder owns all of the issued and outstanding shares of the common stock of Private Company (the “Private Company Common Stock”); WHEREAS, the parties hereto desire to enter into this Agreement pursuant to which, among other things: (i) the Stockholder shall sell to Public Company, and Public Company shall purchase from the Stockholder, all of the shares of Private Company Common Stock; (ii) in consideration of such sale and purchase, Public Company shall issue and deliver to the Stockholder or its designee twenty million six hundred thousand (20,600,000) shares of the common stock of Public Company, par value $0.01 per share (the “Public Company Common Stock”), as may be adjusted pursuant to Section 1.6 and further adjusted for stock splits, consolidation and other similar corporate events; (iii) in order to effect such issuance and the other transactions contemplated hereby, Public Company shall effectuate the Public Company Charter Amendment (as defined herein); and (iv) in addition to the Sale (as defined herein) and Issuance (as defined herein), the Stockholder shall purchase, for ten million US dollars (US$10,000,000) (as may be adjusted pursuant to Section 1.6(c) and further adjusted for stock splits, consolidation and other similar corporate events, the “Additional Cash Payment”), additional shares of Public Company Common Stock at a price of $12.00 per share of Public Company Common Stock; in each case, on the terms and subject to the conditions contained herein (collectively, along with all other transactions contemplated by this Agreement, the “Transactions”); WHEREAS, the Board of Directors of Public Company (together with any duly authorized committee thereof, the “Public Company Board”) has unanimously (i) approved the execution, delivery and performance of this Agreement, (ii) determined that the Public Company Charter Amendment is advisable in connection with the Transactions in accordance with the provisions of the DGCL (as defined herein), and (iii) resolved to recommend the Public Company Stockholder Approval, upon the terms and subject to the conditions set forth in this Agreement and in accordance with the provisions of the DGCL and the rules and regulations of the New York Stock Exchange (“NYSE”), as applicable; WHEREAS, concurrently with the execution and delivery of this Agreement and as a condition and inducement to Private Company’s and the Stockholder’s willingness to enter into this Agreement, the stockholders of Public Company listed in Section A of the Public Company Disclosure Schedule have entered into support agreements, each dated as of the date of this

NYDOCS02/1142212.8 2 Agreement, in the form agreed to by the Stockholder (each, a “Support Agreement” and collectively the “Support Agreements”), pursuant to which such stockholders have, among other things, agreed to vote all of their shares of capital stock in favor of the Transactions and against any competing proposals; and WHEREAS, concurrently with the Closing, and as a condition and inducement to the parties’ willingness to enter into this Agreement, Public Company and the Stockholder shall enter into a Stockholders Agreement, dated as of the Closing Date, substantially in the form attached hereto as Exhibit A (the “Stockholders Agreement”). NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth below, and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Public Company, Private Company and the Stockholder agree as follows: ARTICLE I TRANSACTIONS 1.1 Sale. Upon the terms and subject to the conditions set forth in this Agreement, at the Closing, Public Company shall purchase from Stockholder, and Stockholder shall sell, convey, assign, transfer and deliver to Public Company, all of the outstanding shares of Private Company Common Stock, free and clear of all Liens (the “Sale”). “Lien” means any mortgage, pledge, lien, encumbrance, charge or other security interest or ownership interest or claim of any kind in respect of any asset or Person. 1.2 Issuance. Upon the terms and subject to the conditions set forth in this Agreement, at the Closing and in consideration of the Sale, Public Company shall issue and deliver to Stockholder or its designee, twenty million six hundred thousand (20,600,000) shares of Public Company Common Stock, free and clear of all Liens (as may be adjusted pursuant to Section 1.6 and further adjusted for stock splits, consolidation and other similar corporate events, the “Base Number of Shares”) (the “Issuance”). 1.3 Additional Cash Payment and Additional Shares. In addition to the Sale and Issuance, at the Closing, the Stockholder shall purchase from Public Company for the Additional Cash Payment, and the Public Company shall issue and deliver to the Stockholder or its designee, eight hundred and thirty-three thousand, three hundred and thirty-three (833,333) shares of Public Company Common Stock (as may be adjusted pursuant to Section 1.6(c) and further adjusted for stock splits, consolidation and other similar corporate events, the “Additional Shares”). 1.4 The Closing. Subject to the satisfaction or waiver (to the extent permitted by applicable Law) of the conditions set forth in Article VII, the closing of the Transactions (the “Closing”) will take place on a date to be specified by Public Company and Private Company, which shall not be later than the fifth (5th) Business Day following the day on which the last of the conditions set forth in Article VII (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of such conditions) to be

NYDOCS02/1142212.8 3 satisfied or waived has been satisfied or waived in accordance with this Agreement, at the offices of Jenner & Block LLP, 353 N. Clark St., Chicago, Illinois 60654, unless another date, place or time is agreed to in writing by Public Company and Private Company. For the avoidance of doubt, in the event the number of shares to be issued to the Stockholder or its designee in respect of a Positive Debt Amount would exceed the Base Number Increase Cap, the Closing Date shall occur two (2) Business Days after the expected Closing Date pursuant to Section 1.6(a) to accommodate the time period to seek consent or waiver as set forth in Section 1.6(c). For the purposes of this Agreement, the term “Business Day” shall mean any day other than a Saturday, Sunday or other day on which commercial banking institutions in New York, New York or Singapore are authorized or permitted by applicable Law to be closed, and the term “Closing Date” shall mean the date on which the Closing actually occurs. 1.5 Actions at the Closing. At the Closing: (a) Private Company and the Stockholder shall deliver to Public Company the various certificates, instruments and documents referred to in Section 7.3; (b) Public Company shall deliver to the Stockholder the various certificates, instruments and documents referred to in Section 7.2; (c) Public Company shall deliver to the Stockholder certificates representing the number of shares of Public Company Common Stock payable pursuant to Section 1.2 and Section 1.3; (d) the Stockholder shall deliver to Public Company by wire transfer of immediately available funds an amount in cash equal to the Additional Cash Payment pursuant to Section 1.3; and (e) the Stockholder shall deliver or procure to be delivered to Public Company stock certificates representing all of the shares of Private Company Common Stock owned by the Stockholder, duly endorsed in blank for transfer or accompanied by duly executed stock powers assigning all of the outstanding shares of Private Company Common Stock in blank, and any other documents necessary to transfer to Public Company good and valid title to such shares free and clear of all Liens. 1.6 Net Debt Adjustment. (a) On the third (3rd) Business Day prior to the Closing Date, (i) Public Company shall deliver to the Stockholder a statement prepared in good faith setting forth the Public Company Net Debt as determined as of 11:59 PM (Eastern Time) on the Business Day immediately prior to such date, including a separate line item for each component set forth in such definition and reasonable supporting documentation used in the preparation of such statement; and (ii) Private Company shall deliver to the Stockholder a statement prepared in good faith setting forth the Private Company Net Debt as determined as of 11:59 PM (Eastern Time) on the Business Day immediately prior to such date, including a separate line item for each component set forth in such definition and reasonable supporting documentation used in the preparation of such statement. Each of the Public Company, on the one hand, and the Private Company or the Stockholder, on the other hand, shall have the right to review and comment on

NYDOCS02/1142212.8 4 the Private Company Net Debt or Public Company Net Debt, as the case may be, and the other party or parties hereto will consider in good faith any comments or adjustments to the calculation of Private Company Net Debt or Public Company Net Debt, as the case may be, and make appropriate changes in light of any such comments or proposed adjustments. (b) If the Public Company Net Debt Excess is equal to the Private Company Net Debt Excess, there shall be no adjustment in the number of shares in the Issuance, which shall remain as the Base Number of Shares, and, for the avoidance of doubt, no adjustment to the Additional Cash Payment. (c) If the Public Company Net Debt Excess less the Private Company Net Debt Excess is a positive number (the “Positive Debt Amount”), the Base Number of Shares shall be increased by a number of shares (rounded up or down to the nearest whole share) equal to the Positive Debt Amount divided by the Public Company Common Stock Reference Price; provided that if, as a result of such adjustment, the Base Number of Shares would be increased by more than 200,000 shares (as may be adjusted for stock splits, consolidation and other similar corporate events) (the “Base Number Increase Cap”), then the parties hereto shall proceed in the following order: (i) Public Company shall use its reasonable best efforts to obtain any waiver or consent of any relevant third party to allow, without requiring any material amendment to any existing agreement with any such relevant third party, an increase in the Base Number Increase Cap to permit the full adjustment and increase to the Base Number of Shares, in which case, the adjustment to the Base Number of Shares in this Section 1.6(c) shall be made without the limitation of the Base Number Increase Cap; (ii) Public Company may, in its sole discretion, waive the application of the Base Number Increase Cap and issue a number of additional shares of Public Company Common Stock in respect of all or part of the Positive Debt Amount, with each share of Public Company Common Stock being valued at the Public Company Common Stock Reference Price (provided that such waiver shall not conflict with, or result in any violation or breach of, constitute a default, or give rise to the vesting of any right by any third party or the acceleration of any material benefit for any third party, pursuant to any of the terms, conditions or provisions of any contract or other agreement, instrument or obligation of Public Company); and (iii) if such consent or waiver referenced in sub-clause (i) is not obtained on or prior to the extended Closing Date contemplated by Section 1.4 and the waiver contemplated by sub-clause (ii), if made, does not result in the issuance of an additional number of shares of Public Company Common Stock equal to the Positive Debt Amount divided by the Public Company Common Stock Reference Price, then (x) the Additional Cash Payment shall be reduced to an amount (but not less than zero) equal to ten million US dollars (US$10,000,000) minus the difference between the Positive Debt Amount and the Cap Value, and the number of Additional Shares shall equal the Additional Cash Payment as so reduced divided by the Public Company Common Stock Reference Price, and (y) the Base Number of Shares shall be adjusted to equal 20,800,000 (as may be adjusted for stock splits, consolidation and other similar corporate events) plus the number of shares obtained by dividing the Adjusted Debt Amount by the Public Company Common Stock Reference Price (with any fractional shares rounded up or down to the nearest whole share); provided, however, that, for the avoidance of doubt, the total number of shares of Public Company Common Stock to be issued to the Stockholder or its designee at Closing shall not exceed 21,633,333 (as may be adjusted for stock splits, consolidation and other similar corporate events). “Public Company Common Stock Reference Price” shall mean $12.00 per share of Public Company Common Stock, as may be adjusted for

NYDOCS02/1142212.8 5 stock splits, consolidation and other similar corporate events. “Cap Value” shall be an amount equal to two million four hundred thousand US dollars (US$2,400,000), which, for the avoidance of doubt, shall equal the product of the Base Number Increase Cap and the Public Company Common Stock Reference Price (not accounting for stock splits, consolidation and other similar corporate events); provided, however, that if Public Company waives the application of the Base Number Increase Cap pursuant to sub-clause (ii), the Cap Value shall be increased to equal the Public Company Common Stock Reference Price multiplied by the number of shares of Public Company Common Stock to be issued pursuant to sub-clause (ii). “Adjusted Debt Amount” means an amount equal to the Positive Debt Amount minus the Cap Value; provided, however, that if the amount so calculated exceeds ten million US dollars (US$10,000,000), then the Adjusted Debt Amount shall be deemed to equal ten million US dollars (US$10,000,000). (d) If the Public Company Net Debt Excess less the Private Company Net Debt Excess is a negative number (the “Negative Debt Amount”), the Base Number of Shares shall be decreased by a number of shares (rounded up or down to the nearest whole share) equal to the absolute value of the Negative Debt Amount divided by the Public Company Common Stock Reference Price, and, for the avoidance of doubt, there shall be no adjustment to the Additional Cash Payment. (e) An illustrative calculation of the adjustments pursuant to this Section 1.6 is set forth in Exhibit B attached hereto. (f) (i) “Public Company Net Debt” shall mean an amount equal to Indebtedness minus Cash with respect to Public Company and its Subsidiaries on a consolidated basis, as determined as of 11:59 PM (Eastern Time) on the Business Day immediately prior to the applicable date, and “Private Company Net Debt” shall mean an amount equal to Indebtedness minus Cash with respect to Private Company and its Subsidiaries on a consolidated basis, as determined as of 11:59 PM (Eastern Time) on the Business Day immediately prior to the applicable date. (ii) “Indebtedness” shall mean, without duplication, (A) all liabilities for borrowed money, whether current, short-term, long-term, secured or unsecured, all obligations evidenced by bonds, debentures, notes or similar instruments, and all liabilities in respect of mandatorily redeemable or purchasable capital stock or securities convertible into capital stock; (B) all liabilities for the principal amount of the deferred and unpaid purchase price of real property and equipment that have been delivered; or (C) all liabilities in respect of any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which liabilities are required to be classified and accounted for under GAAP, with respect to Public Company, and IFRS, with respect to Private Company, as capital leases; and (D) all liabilities as guarantor of obligations of any other Person of a type described in clauses (A), (B), or (C) above, to the extent of the obligation guaranteed; provided, however, for the avoidance of doubt, “Indebtedness” shall not include (w) any Indebtedness (1) between Public Company and any of its Subsidiaries (or between any of Public Company’s Subsidiaries); and (2) between Private Company and any of its Subsidiaries (or between any of Public Company’s Subsidiaries), (x) any liabilities in respect of any agreement or arrangement with respect to any swap, cap, collar, forward, future or derivative transaction or option or similar agreement, whether exchange traded, “over-the-counter” or otherwise, involving, or settled by

NYDOCS02/1142212.8 6 reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; (y) any guarantees by Public Company or Private Company (or the Stockholder), or its respective Subsidiaries, as applicable, of the performance of the obligations of another Person (other than obligations in respect of Indebtedness for borrowed money), or (z) any liabilities for the reimbursement of any obligor on any undrawn letter of credit, banker’s acceptance or similar credit transaction securing obligations of any other Person of a type described in clauses (A), (B), or (C) above. (iii) “Cash” shall mean, with respect to any Person and without duplication, all cash, bank accounts, certificates of deposit, commercial paper, treasury bills and notes, marketable securities and other cash equivalents of such Person and the Subsidiaries of such Person, including the amounts of any received but uncleared checks, drafts and wires issued prior to such time, less the amounts of any outstanding checks or transfers at such time, determined in accordance with GAAP, with respect to Public Company, and IFRS, with respect to Private Company, but in each case, for the avoidance of doubt, without giving effect to the Transactions. (iv) “Public Company Net Debt Target” shall mean an amount equal to twenty-eight million US dollars (US$28,000,000) plus the Net Debt Threshold Amount. “Net Debt Threshold Amount” shall mean three million US dollars (US$3,000,000). (v) “Private Company Net Debt Target” shall mean an amount equal to one hundred and fifty million US dollars (US$150,000,000) plus the Net Debt Threshold Amount. (vi) “Public Company Net Debt Excess” shall mean (i) the excess, if any, of the Public Company Net Debt over the Public Company Net Debt Target; or (ii) zero (0) if the Public Company Net Debt Target is equal to or greater than the Public Company Net Debt. (vii) “Private Company Net Debt Excess” shall mean (i) the excess, if any, of the Private Company Net Debt over the Private Company Net Debt Target; or (ii) zero (0) if the Private Company Net Debt Target is equal to or greater than the Private Company Net Debt. 1.7 Transaction Expenses. After the Closing, Public Company shall pay (when due and payable) or promptly reimburse, as applicable, on behalf of the Stockholder, Public Company, and Private Company, all Public Company Transaction Expenses and Private Company Transaction Expenses. “Public Company Transaction Expenses” means the Transaction Expenses incurred or otherwise payable by or on behalf of Public Company, and “Private Company Transaction Expenses” means the Transaction Expenses incurred or otherwise payable by or on behalf of the Stockholder or Private Company, which shall not include any Transaction Expenses incurred or otherwise payable to Stockholder or any of its Affiliates. “Transaction Expenses” means the aggregate amount of all fees and expenses, incurred by or on behalf of, or to be paid by, Public Company, the Stockholder or Private Company, as applicable, in connection with the consummation of the Transactions, or otherwise relating to the negotiation, preparation or execution of this Agreement or any documents or agreements

NYDOCS02/1142212.8 7 contemplated hereby or the performance or consummation of the transaction contemplated hereby or thereby, including (i) any fees and expenses payable to legal or financial advisors and accountants; (ii) any termination payments to any terminated employees in connection with the Transactions; (iii) any transfer Taxes, stamp duty or similar Taxes payable in connection with the Transactions; and (iv) any transaction bonus, discretionary bonus, retention, “stay put” or other similar compensatory payments (including pursuant to any plans or agreements providing for change of control or severance payments to which Public Company or Private Company, as applicable, or one of its respective Subsidiaries is a party or participates), to be made to any current or former employee, board member or consultant of the Public Company or Private Company, as applicable, or one of its respective Subsidiaries on or after the Closing Date as a result of (A) the execution of this Agreement or the consummation of the transactions contemplated hereby or thereby; or (B) any change of control of Public Company or Private Company, as applicable, or one of its respective Subsidiaries resulting from the transactions contemplated hereby; in each case, estimates of which (as of the date hereof) are set forth on Section 1.7 of the Public Company Disclosure Schedule or Private Company Disclosure Schedule, as applicable. ARTICLE II REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDER The Stockholder represents and warrants to Public Company that the statements contained in this Article II are true and correct. For purposes hereof, the phrase “to the knowledge of the Stockholder” and similar expressions mean the actual knowledge as of the date hereof (without any duty to inquire or investigate) of the individuals identified in Section 2.0 of the Private Company Disclosure Schedule. 2.1 Organization, Standing. The Stockholder (a) is a private limited company duly organized, validly existing and in good standing under the laws of Singapore and (b) has all requisite power and authority to carry on the businesses in which it is engaged and to own and use the properties owned and used by it. 2.2 Authority, Power; No Conflict; Required Filings and Consents. (a) The Stockholder has all necessary power and authority to execute, deliver and perform its obligations under this Agreement and the other documents contemplated hereby to be executed and delivered by the Stockholder and to consummate the Transactions. The execution, delivery and performance of this Agreement and the other documents contemplated hereby to be executed and delivered by the Stockholder and the consummation by the Stockholder of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate and other action on the part of the Stockholder. This Agreement has been, and all other documents contemplated hereby to be executed or delivered by the Stockholder will be, duly and validly executed and delivered by the Stockholder and, assuming the due authorization, execution and delivery by Public Company, Private Company and any other party thereto, constitute or will constitute valid and binding obligations of the Stockholder, enforceable against the Stockholder in accordance with their terms, except as the enforceability hereof may be limited by applicable bankruptcy, insolvency, reorganization,

NYDOCS02/1142212.8 8 moratorium or other similar Laws affecting the enforcement of creditors’ rights generally or applicable equitable principles (whether considered in a proceeding at law or in equity). (b) The execution and delivery of this Agreement and the other documents contemplated hereby to be executed or delivered by the Stockholder do not, and the consummation by the Stockholder of the transactions contemplated hereby and thereby will not, (i) conflict with, or result in any violation or breach of, any provision of the articles of association or bylaws (or similar organizational documents) of the Stockholder, (ii) conflict with, or result in any violation or breach of, or constitute (with or without notice or lapse of time, or both) a default (or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any material benefit) under, require a consent or waiver under, require the payment of a penalty under or result in the imposition of any Lien (other than a Permitted Lien) on the assets of the Stockholder pursuant to, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license, contract or other agreement, instrument or obligation to which the Stockholder is a party or by which it or any of its properties or assets (whether owned or leased) may be bound, or (iii) subject to compliance with any applicable requirements of the HSR Act and any other Laws analogous to the HSR Act existing in foreign jurisdictions (together with the HSR Act, “Antitrust Laws”), conflict with or violate any permit, concession, franchise, license, judgment, injunction, order, decree, statute, law, ordinance, rule or regulation applicable to the Stockholder or any of the properties or assets owned or leased by such Stockholder, except in the case of clauses (ii) and (iii) of this Section 2.2(b), for any such conflicts, violations, breaches, defaults, notices, filings, terminations, cancellations, accelerations, losses, penalties or Liens, and for any consents, approvals, authorizations or waivers not obtained, that, individually or in the aggregate, would not reasonably be expected to prohibit or materially delay the ability of the Stockholder to consummate the Transactions or any other document contemplated hereby to be executed or delivered by the Stockholder or to perform its obligations hereunder or thereunder. Section 2.2(b) of the Private Company Disclosure Schedule lists all consents, waivers and approvals (if any) under any of the Stockholder’s agreements, licenses or leases required to be obtained in connection with the consummation of the Transactions, which, if individually or in the aggregate were not obtained, would reasonably be expected to prohibit or materially delay the ability of such Stockholder to consummate the Transactions or any other document contemplated hereby to be executed or delivered by such Stockholder or to perform such Stockholder’s obligations hereunder or thereunder. “Permitted Liens” means any (a) Liens for Taxes not yet due and payable, (b) statutory Liens of landlords, (c) Liens of carriers, warehousemen, mechanics, materialmen and repairmen incurred in the Ordinary Course of Business and not yet due and payable, (d) in the case of leased real property, zoning, building, or other restrictions, variances, covenants, rights of way, encumbrances, easements and other minor irregularities in title that are not violated by the current use or occupancy of such leased real property or the operation of the business conducted thereon, (e) the title of a lessor under an operating lease or capitalized lease or of any licensor under a license, and (f) imperfections of title and Liens that do not, individually or in the aggregate, (i) interfere with the present use of or occupancy of the affected leased real property, (ii) have more than a de minimis effect on the value thereof or its use, or (iii) impair the ability of such parcel to be sold, leased or subleased for its present use. (c) Except for filings, permits, authorizations, consents, approvals and other applicable requirements as may be required under the Securities Act, the Exchange Act, state

NYDOCS02/1142212.8 9 securities or blue sky laws, Antitrust Laws, the UK Financial Services and Markets Act 2000 (“FSMA”), or the UK Financial Conduct Authority’s Handbook (“FCA Handbook”), no consent, approval, license, permit, order or authorization of, or registration, declaration, notice or filing with, any United States or non-United States (including supranational) court, arbitrational tribunal, administrative agency or commission or other governmental, regulatory or self- regulatory authority, agency or instrumentality (a “Governmental Entity”) is required by or with respect to the Stockholder in connection with the execution and delivery by the Stockholder of this Agreement or any other document contemplated hereby to be executed or delivered by the Stockholder or the consummation by the Stockholder of the Transactions or any other document contemplated hereby to be executed or delivered by the Stockholder, except for such consents, approvals, licenses, permits, orders, authorizations, registrations, declarations, notices and filings that, individually or in the aggregate, if not obtained or made, would not reasonably be expected to prohibit or materially delay the ability of the Stockholder to consummate the Transactions or any other document contemplated hereby to be executed or delivered by such Stockholder or to perform its obligations hereunder or thereunder. 2.3 Ownership of Private Company Common Stock. Except as set forth on Section 2.3 of the Private Company Disclosure Schedule, the Stockholder holds legally, beneficially and of record all of the shares of Private Company Common Stock, free and clear of any Liens. The Stockholder is not a party to any voting trust, proxy, or other agreement or understanding with respect to the voting or transfer of any shares of Private Company Common Stock. Upon consummation of the Sale, Public Company will acquire from the Stockholder good and marketable title to all shares of Private Company Common Stock, free and clear of all Liens. 2.4 Lack of Ownership of Company Stock. Neither the Stockholder nor any of its Subsidiaries (a) beneficially owns, directly or indirectly, any shares of Public Company Common Stock or other securities convertible into, exchangeable into or exercisable for shares of Public Company Common Stock, or (b) is a party to any voting trusts or other agreements or understandings with respect to the voting of the capital stock or other equity interests of Public Company or any of its Subsidiaries, in each case except in accordance with this Agreement, including, for the avoidance of doubt, entry into the Support Agreements. Neither the Stockholder nor any of its Subsidiaries is, nor at any time during the last three years has been, an “interested stockholder” of Public Company as defined in Section 203 of the General Corporation Law of the State of Delaware (the “DGCL”). 2.5 Litigation. There is no action, suit, proceeding, claim, arbitration or investigation before any Governmental Entity or before any arbitrator that is pending or, to the knowledge of the Stockholder, has been threatened in writing against the Stockholder that questions the validity of this Agreement or any other document contemplated hereby to be executed or delivered by the Stockholder or any action taken or to be taken by the Stockholder in connection herewith or therewith or that would reasonably be expected to prohibit or materially delay the Stockholder’s ability to consummate the Transactions or any other document contemplated hereby to be executed or delivered by such Stockholder. As of the date hereof, the Stockholder does not have any claim of any kind against Private Company.

NYDOCS02/1142212.8 10 2.6 Brokers. No agent, broker, investment banker, financial advisor or other firm or Person is or shall be entitled, as a result of any action or agreement of the Stockholder or any of its Affiliates, to any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with any of the Transactions. 2.7 Purchase for Own Account; Sophistication. The Stockholder acknowledges and agrees that shares of Public Company Common Stock to be acquired by the Stockholder pursuant to this Agreement will be acquired for investment for the Stockholder’s or its Affiliate’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof in violation of any applicable securities Laws, and that the Stockholder has no present intention of selling, granting any participation in, or otherwise distributing the same. The Stockholder acknowledges and agrees that the Stockholder does not presently have any contract, undertaking, agreement or arrangement with any individual, corporation, partnership, limited liability company, joint venture, association, trust, Governmental Entity, unincorporated organization or other entity (each, a “Person”) to sell, transfer or grant participations to such Person or to any other Person, with respect to any of the shares of Public Company Common Stock to be received by it pursuant to this Agreement. The Stockholder represents and warrants that the Stockholder has such knowledge and experience in financial and business matters that the Stockholder is capable of evaluating the merits and risks of owning the shares of Public Company Common Stock to be received by the Stockholder pursuant to this Agreement. 2.8 Restricted Securities; Legends. (a) The Stockholder understands that the shares of Public Company Common Stock to be received by the Stockholder in connection with the Transactions have not been, and as of the Closing will not be, registered under the Securities Act of 1933, as amended (the “Securities Act”), by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Stockholder’s representations and warranties as expressed herein. The Stockholder understands that such shares of Public Company Common Stock will be “restricted securities” under applicable securities Laws and that, pursuant to these Laws, the Stockholder must hold such shares indefinitely unless they are registered with the Securities and Exchange Commission (the “SEC”) and qualified by state authorities, or an exemption from such registration and qualification requirements is available. (b) The Stockholder understands that the shares of Public Company Common Stock to be received by the Stockholder in connection with the Transactions may be notated with one or more of the following legends: (i) “THE SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH TRANSFER MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933.”

NYDOCS02/1142212.8 11 (ii) Any legend required by applicable securities Laws to the extent such Laws are applicable to the shares represented by the certificate, instrument, or book entry so legended. 2.9 Accredited Investor. The Stockholder is an “accredited investor” (as defined in Regulation D promulgated under the Securities Act). 2.10 Independent Investigation. The Stockholder acknowledges that it has conducted to its satisfaction its own independent investigation and analysis of the business, operations, assets, liabilities, results of operations, condition (financial or otherwise) and prospects of Public Company and Public Company’s Subsidiaries and that the Stockholder and its Representatives have received access to such books and records, facilities, equipment, contracts and other assets of Public Company and Public Company’s Subsidiaries that it and its Representatives have desired or requested to review for such purpose, and that it and its Representatives have had a full opportunity to meet with the management of Public Company and Public Company’s Subsidiaries and to discuss the business, operations, assets, liabilities, results of operations, condition (financial or otherwise) and prospects of Public Company and Public Company’s Subsidiaries. 2.11 No Other Representations or Warranties; Non-Reliance. The Stockholder acknowledges that, except for the representations and warranties contained in Article III of this Agreement, none of Public Company or any of its Affiliates or Representatives or any other Person makes (and the Stockholder is not relying on) any representation or warranty, express or implied, to the Stockholder in connection with the Transactions. In connection with the due diligence investigation of Public Company by the Stockholder and its Affiliates and Representatives, the Stockholder and its Affiliates and Representatives have received and may continue to receive after the date hereof from Public Company and its Affiliates and Representatives certain estimates, projections, forecasts and other forward-looking information, as well as certain business plan information, regarding Public Company, its Subsidiaries, and their respective businesses and operations. The Stockholder hereby acknowledges and agrees that (i) there are uncertainties inherent in attempting to make such estimates, projections, forecasts and other forward-looking statements, as well as in such business plans, with which the Stockholder is familiar, and no assurance can be given that such estimates, projections, forecasts and other forward-looking statements will be realized, and (ii) except for the specific representations and warranties of Public Company contained in this Agreement (including any that are subject to the Public Company Disclosure Schedule and the Public Company SEC Reports), the Stockholder acknowledges that Public Company has not made any representation, with respect to the accuracy or completeness of any representation or warranty, either express or implied, with respect to Public Company or any of its Affiliates or their business, operations, technology, assets, liabilities, results of operations, financial condition, prospects, projections, budgets, estimates or operational metrics, or as to the accuracy or completeness of any of the information provided to the Stockholder, or any of its Affiliates or any of their respective Representatives by Public Company, its Affiliates or any of its or their respective Representatives.

NYDOCS02/1142212.8 12 ARTICLE III REPRESENTATIONS AND WARRANTIES OF PUBLIC COMPANY Public Company represents and warrants to Private Company that the statements contained in this Article III are true and correct, except (a) as disclosed in the Public Company SEC Reports filed or furnished prior to the date of this Agreement (excluding any risk factor disclosures and any forward-looking statements or other statements that are predictive or forward-looking in nature) or (b) as set forth herein or in the disclosure schedule delivered by Public Company to Private Company on the date of this Agreement (the “Public Company Disclosure Schedule”). For purposes hereof, the phrase “to the knowledge of Public Company” and similar expressions mean the actual knowledge as of the date hereof (without any duty to inquire or investigate) of the individuals identified in Section 3.0 of the Public Company Disclosure Schedule. 3.1 Organization, Standing and Power. Public Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, has all requisite corporate power and authority to own, lease and operate its properties and assets (either owned or leased) and to carry on its business as now being conducted, and is duly qualified to do business and, where applicable as a legal concept, is in good standing as a foreign corporation in each jurisdiction in which the character of the properties it owns, operates or leases or the nature of its activities makes such qualification legally required, except for such failures to be so organized, qualified or in good standing that, individually or in the aggregate, would not reasonably be expected to have a Public Company Material Adverse Effect. For purposes of this Agreement, the term “Public Company Material Adverse Effect” means any effect, fact, circumstance, occurrence, event, development, change or condition, either individually or together with one or more other contemporaneously existing effects, facts, circumstances, occurrences, events, developments, changes or conditions that is, or would reasonably be expected to be, materially adverse to the business or financial condition of Public Company and its Subsidiaries, taken as a whole; provided, however, that no effect, fact, circumstance, occurrence, event, development, change or condition (by itself or when aggregated or taken together with any and all other effects, facts, circumstances, occurrences, events, developments, changes or conditions) directly or indirectly resulting from, arising out of, attributable to, or related to any of the following shall be deemed to be or constitute a “Public Company Material Adverse Effect,” and no effect, fact, circumstance, occurrence, event, development, change or condition (by itself or when aggregated or taken together with any and all other such effects, facts, circumstances, occurrences, events, developments, changes or conditions) directly or indirectly resulting from, arising out of, attributable to, or related to any of the following shall be taken into account when determining whether a “Public Company Material Adverse Effect” has occurred or may, would or could occur: (i) general economic conditions (or changes in such conditions) in any country or region in the world, or conditions in the global economy generally; (ii) conditions (or changes in such conditions) in the securities markets, credit markets, currency markets or other financial markets in any country or region in the world, including (A) changes in interest rates in any country or region in the world and changes in exchange rates for the currencies of any countries and (B) any suspension of trading in securities (whether equity, debt, derivative or hybrid securities) generally on any securities exchange or over-the-counter market operating in any country or region in the world; (iii) conditions (or changes in such conditions) in

NYDOCS02/1142212.8 13 the industries in which Public Company and its Subsidiaries conduct business; (iv) political conditions (or changes in such conditions) in any country or region in the world or acts of war (whether or not declared), sabotage or terrorism (including any escalation or general worsening of any such acts of war, sabotage or terrorism) in the United States or any other country or region in the world; (v) earthquakes, hurricanes, tsunamis, tornadoes, floods, mudslides, wild fires or other natural disasters, weather conditions and other force majeure events in any country or region in the world; (vi) the announcement or pendency of this Agreement or the anticipated consummation of the Transactions, including the identity of Private Company (including, to the extent resulting from the foregoing, any effect on any of Public Company’s or any of its Subsidiaries’ relationships with their respective customers, suppliers or employees); (vii) any actions taken or any failure to take action, in each case, which Private Company has approved, consented to or requested; or compliance with the terms of, or the taking of any action required or contemplated by, this Agreement; or the failure to take any action prohibited by this Agreement; (viii) changes in law or other legal or regulatory conditions, or the interpretation thereof, or changes in United States generally accepted accounting principles (“GAAP”) or other accounting standards (or the interpretation thereof), or effects that result from any action taken for the purpose of complying with any of the foregoing; (ix) any fees or expenses incurred in connection with the Transactions; (x) changes in Public Company’s stock price or the trading volume of Public Company’s stock, or any failure by Public Company to meet any public estimates or expectations of Public Company’s revenue, earnings or other financial performance or results of operations for any period, or any failure by Public Company or any of its Subsidiaries to meet any internal budgets, plans or forecasts of its revenues, earnings or other financial performance or results of operations (but not, in each case, the underlying cause of such changes or failures, unless such changes or failures would otherwise be excepted from this definition); (xi) any legal proceedings made or brought by any of the current or former stockholders of Public Company (on their own behalf or on behalf of Public Company) against Public Company arising out of the Transactions; (xii) any events resulting from or arising out of any actions taken by Public Company or any of its Subsidiaries, on the one hand, and Private Company or any of its Subsidiaries, on the other hand, as required by this Agreement; or (xiii) any action or omission explicitly required under this Agreement or any action taken or omitted to be taken at the specific request of Private Company or any omission caused by the failure of Private Company to provide a consent under Section 5.1 (other than any such consent with respect to which Private Company has reasonably withheld such consent pursuant to and consistent with Section 5.1); except to the extent such effects directly or indirectly resulting from, arising out of, attributable to or related to the matters described in the foregoing clauses (i) through (v) and (viii) disproportionately adversely affect in a material respect Public Company and its Subsidiaries, taken as a whole, as compared to other companies that conduct business in the countries and regions in the world and in the industries in which Public Company and its Subsidiaries conduct business (in which case, such adverse effects (if any) shall be taken into account when determining whether a “Public Company Material Adverse Effect” has occurred or may, would or could occur solely to the extent they are disproportionate in a material respect). 3.2 Capitalization. (a) The authorized capital stock of Public Company as of the date of this Agreement consists of 32,000,000 shares of Public Company Common Stock. As of the close of

NYDOCS02/1142212.8 14 business on March 9, 2018, 16,199,122 shares of Public Company Common Stock were issued and outstanding. (b) At the close of business on March 9, 2018, (A) 2,303,288 shares of Public Company Common Stock were issuable upon the exercise of outstanding stock options to purchase shares of Public Company Common Stock granted pursuant to any stock incentive or equity-related plans of Public Company (other than pursuant to the StarTek, Inc. Employee Stock Purchase Plan (“ESPP”)) (“Public Company Stock Options”), (B) 579,806 shares of Public Company Common Stock were issued as restricted stock in respect of shares of Public Company Common Stock granted pursuant to any stock incentive or equity-related plans of Public Company (“Restricted Stock Awards”), (C) 54,707 shares of Public Company Common Stock were subject to outstanding deferred stock awards granted pursuant to any stock incentive or equity-related plans of Public Company, (D) 215,572 shares of Public Company Common Stock were reserved for future awards under the stock incentive or equity-related plans of Public Company (collectively, including the ESPP, the “Public Company Equity Plans”) (other than pursuant to the ESPP), (E) 60,187 shares of Public Company Common Stock were reserved for future issuance under the ESPP, (F) 4,000,000 shares of Public Company Common Stock were issuable upon the exercise of an outstanding warrant issued to Amazon.com NV Investment Holdings LLC (the “Amazon Warrant”) and (G) no other shares of capital stock or other voting securities of Public Company were issued, reserved for issuance or outstanding. All outstanding shares of Public Company Common Stock are, and shares of Public Company Common Stock reserved for issuance with respect to Equity Based Awards and the ESPP, when issued in accordance with the respective terms thereof, will be, duly authorized and validly issued and are, or will be when issued in accordance with the respective terms thereof, fully paid, nonassessable and free of preemptive rights, purchase option, call or right of first refusal or similar rights. Included in Section 3.2(b) of the Public Company Disclosure Schedule is a true, correct and complete list, as of March 9, 2018, of all outstanding Public Company Stock Options or other rights to purchase or receive shares of Public Company Common Stock granted under the Public Company Equity Plans or otherwise (in each case, other than the ESPP), including any restricted stock units, restricted shares, performance units, performance shares, stock appreciation rights, “phantom” equity or similar securities or rights that are derivative of, or provide economic benefits based directly or indirectly on the value or price of any capital stock of, or other voting securities of, or ownership interest in Public Company or any Subsidiary (in each case, other than the ESPP) (collectively, the “Equity Based Awards”) and, including for each such Equity Based Award, the number of shares of Public Company Common Stock subject thereto, the name of the holder, date of grant, term, and, where applicable, exercise price and vesting schedule. Since March 9, 2018, Public Company has not issued any shares of its capital stock, voting securities or equity interests, or any securities convertible into or exchangeable or exercisable for any shares of its capital stock, voting securities or equity interests, other than pursuant to the outstanding Equity Based Awards referred to above in this Section 3.2(b). (c) Except (i) as set forth on Section 3.2(c) of the Public Company Disclosure Schedule, (ii) as set forth in this Section 3.2 and (iii) as reserved for future grants under Public Company Equity Plans as of the date of this Agreement, (A) there are no equity securities of any class of Public Company, or any security exchangeable into or exercisable for such equity securities, issued, reserved for issuance or outstanding and (B) there are no options, warrants, equity securities, calls, rights or agreements to which Public Company or any of its Subsidiaries

NYDOCS02/1142212.8 15 is a party or by which Public Company or any of its Subsidiaries is bound obligating Public Company or any of its Subsidiaries to issue, exchange, transfer, deliver or sell, or cause to be issued, exchanged, transferred, delivered or sold, additional shares of capital stock or other equity interests of Public Company or any security or rights convertible into or exchangeable or exercisable for any such shares or other equity interests, or obligating Public Company or any of its Subsidiaries to grant, extend, accelerate the vesting of, otherwise modify or amend or enter into any such option, warrant, equity security, call, right or agreement. Except as set forth on Section 3.2(c) of the Public Company Disclosure Schedule, Public Company does not have any outstanding stock appreciation rights, phantom stock, performance based rights or similar rights or obligations. Except as set forth on Section 3.2(c) of the Public Company Disclosure Schedule, neither Public Company nor any of its Affiliates is a party to or is bound by any agreement with respect to the voting (including proxies), sale, transfer, delivery or redemption of any shares of capital stock or other equity interests of, or other ownership interests in, Public Company, including any voting and support, stockholder, subscription, warrant, standstill and other similar agreements or commitment. Except as contemplated by this Agreement or described in this Section 3.2, and except to the extent arising pursuant to applicable state takeover or similar Laws, there are no registration rights, and there is no rights agreement, “poison pill” anti- takeover plan or other similar agreement to which Public Company or any of its Subsidiaries is a party or by which it or they are bound with respect to any equity security of any class of Public Company. For purposes of this Agreement, “Affiliate” when used with respect to any Person, means any other Person who is an “affiliate” of that first Person within the meaning of Rule 405 promulgated under the Securities Act. (d) All outstanding shares of Public Company Common Stock are, and all shares of Public Company Common Stock (i) to be issued in connection with the Issuance or in consideration of the Additional Cash Payment or (ii) that are subject to issuance as specified in Section 3.2(b) above, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, will in each case be, duly authorized, validly issued, fully paid and nonassessable, free and clear of all Liens and not subject to or issued in violation of any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right under any provision of the DGCL, Public Company’s certificate of incorporation or bylaws or any agreement to which Public Company is a party or is otherwise bound. (e) There are no obligations, contingent or otherwise, of Public Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any shares of Public Company Common Stock or the capital stock of Public Company or any of its Subsidiaries. 3.3 Subsidiaries. (a) All Subsidiaries of Public Company are listed on Section 3.3(a) of the Public Company Disclosure Schedule. For purposes of this Agreement, the term “Subsidiary” means, with respect to any Person, another Person (x) of which such first Person owns or controls, directly or indirectly, securities or other ownership interests representing (1) more than 50% of the voting power of all outstanding stock or ownership interests of such second Person or (2) the right to receive more than 50% of the net assets available for distribution to the holders of outstanding stock or ownership interests upon a liquidation or dissolution, or (y) of which such first Person is a general partner, manager, managing member or similar position.

NYDOCS02/1142212.8 16 (b) Each Subsidiary of Public Company is an entity duly organized, validly existing and in good standing (to the extent such concepts are applicable) under the laws of the jurisdiction of its organization, has all requisite corporate (or similar, in the case of a non- corporate entity) power and authority to own, lease and operate its properties and assets and to carry on its business as now being conducted, and is duly qualified to do business and is in good standing as a foreign entity (to the extent such concepts are applicable) in each jurisdiction where the character of its properties owned, operated or leased or the nature of its activities makes such qualification necessary, except for such failures to be so organized, qualified or in good standing that, individually or in the aggregate, would not reasonably be expected to have a Public Company Material Adverse Effect. All of the outstanding shares of capital stock and other equity securities or interests of each Subsidiary of Public Company are duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights and all such shares (other than directors’ qualifying shares in the case of non-U.S. Subsidiaries, all of which Public Company has the power to cause to be transferred for no or nominal consideration to Public Company or Public Company’s designee) are owned, of record and beneficially, by Public Company or another of its Subsidiaries free and clear of any Lien (other than a Permitted Lien). There are no outstanding or authorized options, warrants, rights, agreements or commitments to which Public Company or any of its Subsidiaries is a party or which are binding on any of them providing for the issuance, disposition or acquisition of any capital stock of any Subsidiary of Public Company. There are no outstanding stock appreciation, phantom stock or similar rights with respect to any Subsidiary of Public Company. There are no voting trusts, proxies or other agreements or understandings with respect to the voting of any capital stock of any Subsidiary of Public Company. (c) Public Company has made available to Private Company complete and accurate copies of the charter and bylaws (or equivalent organizational documents) of each material Subsidiary of Public Company. (d) Except as set forth on Section 3.3(d) of the Public Company Disclosure Schedule, Public Company does not control, directly or indirectly, any capital stock or other equity interests of, or other ownership interests in, any Person that is not a Subsidiary of Public Company. 3.4 Authority; No Conflict; Required Filings and Consents. (a) Public Company has all necessary power and authority to execute, deliver and perform its obligations under this Agreement and the other documents contemplated hereby to be executed or delivered by Public Company and, subject only to the Public Company Stockholder Approval, to consummate the Transactions. The execution, delivery and performance of this Agreement and the other documents contemplated hereby to be executed and delivered by Public Company and the consummation by Public Company of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate and other action on the part of Public Company, subject only to the receipt of the Public Company Stockholder Approval. This Agreement has been, and all other documents contemplated hereby and thereby to be executed or delivered by Public Company will be, duly and validly executed and delivered by Public Company and, assuming the due authorization, execution and delivery by Private Company, the Stockholder and any other party thereto,

NYDOCS02/1142212.8 17 constitute or will constitute valid and binding obligations of Public Company, enforceable against Public Company in accordance with their terms, except as the enforceability hereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar Laws affecting the enforcement of creditors’ rights generally or applicable equitable principles (whether considered in a proceeding at law or in equity). (b) Except as set forth on Section 3.4(b) of the Public Company Disclosure Schedule, the execution and delivery of this Agreement and the other documents contemplated hereby to be executed and delivered by Public Company do not, and (assuming that the Public Company Stockholder Approval is received) the consummation by Public Company of the transactions contemplated hereby and thereby will not, (i) conflict with, or result in any violation or breach of, any provision of the certificate of incorporation or bylaws of Public Company or of the charter, bylaws or other organizational document of any Subsidiary of Public Company, (ii) conflict with, or result in any violation or breach of, or constitute (with or without notice or lapse of time, or both) a default (or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any material benefit) under, require a consent or waiver under, require the payment of a penalty under or result in the imposition of any Lien (other than a Permitted Lien) on the assets of Public Company or any of its Subsidiaries pursuant to, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license, contract or other agreement, instrument or obligation to which Public Company or any of its Subsidiaries is a party or by which any of them or any of their properties or assets (whether owned or leased) may be bound, or (iii) subject to compliance with the requirements specified in clauses (i) through (vi) of Section 3.4(c), conflict with or violate any permit, concession, franchise, license, judgment, injunction, order, decree, statute, law, ordinance, rule or regulation applicable to Public Company or any of its Subsidiaries or any of the properties or assets now owned, operated or leased by any of them, except in the case of clauses (ii) and (iii) of this Section 3.4(b) for any such conflicts, violations, breaches, defaults, notices, filings, terminations, cancellations, accelerations, losses, penalties or Liens, and for any consents, approvals, authorizations or waivers not obtained, that, individually or in the aggregate, would not reasonably be expected to have Public Company Material Adverse Effect. (c) No consent, approval, license, permit, order or authorization of, or registration, declaration, notice or filing with, any Governmental Entity or any stock market or stock exchange on which shares of Public Company Common Stock are listed for trading is required by or with respect to Public Company or any of its Subsidiaries in connection with the execution and delivery of this Agreement by Public Company or the consummation by Public Company of the Transactions, except for (i) the filing of the Proxy Statement with the SEC in accordance with the Securities Exchange Act of 1934, as amended (the “Exchange Act”), (ii) the filing of such reports, schedules or materials under the Exchange Act or the Securities Act as may be required in connection with this Agreement and the Transactions, (iii) such consents, approvals, orders, authorizations, registrations, declarations, notices and filings as may be required under applicable state securities Laws or the rules and regulations of the NYSE, (iv) the filing of a Supplemental Listing Application with the NYSE with respect to the shares of Public Company Common Stock to be issued pursuant to this Agreement (the “NYSE Supplemental Listing Application”), (v) the filing of an amendment to Public Company’s certificate of incorporation to effect the Public Company Charter Amendment, (vi) compliance with any applicable requirements of the Antitrust Laws, (vii) notice having been given to the UK

NYDOCS02/1142212.8 18 Financial Conduct Authority (“FCA”) under section 178 of FSMA and related notifications under the FCA Handbook in relation to the acquisition of control (as defined in section 181 of FSMA) of the Private Company and Aegis Outsourcing UK Limited by the Public Company as a result of the Transactions, and the FCA having either notified the Public Company pursuant to section 189(4)(a) or 189(7) of FSMA of its approval or the FCA is to be treated as having given such approval pursuant to section 189(6) of FSMA; and (viii) such other consents, approvals, licenses, permits, orders, authorizations, registrations, declarations, notices and filings which, if not obtained or made, would not reasonably be expected to have a Public Company Material Adverse Effect. (d) The affirmative vote in favor of the Public Company Voting Proposal by the holders of a majority of the shares of Public Company Common Stock present or represented by proxy and voting at a meeting of Public Company’s stockholders at which a quorum is present is the only vote of the holders of any class or series of Public Company’s capital stock or other securities necessary to approve the Public Company Voting Proposal. Assuming the accuracy of the representations and warranties of the Stockholder in Section 2.4 and of Private Company in Section 4.20, the affirmative vote in favor of the Public Company Charter Amendment by the holders of at least a majority of the shares of Public Company Common Stock outstanding as of the record date of a meeting of Public Company’s stockholders at which a quorum is present in accordance with the DGCL is the only vote of the holders of any class or series Public Company’s capital stock or other securities necessary to approve the Public Company Charter Amendment. There are no bonds, debentures, notes or other indebtedness of Public Company having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which stockholders of Public Company may vote. (e) The Public Company Board has, by resolutions duly adopted by the requisite vote of the directors and not subsequently rescinded or modified in any way, unanimously (i) determined that this Agreement and the Transactions, in accordance with the terms of this Agreement, are advisable, fair to, and in the best interests of Public Company and its stockholders, (ii) approved and adopted this Agreement and approved the Transactions, and (iii) directed that the Public Company Voting Proposal and the Public Company Charter Amendment be submitted for consideration by the stockholders of Public Company and resolved to recommend that the stockholders of Public Company approve the Public Company Voting Proposal and the Public Company Charter Amendment (provided, that any change in or modification or rescission of such recommendation by the Public Company Board in accordance with Section 6.1 shall not be a breach of the representation in clause (iii) of this sentence). 3.5 SEC Filings; Financial Statements; Information Provided. (a) Public Company has filed all registration statements, proxy statements and other statements, forms, reports and other documents required to be filed by Public Company with the SEC since January 1, 2015. All such registration statements, forms, reports and other documents (including those that Public Company may file after the date hereof until the Closing) are referred to herein as the “Public Company SEC Reports.” The Public Company SEC Reports (i) were or will be filed on a timely basis, (ii) at the time filed, complied, or will comply when filed, as to form in all material respects with the requirements of the Securities Act and the Exchange Act (and the respective rules and regulations of the SEC promulgated thereunder)

NYDOCS02/1142212.8 19 applicable to such Public Company SEC Reports and (iii) did not or will not at the time they were or are filed contain any untrue statement of a material fact or omit to state a material fact required to be stated in such Public Company SEC Reports or necessary in order to make the statements in such Public Company SEC Reports, in the light of the circumstances under which they were made, not misleading in any material respect. None of Public Company’s Subsidiaries is required to file any documents with the SEC pursuant to the Exchange Act. (b) Each of the consolidated statements of operations and comprehensive income (loss), consolidated balance sheets, consolidated statements of cash flows and consolidated statements of stockholders’ equity (including, in each case, any related notes and schedules thereto) contained or to be contained in the Public Company SEC Reports at the time filed (i) complied or will comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, (ii) were or will be prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes to such financial statements or, in the case of unaudited interim financial statements, as permitted by the SEC on Form 10-Q under the Exchange Act), and (iii) fairly presented or will fairly present in all material respects the consolidated financial position of Public Company and its Subsidiaries as of the dates indicated and the consolidated results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments. The consolidated unaudited balance sheet of Public Company as of December 31, 2017 is referred to herein as the “Public Company Balance Sheet.” Other than any matters that do not remain the subject of any open or outstanding inquiry, Public Company has not received written notice from the SEC or any other Governmental Entity that any of its accounting policies or practices are or may be the subject of any review, inquiry, investigation or challenge by the SEC or other Governmental Entity. Since January 1, 2015, Public Company’s independent public accounting firm has not informed Public Company that it has any material questions, challenges or disagreements regarding or pertaining to Public Company’s accounting policies or practices which are unresolved as of the date of this Agreement. Since January 1, 2015, no current officer or director of Public Company has received, or is entitled to receive, any material compensation from any entity other than Public Company or a Subsidiary of Public Company that has engaged in or is engaging in any material transaction with Public Company or any Subsidiary of Public Company. (c) The information to be supplied by or on behalf of Public Company for inclusion in the Proxy Statement (the “Proxy Statement”) to be sent to the stockholders of Public Company in connection with the meeting of Public Company’s stockholders (the “Public Company Meeting”) to consider the Transactions, including the issuance of shares of Public Company Common Stock in the Transactions (the “Public Company Voting Proposal”) under the NYSE rules and the amendment of Public Company’s certificate of incorporation, which shall be substantially in the form attached hereto as Exhibit C, to increase the number of authorized shares of Public Company Common Stock from 32,000,000 to 60,000,000 and include a renouncement of the corporate opportunity doctrine in accordance with Section 122(17) of the DGCL with respect to specified directors, including any directors appointed by the Stockholder (the “Public Company Charter Amendment” with the requisite stockholder approval of the Public Company Voting Proposal and the Public Company Charter Amendment being referred to herein as the “Public Company Stockholder Approval”), which information shall be deemed to

NYDOCS02/1142212.8 20 include all information about or relating to Public Company, the Public Company Voting Proposal, the Public Company Charter Amendment or the Public Company Meeting, shall not, on the date the Proxy Statement is first mailed to stockholders of Public Company, or at the time of the Public Company Meeting, contain any statement that, at such time and in light of the circumstances under which it shall be made, is false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements made in the Proxy Statement not false or misleading; or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Public Company Meeting that has become false or misleading. (d) Public Company is in compliance in all material respects with the applicable provisions of the Sarbanes-Oxley Act of 2002, as amended (the “Sarbanes-Oxley Act”). Each required form, report and document containing financial statements that has been filed with or submitted to the SEC was accompanied by any certifications required to be filed or submitted by Public Company’s principal executive officer and principal financial officer pursuant to the Sarbanes-Oxley Act and, at the time of filing or submission of each such certification, any such certification complied as to form and content with the applicable provisions of the Sarbanes-Oxley Act. Other than any matters that do not remain the subject of any open or outstanding inquiry, neither Public Company nor its officers has received notice from any Governmental Entity questioning or challenging the accuracy, completeness or form of such certificates. Neither Public Company nor any of its Subsidiaries has outstanding, nor has arranged or modified since the enactment of the Sarbanes-Oxley Act, any “extensions of credit” to directors or executive officers (as defined in Rule 3b-7 under the Exchange Act) of Public Company or any of its Subsidiaries. (e) Public Company maintains disclosure controls and procedures required by Rule 13a-15 or 15d-15 under the Exchange Act. Such disclosure controls and procedures are designed to ensure that all material information concerning Public Company required to be filed with or submitted to the SEC is made known on a timely basis to the individuals responsible for the preparation of Public Company’s filings with the SEC and other public disclosure documents. Public Company has disclosed, based on its most recent evaluation of such disclosure controls and procedures prior to the date of this Agreement, to Public Company’s auditors and the audit committee of the Public Company Board and on Section 3.5(e) of the Public Company Disclosure Schedule (i) any significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting that could reasonably be expected to adversely affect in any material respect Public Company’s ability to record, process, summarize and report financial information and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in Public Company’s internal control over financial reporting. Public Company is in compliance in all material respects with the applicable listing and other rules and regulations of the NYSE. (f) As of the date of this Agreement, (i) Public Company has timely responded to all comment letters of the staff of the SEC relating to the Public Company SEC Reports, and (ii) the SEC has not advised Public Company that any final responses are inadequate, insufficient or otherwise non-responsive. To the extent such comment letters, written inquiries and enforcement correspondence are not publicly available on the SEC’s EDGAR system, (x) Public Company has made available to Private Company true, correct and

NYDOCS02/1142212.8 21 complete copies of all comment letters, written inquiries and enforcement correspondence between the SEC, on the one hand, and Public Company, on the other hand, occurring between January 1, 2015 and the date of this Agreement and (y) will, reasonably promptly following the receipt thereof, make available to the Private Company any such correspondence sent or received after the date hereof. To the knowledge of Public Company, as of the date of this Agreement, none of the Public Company SEC Reports is the subject of ongoing SEC review or outstanding SEC comment. (g) As of the date hereof, neither Public Company nor, to the knowledge of Public Company, any director, officer, employee, or internal or external auditor of Public Company has received written notice, or otherwise had or obtained actual knowledge, of any substantive material complaint, allegation, assertion or claim that Public Company has engaged in questionable accounting or auditing practices. 3.6 No Undisclosed Liabilities. Except as disclosed in the Public Company Balance Sheet and except for liabilities incurred since December 31, 2017 in the ordinary course of business consistent in all material respects with past practice (the “Ordinary Course of Business”), Public Company and its Subsidiaries do not have any liabilities of any nature required by GAAP to be reflected on a consolidated balance sheet of Public Company and its Subsidiaries that, individually or in the aggregate, would reasonably be expected to have a Public Company Material Adverse Effect. 3.7 Absence of Certain Changes or Events. Since the date of the Public Company Balance Sheet, except as contemplated hereby, there has not been a Public Company Material Adverse Effect. From the date of the Public Company Balance Sheet until the date of this Agreement, except as contemplated hereby, (a) the business of Public Company and its Subsidiaries, taken as a whole, has been conducted in the Ordinary Course of Business and (b) none of Public Company or any of its Subsidiaries has taken any action that would have required the consent of Private Company under Section 5.1 of this Agreement (other than paragraphs (b), (g), (h) and (j) of Section 5.1 and paragraphs (k) and (p) of Section 5.1 as they relate to paragraphs (b), (g), (h) and (j) of Section 5.1) had such action or event occurred after the date of this Agreement. 3.8 Taxes. Except for matters that, individually or in the aggregate, would not reasonably be expected to have a Public Company Material Adverse Effect: (a) Public Company and each of its Subsidiaries has filed all Tax Returns that it was required to file, and all such Tax Returns were correct and complete. Public Company and each of its Subsidiaries has paid (or caused to be paid) on a timely basis all Taxes due and owing by Public Company and/or its Subsidiaries, other than Taxes that are being contested in good faith through appropriate proceedings and for which the most recent financial statements contained in Public Company SEC Reports reflect an adequate reserve in accordance with GAAP. (b) Except as set forth on Section 3.8(b) of the Public Company Disclosure Schedule, as of the date of this Agreement, no examination or audit of any Tax Return of Public Company or any of its Subsidiaries by any Governmental Entity is in progress or has been

NYDOCS02/1142212.8 22 proposed in writing. There are no Liens (other than Permitted Liens) for Taxes on any of the assets or properties owned, operated or leased by Public Company or any of its Subsidiaries. (c) Neither Public Company nor any of its Subsidiaries has any liability for any Taxes of any Person (other than Public Company and its Subsidiaries) (i) under Treasury Regulation Section 1.1502-6 (or any similar provision of Tax law in any jurisdiction) or as a transferee or successor, or (ii) pursuant to any Tax sharing or Tax indemnification agreement or other similar agreement (other than pursuant to commercial agreements or arrangements that are not primarily related to Taxes). (d) Neither Public Company nor any of its Subsidiaries has entered into any “listed transaction” within the meaning of Treasury Regulation Section 1.6011-4(b)(2). (e) Neither Public Company nor any of its Subsidiaries was a “distributing corporation” or “controlled corporation” in a transaction intended to qualify under Section 355 of the Internal Revenue Code of 1986, as amended (the “Code”) within the past two (2) years or otherwise as part of a plan that includes the Transactions. (f) Neither Public Company nor any of its Subsidiaries has been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code. (g) In the past five years, neither Public Company nor any of its Subsidiaries have received any IRS private letter ruling or entered into any closing agreements within the meaning of Section 7121 of the Code relating to or with respect to the income and/or assets of Public Company or any of its Subsidiaries. There are no pending requests by Public Company or any of its Subsidiaries for an IRS private letter ruling. (h) Neither Public Company nor any of its Subsidiaries will be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any (A) change in method of accounting for a taxable period ending on or prior to the Closing Date, (B) “closing agreement” (within the meaning of Section 7121 of the Code or any corresponding or similar provision of state, local, or non-United States income Tax law) entered into on or prior to the Closing Date, (C) installment sale or open transaction disposition made on or prior to the Closing Date, (D) prepaid amount received on or prior to the Closing Date or (E) any income Tax resulting from the deferral of repatriation Tax pursuant to Section 965 of the Code. (i) Neither Public Company nor any of its Subsidiaries has granted any currently effective waiver, extension or comparable consent regarding the application of the statute of limitations with respect to any Taxes or Tax Return, nor has any request for any such waiver, extension or consent been made. (j) For purposes of this Agreement: (i) “Tax Returns” means all reports, returns, forms, or statements (including elections, declarations, disclosures, schedules, estimates, and information returns) required to be filed with a Governmental Entity with respect to Taxes; and

NYDOCS02/1142212.8 23 (ii) “Taxes” means all taxes or other similar assessments or liabilities in the nature of a tax, including income, capital, capital gains, gross receipts, ad valorem, premium, value-added, excise, real property, personal property, sales, use, services, transfer, stamp duty, withholding, employment, payroll and franchise taxes imposed by the United States of America or any state, local or foreign government, or any agency thereof, or other political subdivision of the United States or any such government, and any interest, fines, penalties, or additions to tax imposed or assessed with respect thereto. 3.9 Real Property. (a) Neither Public Company nor any of its Subsidiaries owns any real property. (b) Section 3.9(b) of the Public Company Disclosure Schedule sets forth a complete and accurate list as of the date of this Agreement of all leases, subleases or licenses pursuant to which Public Company or any of its Subsidiaries leases, licenses or is otherwise granted a right of use or occupancy of, any real property material to the conduct of the business of Public Company and its Subsidiaries, taken as a whole, as currently conducted, from any Person other than Public Company or any of its Subsidiaries (as amended through the date of this Agreement, the “Public Company Leases”) and the location of the premises subject thereto (the “Public Company Leased Properties”). The Public Company Leases have not been amended, modified or supplemented in any material respect except as expressly set forth in Section 3.9(b) of the Public Company Disclosure Schedule. Neither Public Company nor any of its Subsidiaries nor, to Public Company’s knowledge, any other party to any Public Company Lease is in default under any of the Public Company Leases, except where the existence of such defaults, individually or in the aggregate, would not reasonably be expected to have a Public Company Material Adverse Effect. The Public Company Leases contain the entire agreement between the landlord of each of the Public Company Leased Properties and Public Company or its Subsidiaries, and there is no other contract between the landlord and Public Company or its Subsidiaries affecting such Public Company Leased Properties. Assuming good fee title to the Public Company Leased Properties is vested in each of the lessors thereof, and subject to any Permitted Liens affecting the leasehold interest of Public Company and its Subsidiaries in the Public Company Leased Property, the Public Company and its Subsidiaries have valid and enforceable leasehold interests in the Public Company Leased Properties, unencumbered by any Liens (except Permitted Liens). To Public Company’s knowledge, (i) no event has occurred or condition exists that with the passage of time is likely to result in any default of Public Company or any of its Subsidiaries under any of the Public Company Leases, and (ii) the Public Company Leased Properties, and the business activities of Public Company and its Subsidiaries at the Public Company Leased Properties, are in compliance with the material terms and conditions of the Public Company Leases, and (iii) the Public Company Leased Properties are in good operating condition and repair as of the date of this Agreement, ordinary wear and tear excepted. Neither Public Company nor any of its Subsidiaries leases, subleases or licenses any real property to any Person other than Public Company and its Subsidiaries. Public Company has made available to Private Company complete and accurate copies of all Public Company Leases. The representations and warranties contained in this Section 3.9(b) are Public Company’s sole representations and warranties with respect to the Public Company Leases, the Public Company Leased Properties and interests therein.

NYDOCS02/1142212.8 24 3.10 Intellectual Property; Data Privacy. (a) Public Company and its Subsidiaries own, license or otherwise possess legally enforceable rights to use all Intellectual Property used by Public Company and its Subsidiaries in the conduct of the business of Public Company and its Subsidiaries, taken as a whole, as currently conducted, the absence of which, individually or in the aggregate, would reasonably be expected to have a Public Company Material Adverse Effect. For purposes of this Agreement, “Intellectual Property” means (i) patents, trademarks, service marks, trade names, copyrights, trade secrets, and any other intellectual or industrial property rights, (ii) applications for and registrations of items described in clause (i), (iii) processes, formulae, methods, schematics, technology, know-how, confidential or proprietary information and materials, and computer software, and (iv) domain names and domain name registrations. (b) To Public Company’s knowledge, all issued patents and registrations for trademarks, service marks, trade names, copyrights and domain names included in Public Company Intellectual Property are subsisting and have not expired or been cancelled. For purposes of this Agreement, “Public Company Intellectual Property” means any Intellectual Property owned by Public Company or its Subsidiaries that is material to the business of Public Company and its Subsidiaries, taken as a whole, as currently conducted. (c) All Intellectual Property that is licensed to Public Company or its Subsidiaries as of the date of this Agreement and material to the business of Public Company and its Subsidiaries, taken as a whole, as currently conducted, will remain available for use in the conduct of the business of Public Company and its Subsidiaries, as currently conducted, after the consummation of the Transactions. (d) To Public Company’s knowledge, the conduct of the business of Public Company and its Subsidiaries, taken as a whole, as currently conducted, does not infringe, violate or constitute a misappropriation of any Intellectual Property of any third party. Between January 1, 2015 and the date of this Agreement, neither Public Company nor any of its Subsidiaries has received any written claim or notice from any Person (i) alleging any such infringement, violation or misappropriation or (ii) advising that such Person is challenging or threatening to challenge the ownership, use, validity or enforceability of any Public Company Intellectual Property, except, in each case in clauses (i) and (ii), for any such infringement, violation, misappropriation or challenge that, individually or in the aggregate, would not reasonably be expected to have a Public Company Material Adverse Effect. (e) Public Company and its Subsidiaries have implemented commercially reasonable measures to maintain the confidentiality of Public Company Intellectual Property of a nature that Public Company intends to keep confidential. (f) To Public Company’s knowledge, no third party is infringing, violating or misappropriating any material Public Company Intellectual Property. (g) Neither Public Company nor any of its Subsidiaries have granted to any third party any right to use any Public Company Intellectual Property, except for nonexclusive

NYDOCS02/1142212.8 25 licenses granted in the ordinary course of business and other licenses that, individually or in the aggregate, would not reasonably be expected to have a Public Company Material Adverse Effect. (h) Public Company and its Subsidiaries, and to the knowledge of Public Company all of its and their providers of information technology services, have (i) complied in all material respects with their respective published privacy policies and internal privacy policies and guidelines and all applicable Laws relating to privacy, data protection, user data or personal data, including personal data of customers, employees, contractors and third parties who have provided information to Public Company or any of its Subsidiaries; and (ii) implemented and maintained, in all material respects, a comprehensive security plan that includes industry standard administrative, technical and physical safeguards to ensure that personal data is protected against loss, damage, unauthorized access, unauthorized use, unauthorized modification, or other misuse. There has been no material loss, unauthorized access, unauthorized use, unauthorized modification, or other breach of security of personal data maintained by or on behalf of Public Company and its Subsidiaries. Since January 1, 2015, no Person has made any material claim or commenced any action with respect to, and Public Company and its Subsidiaries have not, to the knowledge of Public Company, experienced any incident relating to, any actual or suspected loss, unauthorized access, unauthorized use, unauthorized modification, or breach of security of personal data maintained or processed by or on behalf of Public Company and its Subsidiaries. Except for disclosures of information permitted or required by privacy Laws or applicable privacy policies or authorized by the provider of personal data, to the knowledge of Public Company, neither Public Company nor any of its Subsidiaries has shared, sold, rented or otherwise made available, and does not share, sell, rent or otherwise make available, to third parties any personal data. 3.11 Contracts. (a) Public Company has made available to Private Company a copy of each Public Company Material Contract to which Public Company is a party as of the date of this Agreement. For purposes of this Agreement, “Public Company Material Contract” means (i) (A) any agreement or contract pursuant to which Public Company and its Subsidiaries spent or received, in the aggregate, more than $2,000,000 during the fiscal year ended December 31, 2017, and (B) to the extent not included in clause (A), any agreement or contract with the ten (10) largest customers or suppliers of Public Company and its Subsidiaries, (ii) any non- competition or other agreement that prohibits or otherwise restricts, in any material respect, Public Company or any of its Subsidiaries from freely engaging in any business material to Public Company and its Subsidiaries, taken as a whole, anywhere in the world, (iii) any “material contract” (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC) with respect to Public Company and its Subsidiaries, (iv) any material partnership or joint venture agreements, (v) any agreement relating to the sale of any of the assets or properties (other than dispositions of inventory and consumables in the Ordinary Course of Business) of Public Company or any Subsidiary of Public Company in excess of $250,000 other than those as to which the sale transaction has previously closed and (A) are so reflected on Public Company’s financial statements that were made available to the Stockholder prior to the date hereof and (B) Public Company or the Subsidiaries of Public Company have no continuing obligation thereunder, (vi) any agreement relating to the acquisition by Public Company or any Subsidiary of Public Company of any assets, operating business, or the capital stock of any other Person in

NYDOCS02/1142212.8 26 excess of $250,000 other than those as to which the acquisition has previously closed and (A) are so reflected on Public Company’s financial statements that were made available to the Stockholder prior to the date hereof and (B) Public Company or the Subsidiaries of Public Company have no continuing obligation thereunder, and (vii) any agreement that obligates Public Company or any Subsidiary of Public Company for more than one year and has total projected revenue of at least $2,000,000; provided, however, that “Public Company Material Contract” does not mean any Public Company Lease. Section 3.11(a) of the Public Company Disclosure Schedule sets forth a list of the Public Company Material Contracts. (b) Each Public Company Material Contract is in full force and effect except to the extent it has previously expired in accordance with its terms or where the failure to be in full force and effect, individually or in the aggregate, would not reasonably be expected to have a Public Company Material Adverse Effect. Neither Public Company nor any of its Subsidiaries nor, to Public Company’s knowledge, any other party to any Public Company Material Contract is in violation of or in default under (nor does there exist any condition which, upon the passage of time or the giving of notice or both, would cause such a violation of or default under) any Public Company Material Contract, except for violations or defaults that, individually or in the aggregate, would not reasonably be expected to have a Public Company Material Adverse Effect. 3.12 Litigation. Except as set forth on Section 3.12 of the Public Company Disclosure Schedule, as of the date of this Agreement, there is no action, suit, proceeding, claim, arbitration or investigation pending or, to Public Company’s knowledge, threatened against Public Company or any of its Subsidiaries or any of their respective properties or assets or any director, officer or employee of Public Company or any of its Subsidiaries for Public Company or any of its Subsidiaries may be liable, in each case that, individually or in the aggregate, would reasonably be expected to have a Public Company Material Adverse Effect. As of the date of this Agreement, there are no material judgments, injunctions, awards, orders or decrees outstanding against Public Company or any of its Subsidiaries. 3.13 Environmental Matters. (a) Except for matters that, individually or in the aggregate, would not reasonably be expected to have a Public Company Material Adverse Effect: (i) neither Public Company nor any of its Subsidiaries is in violation of any applicable law, regulation, order, decree or permit requirement of any governmental jurisdiction relating to: (A) the protection, investigation or restoration of the environment, human health and safety, or natural resources, (B) the handling, use, storage, treatment, transport, disposal, release or threatened release of any Hazardous Substance or (C) noise, odor or wetlands protection (each, an “Environmental Law”); and (ii) Public Company and its Subsidiaries have and are in compliance with all permits, licenses and other authorizations required under any Environmental Law. For purposes of this Agreement, “Hazardous Substance” means: (a) any substance that is regulated or which falls within the definition of a “hazardous substance,” “hazardous waste” or “hazardous material” pursuant to any Environmental Law or (b) any petroleum product or by-product, asbestos- containing material, polychlorinated biphenyls, radioactive materials or radon. (b) The only representations and warranties of Public Company in this Agreement as to any environmental matters or any other obligation or liability with respect to

NYDOCS02/1142212.8 27 Environmental Laws or Hazardous Substances are those contained in this Section 3.13. Without limiting the generality of the foregoing, the representations and warranties contained in Sections 3.15 and 3.17 do not relate to environmental matters. 3.14 Employee Benefit Plans. (a) Section 3.14(a) of the Public Company Disclosure Schedule sets forth a complete and accurate list, as of the date of this Agreement, of all Public Company Employee Plans. (b) With respect to each Public Company Employee Plan in effect on the date of this Agreement, Public Company has made available to Private Company a complete and accurate copy of, summary of, or form of such Public Company Employee Plan (and amendments thereto), and, to the extent applicable: (i) the most recent annual report (Form 5500) filed with the United States Internal Revenue Services (the “IRS”) for each Public Company Employee Plan, (ii) the most recent determination letter received regarding the tax- qualified status of each Public Company Employee Plan, (iii) the most recent actuarial valuation reports related to any Public Company Employee Plan and (iv) all related trust agreements, funding arrangements, insurance contracts, group annuity contracts and summary plan descriptions, if any, relating to such Public Company Employee Plan. (c) Each Public Company Employee Plan is being administered and maintained in accordance with its terms and applicable Laws and the regulations thereunder, including but not limited to ERISA and the Code, except for failures to so administer such Public Company Employee Plan as would not, individually or in the aggregate, reasonably be expected to have a Public Company Material Adverse Effect. (d) With respect to the Public Company Employee Plans, Public Company and its Subsidiaries, where applicable, have timely made all contributions, benefits, premiums, and other payments required by and due under the Public Company Employee Plans and applicable Law and accounting principles, and there are no benefit obligations for which contributions, benefits, premiums, or other payments have not been made or properly accrued to the extent required by GAAP, except for failures to make such contributions, benefits, premiums, or other payments or accruals for contributions as would not, individually or in the aggregate, reasonably be expected to have a Public Company Material Adverse Effect. (e) All Public Company Employee Plans that are intended to be qualified under Section 401(a) of the Code have received determination letters from the IRS to the effect that such Public Company Employee Plans are qualified and the plans and trusts related thereto are exempt from federal income taxes under Sections 401(a) and 501(a), respectively, of the Code, or are based on prototype or volume submitter documents that, to Public Company’s knowledge, have received such letters, and no such determination letter has been revoked and revocation has not been threatened, and no act or omission has occurred, that would adversely affect its qualification except, in each case, as would not, individually or in the aggregate, reasonably be expected to have a Public Company Material Adverse Effect.

NYDOCS02/1142212.8 28 (f) Except as set forth on Section 3.14(f) of the Public Company Disclosure Schedule, none of Public Company, any of Public Company’s Subsidiaries or any Public Company ERISA Affiliate (i) maintains a Public Company Employee Plan that is subject to Section 412 of the Code or Title IV of ERISA, (ii) is obligated to contribute to, or has any liability with respect to, a “multiemployer plan” (as defined in Section 4001(a)(3) of ERISA) or a “multiple employer plan” within the meaning of Section 413(c) of the Code. (g) Except as set forth on Section 3.14(g) of the Public Company Disclosure Schedule, neither the execution or delivery of this Agreement, the consummation of the Transaction, nor any of the other transactions contemplated by this Agreement will (either alone or in combination with any other event): (i) entitle any current or former director, employee, contractor, or consultant of Public Company to severance pay or any other payment; (ii) accelerate the timing of payment, funding, or vesting, or increase the amount of compensation due to any such individual; (iii) limit or restrict the right of Public Company to merge, amend, or terminate any Public Company Employee Plan; or (iv) increase the amount payable or result in any other material obligation pursuant to any Public Company Employee Plan. Except as set forth on Section 3.14(g) of the Public Company Disclosure Schedule, no amount that could be received (whether in cash or property or the vesting of any property) as a result of the consummation of the transaction contemplated by this Agreement by any employee, director, or other service provider of Public Company under any Public Company Employee Plan or otherwise would not be deductible by reason of Section 280G of the Code nor would be subject to an excise tax under Section 4999 of the Code. (h) Except as set forth on Section 3.14(h) of the Public Company Disclosure Schedule, none of Public Company Employee Plans promises or provides post-termination or retiree medical or other retiree welfare benefits to any Person, except as required by applicable Law. (i) To Public Company’s knowledge (i) at all times since January 1, 2005, all Public Company Employee Plans that are subject to Section 409A have been operated in a manner that materially complies with Section 409A, (ii) all Public Company Employee Plans that were in effect prior to January 1, 2009 were validly amended no later than December 31, 2008 to become in material documentary compliance with Section 409A and (iii) all new Public Company Employee Plans that were established after December 31, 2008 have, since their inceptions, been in material documentary compliance with Section 409A. (j) For purposes of this Agreement: (i) “Employee Benefit Plan” means any “employee pension benefit plan” (as defined in Section 3(2) of ERISA or any similar applicable federal, state, local or foreign law or regulation), any “employee welfare benefit plan” (as defined in Section 3(1) of ERISA or any similar applicable federal, state, local or foreign law or regulation), and any other agreement, plan, policy, program, or other arrangement providing for compensation, bonus, severance, deferred compensation, performance awards, stock or stock-based awards, fringe, retirement, death, disability or medical benefits, including each employment, termination, severance, retention, or change in control plan, program, arrangement, or agreement, in each case, whether written or unwritten, or otherwise funded or unfunded for the benefit of, or relating

NYDOCS02/1142212.8 29 to, any current or former employee of, as applicable, (x) Public Company or any of its Subsidiaries or a Public Company ERISA Affiliate or (y) Private Company or any of its Subsidiaries. (ii) “ERISA” means the Employee Retirement Income Security Act of 1974, as amended. (iii) “Public Company Employee Plans” means all Employee Benefit Plans maintained, or contributed to, by Public Company, any of Public Company’s Subsidiaries or any Public Company ERISA Affiliate, other than those required by applicable Law. (iv) “Public Company ERISA Affiliate” means any entity which is a member of (a) a controlled group of corporations (as defined in Section 414(b) of the Code), (b) a group of trades or businesses under common control (as defined in Section 414(c) of the Code) or (c) an affiliated service group (as defined under Section 414(m) of the Code or the regulations under Section 414(o) of the Code), any of which includes or included Public Company or any of its Subsidiaries. 3.15 Compliance With Laws. Public Company and each of its Subsidiaries is in compliance with, and is not in violation of, any applicable statute, law, ordinance, rule, regulation, judgment, order, injunction, decree, tariff, treaty, code, or agency requirement of any Governmental Entity, statutory, common or otherwise (collectively, “Laws” and each, a “Law”), except for failures to comply or violations that, individually or in the aggregate, would not reasonably be expected to have a Public Company Material Adverse Effect. No written notice, charge, claim, action or assertion has been received by Public Company or any Subsidiary of Public Company or, to Public Company’s knowledge, filed, commenced or threatened in writing against Public Company or any Subsidiary of Public Company alleging any such material non- compliance, in either case, that remains unresolved. 3.16 Anti-Corruption. (a) To the knowledge of Public Company, none of Public Company or any of its Subsidiaries, nor any director, officer, employee or agent of Public Company or any of its Subsidiaries, has directly or indirectly made, offered to make, attempted to make, or accepted any contribution, gift, bribe, rebate, payoff, influence payment, kickback or other payment to or from any Person, private or public, regardless of what form, whether in money, property or services, in violation of any applicable Law relating to anti-corruption or anti-bribery matters, including the U.S. Foreign Corrupt Practices Act of 1977, as amended and the rules and regulations thereunder, the U.S. Travel Act, the U.K. Bribery Act 2010, the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, Anti- Graft and Corrupt Practices Act (ACPA) of the Philippines, and the Indian Prevention of Corruption Act, 1988, as amended from time to time, and any similar laws or regulations in any other jurisdiction (collectively, the “Anti-Corruption Laws”). (b) Neither Public Company nor any of its Subsidiaries, as of the date of this Agreement, (i) is under internal investigation or, to the knowledge of Public Company, external investigation for any violation of any Anti-Corruption Laws, (ii) has received any notice or other

NYDOCS02/1142212.8 30 communication (in writing or otherwise) from any Governmental Entity regarding any violation of, or failure to comply with, any Anti-Corruption Laws or (iii) is the subject of any internal complaint, audit or review process regarding a material violation of any Anti-Corruption Laws; in each case, including offering, paying, promising to pay or authorizing the payment of money or anything of value to a foreign governmental official or any other Person while knowing or having a reasonable belief that all or some portion of it would be given to a foreign governmental official and used for the purpose of: (A) influencing any act or decision of a foreign governmental official or other Person, including a decision to fail to perform official functions, (B) inducing any foreign governmental official or other Person to do or omit to do any act in violation of the lawful duty of such official, (C) securing any improper advantage, or (D) inducing any foreign governmental official to use influence with any Governmental Entity in order to affect any act or decision of such Governmental Entity, in order to assist Public Company or any Subsidiary or Affiliate of Public Company in obtaining or retaining business with, or directing business to, any Person, in each case, in violation of any applicable Anti- Corruption Laws. (c) Public Company and its Subsidiaries maintain an adequate system or systems of internal controls reasonably designed to (i) ensure compliance with the Anti- Corruption Laws and (ii) prevent and detect violations of the Anti-Corruption Laws. (d) Neither Public Company nor any of its Subsidiaries has made any disclosure (voluntary or otherwise) to any Governmental Entity with respect to any alleged irregularity, misstatement or omission or other potential violation or liability arising under or relating to any Anti-Corruption Laws. (e) Except as would not constitute a Public Company Material Adverse Effect, the operations of Public Company and the Subsidiaries of Public Company are and have been, since January 1, 2013, conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Entity (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving Public Company or any Subsidiary of Public Company with respect to the Money Laundering Laws is pending or, to the knowledge of Public Company, threatened. 3.17 Permits and Regulatory Matters. (a) Public Company and each of its Subsidiaries have all material permits, licenses, registrations, authorizations, certificates, orders, approvals, franchises, variances and other similar rights issued by or obtained from any Governmental Entities (collectively, “Permits”) required to conduct their businesses as currently conducted (the “Public Company Authorizations”). (b) To the knowledge of Public Company, Public Company and its Subsidiaries are in compliance in all material respects with the terms of Public Company

NYDOCS02/1142212.8 31 Authorizations. No Public Company Authorization shall cease to be effective as a result of the consummation of the Transactions. 3.18 Insurance. Public Company and each of its Subsidiaries maintain insurance coverage with reputable and financially sound insurers, or maintains self-insurance practices, in such amounts and covering such risks as are in accordance with customary industry practice for companies engaged in businesses similar to that of Public Company and its Subsidiaries. Public Company has made available to Private Company accurate and complete copies of all material insurance policies and all material self-insurance programs and arrangements relating to the business, equipment, properties, employees, officers, directors, assets or operations of Public Company and its Subsidiaries. Each of these insurance policies is in full force and effect, all premiums due and payable thereon have been paid when due and each of Public Company and its Subsidiaries is in compliance in all material respects with the terms and conditions of such insurance policies. Since January 1, 2015, neither Public Company nor any of its Subsidiaries has received any written notice regarding any invalidation or cancellation of any insurance policy that has not been renewed in the ordinary course without any lapse in coverage. Since January 1, 2015 there has not been any material claim pending under any such insurance policy that (i) has been denied or disputed by the insurer thereof or (ii) if not paid, would reasonably be expected to have a Public Company Material Adverse Effect. 3.19 Labor Matters. (a) Public Company and its Subsidiaries have complied with all applicable Laws relating to labor and employment, including those relating to wages, hours, collective bargaining, employment discrimination, retaliation, unemployment compensation, worker’s compensation, equal employment opportunity, age and disability discrimination, immigration control and employee classification, except for such failures to comply that, individually or in the aggregate, would not reasonably be expected to have a Public Company Material Adverse Effect. (b) As of the date of this Agreement, neither Public Company nor any of its Subsidiaries is subject to any collective bargaining agreement or other agreement with any labor organization, works council, or trade union with respect to any of its or their operations. (c) As of the date of this Agreement, neither Public Company nor any of its Subsidiaries is the subject of any proceeding asserting that Public Company or any of its Subsidiaries has committed an unfair labor practice or seeking to compel it to bargain with any labor union or labor organization that, individually or in the aggregate, would reasonably be expected to have a Public Company Material Adverse Effect. As of the date of this Agreement, there are no pending or, to Public Company’s knowledge, threatened labor strikes, disputes, walkouts, work stoppages, slow-downs or lockouts involving Public Company or any of its Subsidiaries that, individually or in the aggregate, would reasonably be expected to have a Public Company Material Adverse Effect. 3.20 Opinion of Financial Advisor. The financial advisor of Public Company, William Blair & Company, has delivered to the Public Company Board an opinion dated the date of this Agreement to the effect that, as of such date, and based upon and subject to the factors and

NYDOCS02/1142212.8 32 assumptions set forth therein, the Transactions are fair to the holders of Public Company Common Stock from a financial point of view. 3.21 Section 203 of the DGCL. Assuming the accuracy of the representations and warranties of the Stockholder in Section 2.4 and Private Company in Section 4.20, the Public Company Board has taken all actions necessary so that the restrictions contained in Section 203 of the DGCL applicable to a “business combination” (as defined in Section 203 of the DGCL) shall not apply to the execution, delivery or performance of this Agreement and the Support Agreements or the consummation of the Transactions. 3.22 Certain Business Relationships With Affiliates. No Affiliate of Public Company or of any of its Subsidiaries (a) owns any property or right, tangible or intangible, which is used in the business of Public Company or any of its Subsidiaries, (b) has any claim or cause of action against Public Company or any of its Subsidiaries or (c) owes any money to, or is owed any money by, Public Company or any of its Subsidiaries. Section 3.22 of the Public Company Disclosure Schedule describes any material contracts or arrangements between Public Company and any Affiliate thereof which were (i) entered into or have been in effect at any time since the date that is two (2) years before the date hereof, and (ii) involve continuing liabilities and obligations that have been, are or will be material to Public Company and Subsidiaries of the Public Company taken as a whole, other than (A) any employment agreements, invention assignment agreements and other agreements entered into in the Ordinary Course of Business relating to employment, or (B) agreements relating to stock purchases and awards, stock options and other equity arrangements, in each case relating to compensation (the “Public Company Affiliate Agreements”). 3.23 Brokers. Except for William Blair & Company, no agent, broker, investment banker, financial advisor or other firm or Person is or shall be entitled, as a result of any action or agreement of Public Company or any of its Affiliates, to any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with any of the Transactions. 3.24 Independent Investigation. Public Company acknowledges that it has conducted to its satisfaction its own independent investigation and analysis of the business, operations, assets, liabilities, results of operations, condition (financial or otherwise) and prospects of Private Company and Private Company’s Subsidiaries and that Public Company and its Representatives have received access to such books and records, facilities, equipment, contracts and other assets of Private Company and Private Company’s Subsidiaries that it and its Representatives have desired or requested to review for such purpose, and that it and its Representatives have had a full opportunity to meet with the management of Private Company and Private Company’s Subsidiaries and to discuss the business, operations, assets, liabilities, results of operations, condition (financial or otherwise) and prospects of Private Company and Private Company’s Subsidiaries. 3.25 No Appraisal Rights. The Transactions do not, and will not, give rise to any dissenters’, appraisal, or similar rights applicable to the stockholders of Public Company with respect to Public Company Common Stock, including pursuant to Section 262 of the DGCL.

NYDOCS02/1142212.8 33 3.26 Customers and Suppliers. Since December 31, 2017, none of the ten (10) largest customers or suppliers of Public Company or any Subsidiary of Public Company has canceled or otherwise terminated or significantly reduced its relationship with Public Company or any Subsidiary of Public Company except as would not constitute a Public Company Material Adverse Effect or has overtly threatened to cancel or otherwise terminate or significantly reduce its relationship with Public Company or any Subsidiary of Public Company or its usage of the services of Public Company or any Subsidiary of Public Company, except as would not constitute a Public Company Material Adverse Effect. Public Company and the Subsidiaries of Public Company have no direct or indirect ownership interest that is material to Public Company and the Subsidiaries of Public Company taken as a whole in any customer or supplier of Public Company or any Subsidiary of Public Company. 3.27 No Other Representations or Warranties; Non-Reliance. Public Company acknowledges that, except for the representations and warranties contained in Article II or Article IV of this Agreement, none of the Stockholder, Private Company or any of their respective Affiliates or Representatives or any other Person makes (and Public Company is not relying on) any representation or warranty, express or implied, to Public Company in connection with the Transactions. In connection with the due diligence investigation of Private Company by Public Company and its Affiliates and Representatives, Public Company and its Affiliates and Representatives have received and may continue to receive after the date hereof from Private Company and its Affiliates and Representatives certain estimates, projections, forecasts and other forward-looking information, as well as certain business plan information, regarding Private Company, its Subsidiaries, and their respective businesses and operations. Public Company hereby acknowledges and agrees that (i) there are uncertainties inherent in attempting to make such estimates, projections, forecasts and other forward-looking statements, as well as in such business plans, with which Public Company is familiar, and no assurance can be given that such estimates, projections, forecasts and other forward-looking statements will be realized, and (ii) except for the specific representations and warranties of Private Company contained in this Agreement (including any that are subject to the Private Company Disclosure Schedule), Public Company acknowledges that Private Company and the Stockholder have not made any representation, with respect to the accuracy or completeness of any representation or warranty, either express or implied, with respect to Private Company or any of its Affiliates or their business, operations, technology, assets, liabilities, results of operations, financial condition, prospects, projections, budgets, estimates or operational metrics, or as to the accuracy or completeness of any of the information provided to Public Company, or any of its Affiliates or any of their respective Representatives by Private Company, its Affiliates or any of its or their respective Representatives. ARTICLE IV REPRESENTATIONS AND WARRANTIES OF PRIVATE COMPANY Private Company represents and warrants to Public Company that the statements contained in this Article IV are true and correct, except as set forth herein or in the disclosure schedule delivered by Private Company to Public Company on the date of this Agreement (the “Private Company Disclosure Schedule”). For purposes hereof, the phrase “to the knowledge of Private Company” and similar expressions mean the actual knowledge as of the date hereof (without any

NYDOCS02/1142212.8 34 duty to inquire or investigate) of the individuals identified in Section 4.0 of the Private Company Disclosure Schedule. 4.1 Organization, Standing and Power. Private Company is a private limited company duly organized, validly existing and in good standing under the laws of Singapore, has all requisite corporate power and authority to own, lease and operate its properties and assets (either owned or leased) and to carry on its business as now being conducted and is duly qualified to do business and, where applicable as a legal concept, is in good standing as a foreign corporation in each jurisdiction in which the character of the properties it owns, operates or leases or the nature of its activities makes such qualification legally required, except for such failures to be so organized, qualified or in good standing that, individually or in the aggregate, would not reasonably be expected to have a Private Company Material Adverse Effect. For purposes of this Agreement, the term “Private Company Material Adverse Effect” means any effect, fact, circumstance, occurrence, event, development, change or condition, either individually or together with one or more other contemporaneously existing effects, facts, circumstances, occurrences, events, developments, changes or conditions that is, or would reasonably be expected to be, materially adverse to the business or financial condition of Private Company and its Subsidiaries, taken as a whole; provided, however, that no effect, fact, circumstance, occurrence, event, development, change or condition (by itself or when aggregated or taken together with any and all other effects, facts, circumstances, occurrences, events, developments, changes or conditions) directly or indirectly resulting from, arising out of, attributable to, or related to any of the following shall be deemed to be or constitute a “Private Company Material Adverse Effect,” and no effect, fact, circumstance, occurrence, event, development, change or condition (by itself or when aggregated or taken together with any and all other such effects, facts, circumstances, occurrences, events, developments, changes or conditions) directly or indirectly resulting from, arising out of, attributable to, or related to any of the following shall be taken into account when determining whether a “Private Company Material Adverse Effect” has occurred or may, would or could occur: (i) general economic conditions (or changes in such conditions) in any country or region in the world, or conditions in the global economy generally; (ii) conditions (or changes in such conditions) in the securities markets, credit markets, currency markets or other financial markets in any country or region in the world, including (A) changes in interest rates in any country or region in the world and changes in exchange rates for the currencies of any countries and (B) any suspension of trading in securities (whether equity, debt, derivative or hybrid securities) generally on any securities exchange or over-the-counter market operating in any country or region in the world; (iii) conditions (or changes in such conditions) in the industries in which Private Company and its Subsidiaries conduct business; (iv) political conditions (or changes in such conditions) in any country or region in the world or acts of war (whether or not declared), sabotage or terrorism (including any escalation or general worsening of any such acts of war, sabotage or terrorism) in any country or region in the world; (v) earthquakes, hurricanes, tsunamis, tornadoes, floods, mudslides, wild fires or other natural disasters, weather conditions and other force majeure events in any country or region in the world; (vi) the announcement or pendency of this Agreement or the anticipated consummation of the Transactions, including the identity of Public Company (including, to the extent resulting from the foregoing, any effect on any of Private Company’s or any of its Subsidiaries’ relationships with their respective customers, suppliers or employees); (vii) any actions taken or any failure to take action, in each case, which Public Company has approved, consented to or requested; or compliance with the terms of, or the taking

NYDOCS02/1142212.8 35 of any action required or contemplated by, this Agreement; or the failure to take any action prohibited by this Agreement; (viii) changes in law or other legal or regulatory conditions, or the interpretation thereof, or changes in International Financial Reporting Standards (“IFRS”) or other accounting standards (or the interpretation thereof), or effects that result from any action taken for the purpose of complying with any of the foregoing; (ix) any fees or expenses incurred in connection with the Transactions; (x) any failure by Private Company or any of its Subsidiaries to meet any internal budgets, plans or forecasts of its revenues, earnings or other financial performance or results of operations (but not, in each case, the underlying cause of such changes or failures, unless such changes or failures would otherwise be excepted from this definition); (xi) any events resulting from or arising out of any actions taken by Public Company or any of its Subsidiaries, on the one hand, and Private Company or any of its Subsidiaries, on the other hand, as required by this Agreement; or (xii) any action or omission explicitly required under this Agreement or any action taken or omitted to be taken at the specific request of Public Company or any omission caused by the failure of Public Company to provide a consent under Section 5.2 (other than any such consent with respect to which Public Company has reasonably withheld such consent pursuant to and consistent with Section 5.2); except to the extent such effects directly or indirectly resulting from, arising out of, attributable to or related to the matters described in the foregoing clauses (i) through (v) and (viii) disproportionately adversely affect in a material respect Private Company and its Subsidiaries, taken as a whole, as compared to other companies that conduct business in the countries and regions in the world and in the industries in which Private Company and its Subsidiaries conduct business (in which case, such adverse effects (if any) shall be taken into account when determining whether a “Private Company Material Adverse Effect” has occurred or may, would or could occur solely to the extent they are disproportionate in a material respect). 4.2 Capitalization. (a) The share capital of Private Company as of the date of this Agreement consists of 100 ordinary shares of Private Company Common Stock. As of the date of this Agreement, (i) 100 ordinary shares of Private Company Common Stock were issued and outstanding and (ii) no shares of Private Company Common Stock were held in the treasury of Private Company or by Subsidiaries of Private Company. All of the shares of Private Company Common Stock are held by the Stockholder. (b) Except as set forth on Section 4.2(b) of the Private Company Disclosure Schedule, there are no equity securities of any class of Private Company, or any security exchangeable into or exercisable for such equity securities, issued, reserved for issuance or outstanding and there are no options, warrants, equity securities, calls, rights or agreements to which Private Company or any of its Subsidiaries is a party or by which Private Company or any of its Subsidiaries is bound obligating Private Company or any of its Subsidiaries to issue, exchange, transfer, deliver or sell, or cause to be issued, exchanged, transferred, delivered or sold, additional shares of capital stock or other equity interests of Private Company or any security or rights convertible into or exchangeable or exercisable for any such shares or other equity interests, or obligating Private Company or any of its Subsidiaries to grant, extend, accelerate the vesting of, otherwise modify or amend or enter into any such option, warrant, equity security, call, right or agreement. Private Company does not have any outstanding stock appreciation rights, phantom stock, performance based rights or similar rights or obligations.

NYDOCS02/1142212.8 36 Neither Private Company nor, to Private Company’s knowledge, any of its Affiliates is a party to or is bound by any agreement with respect to the voting (including proxies) or sale or transfer of any shares of capital stock or other equity interests of Private Company. Except as contemplated by this Agreement or described in this Section 4.2, and except to the extent arising pursuant to applicable state takeover or similar Laws, there are no registration rights, and there is no rights agreement, “poison pill” anti-takeover plan or other similar agreement to which Private Company or any of its Subsidiaries is a party or by which it or they are bound with respect to any equity security of any class of Private Company. (c) Except as set forth on Section 4.2(c) of the Private Company Disclosure Schedule, all outstanding shares of Private Company Common Stock are duly authorized, validly issued, fully paid and nonassessable, free and clear of all Liens and not subject to or issued in violation of any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right under any provision of Singapore law, Private Company’s articles of association or any agreement to which Private Company is a party or is otherwise bound. 4.3 Subsidiaries. (a) All Subsidiaries of Private Company are listed on Section 4.3(a) of the Private Company Disclosure Schedule. Each Subsidiary of Private Company is an entity duly organized, validly existing and in good standing (to the extent such concepts are applicable) under the laws of the jurisdiction of its organization, has all requisite corporate (or similar, in the case of a non-corporate entity) power and authority to own, lease and operate its properties and assets and to carry on its business as now being conducted, and is duly qualified to do business and is in good standing as a foreign entity (to the extent such concepts are applicable) in each jurisdiction where the character of its properties owned, operated or leased or the nature of its activities makes such qualification necessary, except for such failures to be so organized, qualified or in good standing that, individually or in the aggregate, would not reasonably be expected to have a Private Company Material Adverse Effect. All of the outstanding shares of capital stock and other equity securities or interests of each Subsidiary of Private Company are duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights and all such shares (other than directors’ qualifying shares in the case of non-U.S. Subsidiaries, all of which Private Company has the power to cause to be transferred for no or nominal consideration to Private Company or Private Company’s designee) are owned, of record and beneficially, by Private Company or another of its Subsidiaries free and clear of any Lien (other than a Permitted Lien), except as set forth on Section 4.3(a) of the Private Company Disclosure Schedule. There are no outstanding or authorized options, warrants, rights, agreements or commitments to which Private Company or any of its Subsidiaries is a party or which are binding on any of them providing for the issuance, disposition or acquisition of any capital stock of any Subsidiary of Private Company. There are no outstanding stock appreciation, phantom stock or similar rights with respect to any Subsidiary of Private Company. There are no voting trusts, proxies or other agreements or understandings with respect to the voting of any capital stock of any Subsidiary of Private Company. (b) Private Company has made available to Public Company complete and accurate copies of the charter and bylaws (or equivalent organizational documents) of each material Subsidiary of Private Company.

NYDOCS02/1142212.8 37 (c) Except as set forth on Section 4.3(c) of the Private Company Disclosure Schedule, Private Company does not control, directly or indirectly, any capital stock or other equity interests of, or other ownership interests in, any Person that is not a Subsidiary of Private Company. 4.4 Authority; No Conflict; Required Filings and Consents. (a) Private Company has all necessary power and authority to execute, deliver and perform its obligations under this Agreement and the other documents contemplated hereby to be executed or delivered by Private Company and to consummate the Transactions. The execution, delivery and performance of this Agreement and the other documents contemplated hereby and thereby to be executed and delivered by Private Company and the consummation by Private Company of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate and other action on the part of Private Company. This Agreement has been, and all other documents contemplated hereby and thereby to be executed or delivered by Private Company will be, duly and validly executed and delivered by Private Company and, assuming the due authorization, execution and delivery by Public Company, the Stockholder and any other party thereto, constitute or will constitute valid and binding obligations of Private Company, enforceable against Private Company in accordance with their terms, except as the enforceability hereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar Laws affecting the enforcement of creditors’ rights generally or applicable equitable principles (whether considered in a proceeding at law or in equity). (b) Except as set forth on Section 4.4(b) of the Private Company Disclosure Schedule, the execution and delivery of this Agreement and the other documents contemplated hereby to be executed and delivered by Private Company and the Stockholder do not, and the consummation by Private Company and the Stockholder of the transactions contemplated hereby and thereby will not, (i) conflict with, or result in any violation or breach of, any provision of the articles of association of Private Company or of the charter, bylaws or other organizational document of any Subsidiary of Private Company, (ii) conflict with, or result in any violation or breach of, or constitute (with or without notice or lapse of time, or both) a default (or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any material benefit) under, require a consent or waiver under, require the payment of a penalty under or result in the imposition of any Lien (other than a Permitted Lien) on the assets of Private Company or any of its Subsidiaries pursuant to, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license, contract or other agreement, instrument or obligation to which Private Company or any of its Subsidiaries is a party or by which any of them or any of their properties or assets (whether owned or leased) may be bound, or (iii) to the knowledge of Private Company, subject to compliance with any applicable requirements of the Antitrust Laws, conflict with or violate any permit, concession, franchise, license, judgment, injunction, order, decree, statute, law, ordinance, rule or regulation applicable to Private Company or any of its Subsidiaries or any of the properties or assets now owned, operated or leased by any of them, except in the case of clauses (ii) and (iii) of this Section 4.4(b) for any such conflicts, violations, breaches, defaults, notices, filings, terminations, cancellations, accelerations, losses, penalties or Liens, and for any consents, approvals, authorizations, or

NYDOCS02/1142212.8 38 waivers not obtained, that, individually or in the aggregate, would not reasonably be expected to have a Private Company Material Adverse Effect. (c) Except for filings, permits, authorizations, consents, approvals and other applicable requirements as may be required under the Securities Act, the Exchange Act, state securities or blue sky laws, Antitrust Laws, the FSMA, or the FCA Handbook, no consent, approval, license, permit, order or authorization of, or registration, declaration, notice or filing with, any Governmental Entity is required by or with respect to Private Company or any of its Subsidiaries in connection with the execution and delivery of this Agreement by Private Company or the consummation by Private Company of the Transactions, except for such consents, approvals, licenses, permits, orders, authorizations, registrations, declarations, notices and filings which, if not obtained or made, would not reasonably be expected to have a Private Company Material Adverse Effect. 4.5 Financial Statements; Information Provided. (a) Private Company has made available to Public Company correct and complete copies of the Financial Statements. Each of the Financial Statements (i) complied or will comply as to form in all material respects with applicable accounting requirements, (ii) were prepared in accordance with Agreed Upon Procedures applied on a consistent basis throughout the periods involved (except as may be indicated in the notes to such financial statements), and (iii) fairly presented in all material respects the consolidated financial position of Private Company and its Subsidiaries as of the dates indicated and the consolidated results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements are subject to normal and recurring year-end adjustments. For purposes of this Agreement, “Financial Statements” means the consolidated balance sheets and statements of income based upon the Agreed Upon Procedures of (A) ESM Holdings Limited, a Mauritius company limited by shares and wholly owned Subsidiary of Private Company (“ESM Holdings Limited”), as of and for the nine (9)-month period ending December 31, 2017, (B) ESM Holdings Limited, as of and for the fiscal year ending March 31, 2017; and (C) Aegis Limited, a company organized under the laws of the Republic of India, as of and for the fiscal years ending March 31, 2016 and March 31, 2015, in each case of this clause (C), prepared from a holding company perspective with a holding company that is not an Affiliate of Private Company; provided that Private Company makes no representation regarding any information in the consolidated balance sheets and statements of income of any Person not currently an Affiliate of Private Company. The unaudited consolidated balance sheet of ESM Holdings Limited as of December 31, 2017 is referred to herein as the “Private Company Balance Sheet.” “Agreed Upon Procedures” means generally accepted accounting principles in India (either Indian accounting standards or Indian generally accepted accounting principles), as further adjusted for management assumptions as follows: (x) the consolidated balance sheets, consolidated statements of profit and loss, consolidated cash flow statement and selected notes thereto (the “Pro Forma Consolidated Financial Information”) were prepared after elimination of inter/intra group transactions, closing balances and eliminating investment and share capital of subsidiaries (as such term is used in the applicable financial statement) by giving effect to goodwill; (y) the Pro Forma Consolidated Financial Information assumes that ESM Holdings Limited holds controlling interest in all of its subsidiaries and associates (as each such term is used in the applicable financial statement), other than Contact Centre Company (“CCC”); (z) CCC is

NYDOCS02/1142212.8 39 considered a subsidiary (as such term is used in the applicable financial statement) but amounts are consolidated at fifty-one percent (51%), line by line for all assets, liabilities, income and expenditure. (b) The information to be supplied by or on behalf of Private Company for inclusion in the Proxy Statement, which information shall include all information about or relating to Private Company and its Subsidiaries required under applicable securities Laws to be included in the Proxy Statement, shall not, on the date the Proxy Statement is first mailed to stockholders of Public Company, or at the time of the Public Company Meeting, contain any statement that, at such time and in light of the circumstances under which it shall be made, is false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements made in the Proxy Statement not false or misleading; or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Public Company Meeting that has become false or misleading. 4.6 No Undisclosed Liabilities. Except as disclosed in the Private Company Balance Sheet and except for liabilities incurred since December 31, 2017 in the Ordinary Course of Business, Private Company and its Subsidiaries do not have any liabilities of any nature required by IFRS to be reflected on a consolidated balance sheet of Private Company and its Subsidiaries that, individually or in the aggregate, would reasonably be expected to have a Private Company Material Adverse Effect. 4.7 Absence of Certain Changes or Events. Since the date of Private Company Balance Sheet, except as contemplated hereby, there has not been a Private Company Material Adverse Effect. From the date of Private Company Balance Sheet until the date of this Agreement, except as contemplated hereby, (a) the business of Private Company and its Subsidiaries, taken as a whole, has been conducted in the Ordinary Course of Business and (b) none of Private Company or any of its Subsidiaries has taken any action that would have required the consent of Public Company under Section 5.2 of this Agreement (other than paragraphs (b), (f), (g) and (i) of Section 5.2 and paragraphs (j) and (o) of Section 5.2 as they relate to paragraphs (b), (f), (g) and (i) of Section 5.2) had such action or event occurred after the date of this Agreement. 4.8 Taxes. Except for matters that, individually or in the aggregate, would not reasonably be expected to have a Private Company Material Adverse Effect and for those matters set forth on Sections 4.8(a) and (b) of the Private Company Disclosure Schedule: (a) Private Company and each of its Subsidiaries has filed all Tax Returns that it was required to file, and all such Tax Returns were correct and complete. Private Company and each of its Subsidiaries has paid (or caused to be paid) on a timely basis all Taxes due and owing by Private Company and/or its Subsidiaries, other than Taxes that are being contested in good faith through appropriate proceedings and for which the most recent Financial Statements reflect an adequate reserve in accordance with the Agreed Upon Procedures. (b) As of the date of this Agreement, no examination or audit of any Tax Return of Private Company or any of its Subsidiaries by any Governmental Entity is in progress

NYDOCS02/1142212.8 40 or has been proposed in writing. There are no Liens (other than Permitted Liens) for Taxes on any of the assets or properties owned, operated or leased by Private Company or any of its Subsidiaries. (c) Neither Private Company nor any of its Subsidiaries has any liability for any Taxes of any Person (other than Private Company and its Subsidiaries) (i) as a result of filing a Tax Return with such Person, being a member of a Tax group or fiscal unity with such Person or otherwise by operation of law, including as a transferee or successor, or (ii) pursuant to any Tax sharing or Tax indemnification agreement or other similar agreement (other than pursuant to commercial agreements or arrangements that are not primarily related to Taxes). (d) In the past five years, neither Private Company nor any of its Subsidiaries has received any ruling from, or entered into any advanced pricing or other binding agreement with, a Governmental Entity relating to or with respect to the income and/or assets of Private Company or any of its Subsidiaries. There are no pending requests by Private Company or any of its Subsidiaries for any ruling from, or agreement with, a Governmental Entity. (e) Neither Private Company nor any of its Subsidiaries will be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any (A) change in method of accounting for a taxable period ending on or prior to the Closing Date, (B) any ruling from, or agreement with, a Governmental Entity entered into on or prior to the Closing Date, (C) installment sale or open transaction disposition made on or prior to the Closing Date or (D) prepaid amount received on or prior to the Closing Date. (f) Neither Private Company nor any of its Subsidiaries has granted any currently effective waiver, extension or comparable consent regarding the application of the statute of limitations with respect to any Taxes or Tax Return, nor has any request for any such waiver, extension or consent been made. 4.9 Real Property. (a) Neither Private Company nor any of its Subsidiaries owns any real property except as otherwise set forth on Section 4.9(a) of the Private Company Disclosure Schedule (the properties listed thereon, the “Private Company Owned Properties”). Private Company or its Subsidiary will have, after the conveyance described on Section 4.9(a) of the Private Company Disclosure Schedule, good and marketable title to each parcel of the Private Company Owned Properties, free and clear of any Liens (except Permitted Liens). Section 4.9(a) of the Private Company Disclosure Schedule lists: (i) the street address of each Private Company Owned Property, and (ii) the name of the entity that will own (as of the conveyance described therein) each Private Company Owned Property. Either Private Company or its Subsidiary, as the case may be, is (or will be as of the conveyance described on Section 4.9(a) of the Private Company Disclosure Schedule) in peaceful and undisturbed possession of each Private Company Owned Property, and neither Private Company nor any Subsidiary is aware of any uncured violation of any contractual or legal restrictions that could preclude or restrict the ability to use any Private Company Owned Property for the purposes for which it is being used, except for such disturbance or violation, individually or in the aggregate, would not reasonably

NYDOCS02/1142212.8 41 be expected to have a Private Company Material Adverse Effect. The representations and warranties contained in this Section 4.9(a) are Private Company’s sole representations and warranties with respect to the Private Company Owned Properties and interests therein. (b) Section 4.9(b) of the Private Company Disclosure Schedule sets forth a complete and accurate list as of the date of this Agreement of all leases, subleases or licenses pursuant to which Private Company or any of its Subsidiaries leases, licenses or is otherwise granted a right of use or occupancy of, any real property material to the conduct of the business of Private Company and its Subsidiaries, taken as a whole, as currently conducted, from any Person other than Private Company or any of its Subsidiaries (as amended through the date of this Agreement, the “Private Company Leases”) and the location of the premises subject thereto (the “Private Company Leased Properties”). The Private Company Leases have not been amended, modified or supplemented in any material respect except as expressly set forth in Section 4.9(b) of the Private Company Disclosure Schedule. Neither Private Company nor any of its Subsidiaries nor, to Private Company’s knowledge, any other party to any Private Company Lease is in default under any of the Private Company Leases, except where the existence of such defaults, individually or in the aggregate, would not reasonably be expected to have a Private Company Material Adverse Effect. The Private Company Leases contain the entire agreement between the landlord of each of the Private Company Leased Properties and Private Company or its Subsidiaries, and there is no other contract between the landlord and Private Company or its Subsidiaries affecting such Private Company Leased Properties. Assuming good fee title to the Private Company Leased Properties is vested in each of the lessors thereof, and subject to any Permitted Liens affecting the leasehold interest of the Private Company and its Subsidiaries in the Private Company Leased Property, the Private Company and its Subsidiaries have valid and enforceable leasehold interests in the Private Company Leased Properties, unencumbered by any Liens (except Permitted Liens). To Private Company’s knowledge, except as set forth on Section 4.9(b) of the Private Company Disclosure Schedule, (i) no event has occurred or condition exists that with the passage of time is likely to result in any default of Private Company or any of its Subsidiaries under any of the Private Company Leases, and (ii) the Private Company Leased Properties, and the business activities of Private Company and its Subsidiaries at the Private Company Leased Properties, are in compliance with the material terms and conditions of the Private Company Leases, and (iii) the Private Company Leased Properties are in good operating condition and repair as of the date of this Agreement, ordinary wear and tear excepted. Neither Private Company nor any of its Subsidiaries leases, subleases or licenses any real property to any Person other than Private Company and its Subsidiaries. Private Company has made available to Public Company complete and accurate copies of all Private Company Leases. The representations and warranties contained in this Section 4.9(b) are Private Company’s sole representations and warranties with respect to the Private Company Leases, the Private Company Leased Properties and interests therein. 4.10 Intellectual Property. (a) Private Company and its Subsidiaries own, license or otherwise possess legally enforceable rights to use all Intellectual Property used by Private Company and its Subsidiaries in the conduct of the business of Private Company and its Subsidiaries, taken as a whole, as currently conducted, the absence of which, individually or in the aggregate, would reasonably be expected to have a Private Company Material Adverse Effect.

NYDOCS02/1142212.8 42 (b) To Private Company’s knowledge, all issued patents and registrations for trademarks, service marks, trade names, copyrights and domain names included in Private Company Intellectual Property are subsisting and have not expired or been cancelled. For purposes of this Agreement, “Private Company Intellectual Property” means any Intellectual Property owned by Private Company or its Subsidiaries that is material to the business of Private Company and its Subsidiaries, taken as a whole, as currently conducted. (c) All Intellectual Property that is licensed to Private Company or its Subsidiaries as of the date of this Agreement and material to the business of Private Company and its Subsidiaries, taken as a whole, as currently conducted, will remain available for use in the conduct of the business of Private Company and its Subsidiaries, as currently conducted, after the consummation of the Transactions. (d) To Private Company’s knowledge, the conduct of the business of Private Company and its Subsidiaries, taken as a whole, as currently conducted, does not infringe, violate or constitute a misappropriation of any Intellectual Property of any third party. Between January 1, 2015 and the date of this Agreement, neither Private Company nor any of its Subsidiaries has received any written claim or notice from any Person (i) alleging any such infringement, violation or misappropriation or (ii) advising that such Person is challenging or threatening to challenge the ownership, use, validity or enforceability of any Private Company Intellectual Property, except in each case, for any such infringement, violation, misappropriation or challenge that, individually or in the aggregate, would not reasonably be expected to have a Private Company Material Adverse Effect. (e) Private Company and its Subsidiaries have implemented commercially reasonable measures to maintain the confidentiality of Private Company Intellectual Property of a nature that Private Company intends to keep confidential. (f) To Private Company’s knowledge, no third party is infringing, violating or misappropriating any material Private Company Intellectual Property. (g) Neither Private Company nor any of its Subsidiaries have granted to any third party any right to use any Private Company Intellectual Property, except for any nonexclusive licenses granted in the ordinary course of business and other licenses that, individually or in the aggregate, would not reasonably be expected to have a Private Company Material Adverse Effect. (h) Private Company and its Subsidiaries, and to the knowledge of Private Company all of its and their providers of information technology services, have (i) complied in all material respects with their respective published privacy policies and internal privacy policies and guidelines and all applicable Laws relating to privacy, data protection, user data or personal data, including personal data of customers, employees, contractors and third parties who have provided information to Private Company or any of its Subsidiaries; and (ii) implemented and maintained, in all material respects, a comprehensive security plan that includes industry standard administrative, technical and physical safeguards to ensure that personal data is protected against loss, damage, unauthorized access, unauthorized use, unauthorized modification, or other misuse. There has been no material loss, unauthorized access,

NYDOCS02/1142212.8 43 unauthorized use, unauthorized modification, or other breach of security of personal data maintained by or on behalf of Private Company and its Subsidiaries. Since January 1, 2015, no Person has made any material claim or commenced any action with respect to, and Private Company and its Subsidiaries have not, to the knowledge of Private Company, experienced any incident relating to, any actual or suspected loss, unauthorized access, unauthorized use, unauthorized modification, or breach of security of personal data maintained or processed by or on behalf of Private Company and its Subsidiaries. Except for disclosures of information permitted or required by privacy Laws or applicable privacy policies or authorized by the provider of personal data, to the knowledge of Private Company, neither Private Company nor any of its Subsidiaries has shared, sold, rented or otherwise made available, and does not share, sell, rent or otherwise make available, to third parties any personal data. 4.11 Contracts. (a) Private Company has made available to Public Company a copy of each Private Company Material Contract to which Private Company is a party as of the date of this Agreement. For purposes of this Agreement, “Private Company Material Contract” means (i) (A) any agreement or contract pursuant to which Private Company and its Subsidiaries spent or received, in the aggregate, more than $2,000,000 during the fiscal year ended December 31, 2017 and (B) to the extent not included in clause (A), any agreement or contract with the ten (10) largest customers or suppliers of Private Company and its Subsidiaries, (ii) any non-competition or other agreement that prohibits or otherwise restricts, in any material respect, Private Company or any of its Subsidiaries from freely engaging in any business material to Private Company and its Subsidiaries, taken as a whole, anywhere in the world, (iii) any “material contract” (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC) with respect to Private Company and its Subsidiaries (assuming for this purpose that Private Company was subject to the requirements of the Exchange Act), (iv) any material partnership or joint venture agreements, (v) any agreement relating to the sale of any of the assets or properties (other than dispositions of inventory and consumables in the Ordinary Course of Business) of Private Company or any Subsidiary of Private Company in excess of $250,000 other than those as to which the sale transaction has previously closed and (A) are so reflected on Private Company’s financial statements that were made available to Public Company prior to the date hereof and (B) Private Company or the Subsidiaries of Private Company have no continuing obligation thereunder, (vi) any agreement relating to the acquisition by Private Company or any Subsidiary of Private Company of any assets, operating business, or the capital stock of any other Person in excess of $250,000 other than those as to which the acquisition has previously closed and (A) are so reflected on Private Company’s financial statements that were made available to Public Company prior to the date hereof and (B) Private Company or the Subsidiaries of Private Company have no continuing obligation thereunder, (vii) any agreement that obligates Private Company or any Subsidiary of Private Company for more than one year and has total projected revenue of at least $2,000,000, and (viii) that certain Share Purchase Agreement, dated April 1, 2017, between AGC Holdings Limited and CSP Alpha Holdings Pte Ltd. (the “Aegis Share Purchase Agreement”); provided, however, that “Private Company Material Contract” does not mean any Private Company Lease. (b) Each Private Company Material Contract is in full force and effect except to the extent it has previously expired in accordance with its terms or where the failure to be in

NYDOCS02/1142212.8 44 full force and effect, individually or in the aggregate, would not reasonably be expected to have a Private Company Material Adverse Effect. Neither Private Company nor any of its Subsidiaries nor, to Private Company’s knowledge, any other party to any Private Company Material Contract is in violation of or in default under (nor does there exist any condition which, upon the passage of time or the giving of notice or both, would cause such a violation of or default under) any Private Company Material Contract, except for violations or defaults that, individually or in the aggregate, would not reasonably be expected to have a Private Company Material Adverse Effect. 4.12 Litigation. Except as set forth on Section 4.12 of the Private Company Disclosure Schedule, as of the date of this Agreement, there is no action, suit, proceeding, claim, arbitration or investigation pending or, to Private Company’s knowledge, threatened against Private Company or any of its Subsidiaries or any of their respective properties or assets or any director, officer or employee of Private Company or any of its Subsidiaries for Private Company or any of its Subsidiaries may be liable, in each case that, individually or in the aggregate, would reasonably be expected to have a Private Company Material Adverse Effect. As of the date of this Agreement, there are no material judgments, injunctions, awards, orders or decrees outstanding against Private Company or any of its Subsidiaries. 4.13 Environmental Matters. (a) Except for matters that, individually or in the aggregate, would not reasonably be expected to have a Private Company Material Adverse Effect: (i) neither Private Company nor any of its Subsidiaries is in violation of any Environmental Law; and (ii) Private Company and its Subsidiaries have and are in compliance with all permits, licenses and other authorizations required under any Environmental Law. (b) The only representations and warranties of Private Company in this Agreement as to any environmental matters or any other obligation or liability with respect to Environmental Laws or Hazardous Substances are those contained in this Section 4.13. Without limiting the generality of the foregoing, the representations and warranties contained in Sections 4.15 and 4.17 do not relate to environmental matters. 4.14 Employee Benefit Plans. (a) Section 4.14(a) of the Private Company Disclosure Schedule sets forth a complete and accurate list, as of the date of this Agreement, of all Private Company Employee Plans. (b) With respect to each Private Company Employee Plan in effect on the date of this Agreement, Private Company has made available to Public Company a complete and accurate copy of, summary of, or form of such Private Company Employee Plan (and amendments thereto), and, to the extent applicable, the most recent actuarial valuation reports related to any Private Company Employee Plan. (c) Each Private Company Employee Plan is being administered and maintained in accordance with its terms and applicable Laws and the regulations thereunder, except for failures to so administer such Private Company Employee Plan as would not,

NYDOCS02/1142212.8 45 individually or in the aggregate, reasonably be expected to have a Private Company Material Adverse Effect. (d) With respect to the Private Company Employee Plans, Private Company and its Subsidiaries, where applicable, have timely made all contributions, benefits, premiums, and other payments required by and due under the Private Company Employee Plans and applicable Law and accounting principles, and there are no benefit obligations for which contributions, benefits, premiums, or other payments have not been made or properly accrued to the extent required by IFRS, except for failures to make such contributions, benefits, premiums, or other payments or accruals for contributions as would not, individually or in the aggregate, reasonably be expected to have a Private Company Material Adverse Effect. (e) Each Private Company Employee Plan required or intended to be registered, qualified or approved under applicable Law has in fact been registered, qualified or approved, as the case may be, under applicable Law and has been maintained in good standing with applicable regulatory authorities, and no act or omission has occurred that would adversely affect its registration, qualification, or approval, as the case may be, except, in each case, as would not, individually or in the aggregate, reasonably be expected to have a Private Company Material Adverse Effect. (f) Neither the execution or delivery of this Agreement, the consummation of the Transaction, nor any of the other transactions contemplated by this Agreement will (either alone or in combination with any other event): (i) entitle any current or former director, employee, contractor, or consultant of Private Company to severance pay or any other payment; (ii) accelerate the timing of payment, funding, or vesting, or increase the amount of compensation due to any such individual; (iii) limit or restrict the right of Private Company to merge, amend, or terminate any Private Company Employee Plan; or (iv) increase the amount payable or result in any other material obligation pursuant to any Private Company Employee Plan. (g) None of Private Company Employee Plans promises or provides post- termination or retiree medical or other retiree welfare benefits to any Person, except as required by applicable Law. (h) For purposes of this Agreement, “Private Company Employee Plans” means all Employee Benefit Plans maintained, or contributed to, by Private Company, any of Private Company’s Subsidiaries, other than those required by applicable Law. 4.15 Compliance With Laws. Private Company and each of its Subsidiaries is in compliance with, and is not in violation of, any applicable Laws, except for failures to comply or violations that, individually or in the aggregate, would not reasonably be expected to have a Private Company Material Adverse Effect. No written notice, charge, claim, action or assertion has been received by Private Company or any Subsidiary of Private Company or, to Private Company’s knowledge, filed, commenced or threatened in writing against Private Company or any Subsidiary of Private Company alleging any such material non-compliance, in either case, that remains unresolved, except as set forth on Section 4.15 of the Private Company Disclosure Schedule.

NYDOCS02/1142212.8 46 4.16 Anti-Corruption. (a) To the knowledge of Private Company, none of Private Company or any of its Subsidiaries, nor any director, officer, employee or agent of Private Company or any of its Subsidiaries, has directly or indirectly made, offered to make, attempted to make, or accepted any contribution, gift, bribe, rebate, payoff, influence payment, kickback or other payment to or from any Person, private or public, regardless of what form, whether in money, property or services, in violation of any Anti-Corruption Laws. (b) Neither Private Company nor any of its Subsidiaries, as of the date of this Agreement, (i) is under internal investigation or, to the knowledge of Private Company, external investigation for any violation of any Anti-Corruption Laws, (ii) has received any notice or other communication (in writing or otherwise) from any Governmental Entity regarding any violation of, or failure to comply with, any Anti-Corruption Laws or (iii) is the subject of any internal complaint, audit or review process regarding a violation of any Anti-Corruption Laws; in each case, including offering, paying, promising to pay or authorizing the payment of money or anything of value to a foreign governmental official or any other Person while knowing or having a reasonable belief that all or some portion of it would be given to a foreign governmental official and used for the purpose of: (A) influencing any act or decision of a foreign governmental official or other Person, including a decision to fail to perform official functions, (B) inducing any foreign governmental official or other Person to do or omit to do any act in violation of the lawful duty of such official, (C) securing any improper advantage, or (D) inducing any foreign governmental official to use influence with any Governmental Entity in order to affect any act or decision of such Governmental Entity, in order to assist Private Company or any Subsidiary or Affiliate of Private Company in obtaining or retaining business with, or directing business to, any Person, in each case, in violation of any applicable Anti- Corruption Laws. (c) Private Company and its Subsidiaries maintain an adequate system or systems of internal controls reasonably designed to (i) ensure compliance with the Anti- Corruption Laws and (ii) prevent and detect violations of the Anti-Corruption Laws. (d) Neither Private Company nor any of its Subsidiaries has made any disclosure (voluntary or otherwise) to any Governmental Entity with respect to any alleged irregularity, misstatement or omission or other potential violation or liability arising under or relating to any Anti-Corruption Laws. (e) Except as would not constitute a Private Company Material Adverse Effect, the operations of Private Company and the Subsidiaries of Private Company are and have been, since January 1, 2013, conducted at all times in compliance with applicable Money Laundering Laws, and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving Private Company or any Subsidiary of Private Company with respect to the Money Laundering Laws is pending or, to the knowledge of Private Company, threatened.

NYDOCS02/1142212.8 47 4.17 Permits and Regulatory Matters. (a) Private Company and each of its Subsidiaries have all material Permits required to conduct their businesses as currently conducted (the “Private Company Authorizations”). (b) To the knowledge of Private Company, Private Company and its Subsidiaries are in compliance in all material respects with the terms of Private Company Authorizations. No Private Company Authorization shall cease to be effective as a result of the consummation of the Transactions. 4.18 Insurance. Private Company and each of its Subsidiaries maintain insurance coverage with reputable and financially sound insurers, or maintain self-insurance practices, in such amounts and covering such risks as are in accordance with customary industry practice for companies engaged in businesses similar to that of Private Company and its Subsidiaries. Private Company has made available to Public Company accurate and complete copies of all material insurance policies and all material self-insurance programs and arrangements relating to the business, equipment, properties, employees, officers, directors, assets or operations of Private Company and its Subsidiaries. Each of these insurance policies is in full force and effect, all premiums due and payable thereon have been paid when due and each of Private Company and its Subsidiaries is in compliance in all material respects with the terms and conditions of such insurance policies. Since January 1, 2015, neither Private Company nor any of its Subsidiaries has received any written notice regarding any invalidation or cancellation of any insurance policy that has not been renewed in the ordinary course without any lapse in coverage. Since January 1, 2015 there has not been any material claim pending under any such insurance policy that (i) has been denied or disputed by the insurer thereof or (ii) if not paid, would reasonably be expected to have a Private Company Material Adverse Effect. 4.19 Labor Matters. (a) Private Company and its Subsidiaries have complied with all applicable Laws relating to labor and employment, including those relating to wages, hours, collective bargaining, employment discrimination, retaliation, unemployment compensation, worker’s compensation, equal employment opportunity, age and disability discrimination, immigration control and employee classification, except for such failures to comply that, individually or in the aggregate, would not reasonably be expected to have a Private Company Material Adverse Effect. (b) Except as set forth on Section 4.19(b) of the Private Company Disclosure Schedule, as of the date of this Agreement, neither Private Company nor any of its Subsidiaries is subject to any collective bargaining agreement or other agreement with any labor organization, works council, or trade union with respect to any of its or their operations. (c) Except as set forth on Section 4.19(c) of the Private Company Disclosure Schedule, as of the date of this Agreement, neither Private Company nor any of its Subsidiaries is the subject of any proceeding asserting that Private Company or any of its Subsidiaries has committed an unfair labor practice or seeking to compel it to bargain with any labor union or

NYDOCS02/1142212.8 48 labor organization that, individually or in the aggregate, would reasonably be expected to have a Private Company Material Adverse Effect. As of the date of this Agreement, there are no pending or, to Private Company’s knowledge, threatened labor strikes, disputes, walkouts, work stoppages, slow-downs or lockouts involving Private Company or any of its Subsidiaries that, individually or in the aggregate, would reasonably be expected to have a Private Company Material Adverse Effect. 4.20 Ownership of Public Company Common Stock. Neither Private Company nor any of its Subsidiaries (a) beneficially owns, directly or indirectly, any shares of Public Company Common Stock or other securities convertible into, exchangeable into or exercisable for shares of Public Company Common Stock, or (b) is a party to any voting trusts or other agreements or understandings with respect to the voting of the capital stock or other equity interests of Public Company or any of its Subsidiaries, in each case except in accordance with this Agreement. Neither Private Company nor any of its Subsidiaries is, nor at any time during the last three years has been, an “interested stockholder” of Public Company as defined in Section 203 of the DGCL. 4.21 Certain Business Relationships With Affiliates. No Affiliate of Private Company or of any of its Subsidiaries (a) owns any property or right, tangible or intangible, which is used in the business of Private Company or any of its Subsidiaries, (b) has any claim or cause of action against Private Company or any of its Subsidiaries or (c) owes any money to, or is owed any money by, Private Company or any of its Subsidiaries. Section 4.21 of the Private Company Disclosure Schedule describes any material contracts or arrangements between Private Company and any Affiliate thereof which were (i) entered into or have been in effect at any time since the date that is two (2) years before the date hereof, and (ii) involve continuing liabilities and obligations that have been, are or will be material to Private Company and Subsidiaries of the Private Company taken as a whole, other than (A) any employment agreements, invention assignment agreements and other agreements entered into in the Ordinary Course of Business relating to employment, or (B) agreements relating to stock purchases and awards, stock options and other equity arrangements, in each case relating to compensation (the “Private Company Affiliate Agreements”). 4.22 Brokers. No agent, broker, investment banker, financial advisor or other firm or Person is or shall be entitled, as a result of any action or agreement of Private Company or any of its Affiliates, to any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with any of the Transactions. 4.23 Controls and Procedures, Certifications and Other Matters. (a) Private Company maintains adequate disclosure controls and procedures designed to ensure that material information relating to Private Company is made known to the Chief Executive Officer or President and the Chief Financial Officer of Private Company by others within those entities. None of Private Company or, to the knowledge of Private Company, any director, officer, employee, or internal or external auditor of Private Company has received or otherwise had or obtained actual knowledge of any substantive material complaint, allegation, assertion or claim, whether written or oral, that Private Company has engaged in questionable accounting or auditing practices.

NYDOCS02/1142212.8 49 (b) Neither Private Company nor any of its Subsidiaries has extended or maintained credit, arranged for the extension of credit, modified or renewed an extension of credit, in the form of a personal loan or otherwise, to or for any director or executive officer of Private Company. Section 4.23(b) of the Private Company Disclosure Schedule identifies any loan or extension of credit maintained by Private Company to which the second sentence of Section 13(k)(1) of the Exchange Act applies. 4.24 Independent Investigation. Private Company acknowledges that it has conducted to its satisfaction its own independent investigation and analysis of the business, operations, assets, liabilities, results of operations, condition (financial or otherwise) and prospects of Public Company and Public Company’s Subsidiaries and that Private Company and its Representatives have received access to such books and records, facilities, equipment, contracts and other assets of Public Company and Public Company’s Subsidiaries that it and its Representatives have desired or requested to review for such purpose, and that it and its Representatives have had a full opportunity to meet with the management of Public Company and Public Company’s Subsidiaries and to discuss the business, operations, assets, liabilities, results of operations, condition (financial or otherwise) and prospects of Public Company and Public Company’s Subsidiaries. 4.25 Customers and Suppliers. Since December 31, 2017, none of the ten (10) largest customers or suppliers of Private Company or any Subsidiary of Private Company has canceled or otherwise terminated or significantly reduced its relationship with Private Company or any Subsidiary of Private Company except as would not constitute a Private Company Material Adverse Effect or has overtly threatened to cancel or otherwise terminate its relationship with Private Company or any Subsidiary of Private Company or its usage of the services of Private Company or any Subsidiary of Private Company, except as would not constitute a Private Company Material Adverse Effect. Private Company and the Subsidiaries of Private Company have no direct or indirect ownership interest that is material to Private Company and the Subsidiaries of Private Company taken as a whole in any customer or supplier of Private Company or any Subsidiary of Private Company. 4.26 Teleperformance SPA. The transactions undertaken pursuant to the Aegis Share Purchase Agreement constituted a ‘sale of all or substantially all of New Aegis Consolidated’s business and assets’ as referred to in the Teleperformance SPA, and the noncompetition and nonsolicitation provisions contained in the Teleperformance SPA (including without limitation under Section 5.10 of the Teleperformance SPA) lapsed with respect to New Aegis Consolidated and the Restricted Persons (in each case, as defined in the Teleperformance SPA) and do not apply in their entirety to Private Company or any of its Subsidiaries. “Teleperformance SPA” means that certain Purchase Agreement, dated as of July 9, 2014, by and among TPUSA, Inc., Essar Services (Mauritius), Aegis USA, Inc., AGC Holdings Limited, Aegis Services Australia Pty Limited and Aegis Outsourcing UK Ltd. 4.27 No Other Representations or Warranties; Non-Reliance. Private Company acknowledges that, except for the representations and warranties contained in Article III of this Agreement, none of Public Company or any of its Affiliates or Representatives or any other Person makes (and Private Company is not relying on) any representation or warranty, express or implied, to Private Company in connection with the Transactions. In connection with the due

NYDOCS02/1142212.8 50 diligence investigation of Public Company by Private Company and its Affiliates and Representatives, Private Company and its Affiliates and Representatives have received and may continue to receive after the date hereof from Public Company and its Affiliates and Representatives certain estimates, projections, forecasts and other forward-looking information, as well as certain business plan information, regarding Public Company, its Subsidiaries, and their respective businesses and operations. Private Company hereby acknowledges and agrees that (i) there are uncertainties inherent in attempting to make such estimates, projections, forecasts and other forward-looking statements, as well as in such business plans, with which Private Company is familiar, and no assurance can be given that such estimates, projections, forecasts and other forward-looking statements will be realized, and (ii) except for the specific representations and warranties of Public Company contained in this Agreement (including any that are subject to the Public Company Disclosure Schedule and the Public Company SEC Reports), Private Company acknowledges that Public Company and the Stockholder have not made any representation, with respect to the accuracy or completeness of any representation or warranty, either express or implied, with respect to Public Company or any of its Affiliates or their business, operations, technology, assets, liabilities, results of operations, financial condition, prospects, projections, budgets, estimates or operational metrics, or as to the accuracy or completeness of any of the information provided to Private Company, or any of its Affiliates or any of their respective Representatives by Public Company, its Affiliates or any of its or their respective Representatives. ARTICLE V CONDUCT OF BUSINESS 5.1 Covenants of Public Company. Except as otherwise contemplated or permitted by this Agreement, as required by applicable law or as set forth in Section 5.1 of the Public Company Disclosure Schedule, or with Private Company’s prior written consent (which shall not be unreasonably withheld, conditioned or delayed), during the period commencing on the date of this Agreement and ending at the Closing or such earlier date on which this Agreement may be terminated in accordance with its terms (the “Pre-Closing Period”), Public Company shall, and shall cause each of its Subsidiaries to, act and carry on its business in the Ordinary Course of Business, including making such filings as are required by the Securities Act, Exchange Act or as are necessary for the Public Company Common Stock to continue being listed on the NYSE, and using reasonable best efforts to (i) pay its debts as and when they come due, (ii) operate in compliance in all material respects with all applicable Laws and the requirements of all contracts that constitute Public Company Material Contracts or Public Company Leases, and (iii) preserve intact its current business organization and goodwill with all suppliers, customers, landlords, creditors, licensors and licensees. Without limiting the generality of the foregoing, except as otherwise contemplated or permitted by this Agreement, as required by applicable law or by any agreement, plan or arrangement in effect on the date hereof, as set forth in Section 5.1 of the Public Company Disclosure Schedule, or with Private Company’s consent (which shall not be unreasonably withheld, conditioned or delayed), during the Pre-Closing Period Public Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, do any of the following:

NYDOCS02/1142212.8 51 (a) (i) declare, set aside or pay any dividends on, or make any other distributions (whether in cash, securities or other property) in respect of, any of its capital stock (other than dividends and distributions by a direct or indirect wholly owned Subsidiary of Public Company to its parent), (ii) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock or any of its other securities or (iii) purchase, redeem or otherwise acquire any shares of its capital stock or any of its other securities or any rights, warrants or options to acquire any such shares or other securities, except, in the case of this clause (iii), for the acquisition of shares of Public Company Common Stock (A) from holders of Public Company Stock Options in full or partial payment of the exercise price or (B) from holders of Public Company Stock Options in full or partial payment of any applicable Taxes payable by such holder upon exercise thereof, as applicable, to the extent required or permitted under the terms thereof; (b) issue, deliver, sell, grant, pledge or otherwise dispose of or encumber any shares of its capital stock, any other voting securities or any securities convertible into or exchangeable for, or any rights, warrants or options to acquire, any such shares, voting securities or convertible or exchangeable securities, in each case other than the issuance of shares of Public Company Common Stock upon the exercise of Public Company Stock Options, or upon the exercise or vesting of any other Equity Based Awards or the Amazon Warrant, or rights under the ESPP, in each case granted under the Public Company Equity Plans that are in effect on the date of this Agreement and in accordance with the terms thereof; (c) amend its certificate of incorporation, bylaws or other comparable charter or organizational documents; (d) acquire (i) by merging or consolidating with, or by purchasing all or a substantial portion of the assets or any stock of, or by any other manner, any business or any corporation, partnership, joint venture, limited liability company, association or other business organization or division thereof or (ii) any assets; in each case, (A) in excess of US$100,000 in any single transaction or series of related transactions or if such acquisition would prevent, materially delay or materially impede the satisfaction of the conditions set forth in Section 7.1, other than pursuant to existing contracts or commitments, and (B) except purchases of property, plant and equipment, inventory and raw materials in the Ordinary Course of Business; (e) assign, sell, lease, sublease, license, pledge, or otherwise dispose of, encumber or convey any right, title or interest in any of the Public Company Leased Properties or any material assets owned, leased or otherwise operated by Public Company or any of its Subsidiaries other than in the Ordinary Course of Business; (f) adopt any stockholder rights plan; (g) (i) incur any indebtedness for borrowed money or guarantee any such indebtedness of another Person (other than letters of credit or similar arrangements issued to or for the benefit of suppliers or incurrences of indebtedness under Public Company’s existing credit agreement, in each case, in the Ordinary Course of Business that would not result in the Public Company Net Debt exceeding forty-three million four hundred thousand US dollars

NYDOCS02/1142212.8 52 ($43,400,000)), (ii) issue, sell or amend any debt securities or warrants or other rights to acquire any debt securities of Public Company or any of its Subsidiaries, guarantee any debt securities of another Person, enter into any “keep well” or other agreement to maintain any financial statement condition of another Person or enter into any arrangement having the economic effect of any of the foregoing, (iii) make any loans, advances (other than routine advances to employees of Public Company and its Subsidiaries in the Ordinary Course of Business) or capital contributions to, or investment in, any other Person, other than Public Company or any of its direct or indirect wholly owned Subsidiaries or (iv) other than in the Ordinary Course of Business, enter into any hedging agreement or other financial agreement or arrangement designed to protect Public Company or its Subsidiaries against fluctuations in exchange rates; provided that Public Company acknowledges and agrees that any breach of the covenant set forth in Section 5.1(g)(i) shall be deemed a material breach; (h) make any capital expenditures or other expenditures with respect to property, plant or equipment in excess of $1,000,000 in the aggregate for Public Company and its Subsidiaries, taken as a whole, other than as included in Public Company’s budget for capital expenditures previously made available to Private Company and included on Section 5.1(h) of the Public Company Disclosure Schedule; provided that Public Company shall notify Private Company in writing of any capital expenditures or other expenditures with respect to property, plant or equipment in excess of $500,000 in the aggregate (which, for the avoidance of doubt, is without regard to capital expenditures included in Public Company’s budget), and shall discuss with Private Company in good faith the need and optimization of such expenditure; (i) make any material changes in accounting methods, principles or practices, except insofar as may be required by a change in GAAP; (j) (i) adopt, enter into, terminate or amend any employment, severance or similar agreement or benefit plan for the benefit or welfare of any current or former director or executive officer or any collective bargaining agreement (except in the Ordinary Course of Business and only if such arrangement is terminable on 60 days’ or less notice without either a penalty or a termination payment), (ii) increase the compensation or fringe benefits of, or pay any bonus to, any director or executive officer (except for annual increases of salaries in the Ordinary Course of Business and bonuses consistent with arrangements disclosed to Private Company), it being understood (for the avoidance of doubt) that Public Company and its Subsidiaries may hire new employees and promote employees in the Ordinary Course of Business, (iii) accelerate the payment, right to payment or vesting of any material compensation or benefits, including any outstanding options or Restricted Stock Awards, other than as contemplated by this Agreement or (iv) grant any stock options, restricted stock units, stock appreciation rights, stock based or stock related awards, performance units or restricted stock; (k) (A) amend in any material respect or terminate any Public Company Material Contract or Public Company Lease, or (B) enter into, amend, or terminate any agreement that would be a Public Company Material Contract or Public Company Lease if it had been in existence on the date hereof; (l) waive, release, assign, settle, compromise or otherwise resolve any investigation, claim (excluding customer claims in the ordinary course of business that have not

NYDOCS02/1142212.8 53 resulted in litigation), action, litigation or other legal proceedings, except where such waivers, releases, assignments, settlements or compromises are with a third party (who is not an executive officer of Public Company) and involve only the payment of monetary damages (as well as related non-substantive incidental provisions and other remedies or obligations that are not material in the context of the applicable resolution and which do not restrict Public Company or its Subsidiaries (other than Public Company and its Subsidiaries) from and after the Closing) in amounts not in excess of US$50,000 individually; (m) adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of Public Company, or adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of any Subsidiary of Public Company; (n) take any action that would reasonably be expected to (A) result in any inaccuracy of a representation or warranty herein that would allow for a termination of this Agreement, (B) cause any of the conditions precedent to the transactions contemplated by this Agreement to fail to be satisfied, or (C) prevent, materially delay or materially impede the consummation of the Transactions; (o) make, change or revoke any Tax elections, or change any material method of Tax accounting, file any amended Tax Return or any Tax Return inconsistent with past practices, file any claims for material Tax refunds, enter into any closing agreement or similar agreement with respect to Taxes, settle or compromise any Tax liability or surrender any right to claim a Tax refund, offset or other reduction in Tax liability or change or agree to any change of the value of any real, personal or intangible property for Tax assessment or other Tax purposes; or (p) authorize any of, or commit or agree, in writing or otherwise, to take any of, the foregoing actions. 5.2 Covenants of Private Company. Except as otherwise contemplated or permitted by this Agreement, as required by applicable law, as set forth in Section 5.2 of the Private Company Disclosure Schedule, or with Public Company’s prior written consent (which shall not be unreasonably withheld, conditioned or delayed), during the Pre-Closing Period, Private Company shall, and shall cause each of its Subsidiaries to, act and carry on its business in the Ordinary Course of Business, including using reasonable best efforts to (i) pay its debts as and when they come due, (ii) operate in compliance in all material respects with all applicable Laws and the requirements of all contracts that constitute Private Company Material Contracts or Private Company Leases, and (iii) preserve intact its current business organization and goodwill with all suppliers, customers, landlords, creditors, licensors and licensees. Without limiting the generality of the foregoing, except as otherwise contemplated or permitted by this Agreement, as required by applicable law or by any agreement, plan or arrangement in effect on the date hereof, as set forth in Section 5.2 of the Private Company Disclosure Schedule, or with Public Company’s consent (which shall not be unreasonably withheld, conditioned or delayed), during the Pre-Closing Period, Private Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, do any of the following:

NYDOCS02/1142212.8 54 (a) (i) declare, set aside or pay any dividends on, or make any other distributions (whether in cash, securities or other property) in respect of, any of its capital stock (other than dividends and distributions by a direct or indirect wholly owned Subsidiary of Private Company to its parent), (ii) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock or any of its other securities or (iii) purchase, redeem or otherwise acquire any shares of its capital stock or any of its other securities or any rights, warrants or options to acquire any such shares or other securities; (b) issue, deliver, sell, grant, pledge or otherwise dispose of or encumber any shares of its capital stock, any other voting securities or any securities convertible into or exchangeable for, or any rights, warrants or options to acquire, any such shares, voting securities or convertible or exchangeable securities; (c) amend its articles of association or other comparable charter or organizational documents; (d) acquire (i) by merging or consolidating with, or by purchasing all or a substantial portion of the assets or any stock of, or by any other manner, any business or any corporation, partnership, joint venture, limited liability company, association or other business organization or division thereof or (ii) any assets; in each case, (A) in excess of US$100,000 in any single transaction or series of related transactions or if such acquisition would prevent, materially delay or materially impede the satisfaction of the conditions set forth in Section 7.1, other than pursuant to existing contracts or commitments, and (B) except purchases of property, plant and equipment, inventory and raw materials in the Ordinary Course of Business; (e) assign, sell, lease, sublease, license, pledge, or otherwise dispose of, encumber or convey any right, title or interest in any of the Private Company Leased Properties or any material assets owned, leased or otherwise operated by Private Company or any of its Subsidiaries other than in the Ordinary Course of Business; (f) (i) incur any indebtedness for borrowed money or guarantee any such indebtedness of another Person (other than letters of credit or similar arrangements issued to or for the benefit of suppliers in the Ordinary Course of Business that would not result in the Private Company Net Debt exceeding one hundred and sixty-three million US dollars ($163,000,000)), (ii) issue, sell or amend any debt securities or warrants or other rights to acquire any debt securities of Private Company or any of its Subsidiaries, guarantee any debt securities of another Person, enter into any “keep well” or other agreement to maintain any financial statement condition of another Person or enter into any arrangement having the economic effect of any of the foregoing, (iii) make any loans, advances (other than routine advances to employees of Private Company and its Subsidiaries in the Ordinary Course of Business) or capital contributions to, or investment in, any other Person, other than Private Company or any of its direct or indirect wholly owned Subsidiaries, or (iv) other than in the Ordinary Course of Business, enter into any hedging agreement or other financial agreement or arrangement designed to protect Private Company or its Subsidiaries against fluctuations in exchange rates; provided that Private Company acknowledges and agrees that any breach of the covenant set forth in Section 5.2(f)(i) shall be deemed a material breach;

NYDOCS02/1142212.8 55 (g) make any capital expenditures or other expenditures with respect to property, plant or equipment in excess of $1,000,000 in the aggregate for Private Company and its Subsidiaries, taken as a whole, other than as included in Private Company’s budget for capital expenditures previously made available to Public Company and included on Section 5.2(g) of the Private Company Disclosure Schedule; provided that Private Company shall notify Public Company in writing of any capital expenditures or other expenditures with respect to property, plant or equipment in excess of $500,000 in the aggregate (which, for the avoidance of doubt, is without regard to capital expenditures included in Private Company’s budget), and shall discuss with Private Company in good faith the need and optimization of such expenditure; (h) make any material changes in accounting methods, principles or practices, except insofar as may be required by a change in IFRS; (i) (i) adopt, enter into, terminate or amend any employment, severance or similar agreement or benefit plan for the benefit or welfare of any current or former director or executive officer or any collective bargaining agreement (except in the Ordinary Course of Business and only if such arrangement is terminable on 60 days’ or less notice without either a penalty or a termination payment), (ii) increase the compensation or fringe benefits of, or pay any bonus to, any director or executive officer (except for annual increases of salaries in the Ordinary Course of Business and bonuses consistent with arrangements disclosed to Public Company), it being understood (for the avoidance of doubt) that Private Company and its Subsidiaries may hire new employees and promote employees in the Ordinary Course of Business, (iii) accelerate the payment, right to payment or vesting of any material compensation or benefits, including any outstanding options or Restricted Stock Awards, other than as contemplated by this Agreement or (iv) grant any stock options, restricted stock units, stock appreciation rights, stock based or stock related awards, performance units or restricted stock; (j) (A) amend in any material respect or terminate any Private Company Material Contract or Private Company Lease, or (B) enter into, amend, or terminate any agreement that would be a Private Company Material Contract or Private Company Lease if it had been in existence on the date hereof; (k) waive, release, assign, settle, compromise or otherwise resolve any investigation, claim (excluding customer claims in the ordinary course of business that have not resulted in litigation), action, litigation or other legal proceedings, except where such waivers, releases, assignments, settlements or compromises are with a third party (who is not an executive officer of Private Company) and involve only the payment of monetary damages (as well as related non-substantive incidental provisions and other remedies or obligations that are not material in the context of the applicable resolution and which do not restrict Private Company or its Subsidiaries (other than Private Company and its Subsidiaries) from and after the Closing) in amounts not in excess of US$50,000 individually; (l) adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of Private Company, or adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of any Subsidiary of Private Company;

NYDOCS02/1142212.8 56 (m) take any action that would reasonably be expected to (A) result in any inaccuracy of a representation or warranty herein that would allow for a termination of this Agreement, (B) cause any of the conditions precedent to the transactions contemplated by this Agreement to fail to be satisfied, or (C) prevent, materially delay or materially impede the consummation of the Transactions; (n) make, change or revoke any Tax elections, or change any material method of Tax accounting, file any amended Tax Return or any Tax Return inconsistent with past practices, file any claims for material Tax refunds, enter into any closing agreement or similar agreement with respect to Taxes; settle or compromise any Tax liability or surrender any right to claim a Tax refund, offset or other reduction in Tax liability or change or agree to any change of the value of any real, personal or intangible property for Tax assessment or other Tax purposes; or (o) authorize any of, or commit or agree, in writing or otherwise, to take any of, the foregoing actions. ARTICLE VI ADDITIONAL AGREEMENTS 6.1 No Solicitation. (a) No Solicitation or Negotiation. Except as otherwise set forth in this Section 6.1, Public Company shall not, and shall cause its Subsidiaries and its and their directors and officers not to, and shall instruct and use its reasonable best efforts to cause its employees, agents, attorneys, consultants, contractors, accountants, financial advisors and other authorized representatives (“Representatives”) not to, directly or indirectly: (i) solicit, seek or initiate or knowingly take any action to facilitate (including by way of furnishing information) or encourage any offers, inquiries or the making of any proposal or offer that constitutes, or could reasonably be expected to lead to, any Alternative Proposal; (ii) enter into, continue or otherwise participate or engage in any discussions or negotiations regarding any Alternative Proposal, or furnish to any Person any non- public information or afford any Person other than Private Company access to such party’s property, books or records (except pursuant to a request by a Governmental Entity) in connection with any Alternative Proposal; provided, however, that nothing in this Section 6.1 shall prevent a party or its Representatives from referring a Person to this Section 6.1; (iii) take any action to make the provisions of any takeover statute inapplicable to any transaction contemplated by an Alternative Proposal; (iv) approve or enter into a letter of intent, memorandum of understanding, agreement in principle, acquisition agreement, merger agreement or similar agreement (an “Alternative Acquisition Agreement”) with any Person, other than Private Company or its Affiliates, for, constituting or otherwise relating to an Alternative Proposal;

NYDOCS02/1142212.8 57 (v) grant any waiver or release under or knowingly fail to enforce any confidentiality, standstill or similar agreement in respect of a proposed Alternative Proposal, unless the Public Company Board concludes in good faith that a failure to take any action described in this clause (v) would be reasonably likely to be inconsistent with the directors’ fiduciary obligations to Public Company’s stockholders under applicable Law; or (vi) publicly propose to do any of the foregoing described in clauses (i) through (v). Notwithstanding the foregoing or anything to the contrary set forth in this Agreement, subject to compliance with Section 6.1(c), Public Company may (A) furnish non-public information with respect to itself and its Subsidiaries to any Qualified Person (and the Representatives of such Qualified Person), pursuant to a confidentiality agreement not materially less restrictive with respect to the confidentiality obligations of the Qualified Person than the Confidentiality Agreement, or (B) engage in discussions or negotiations (including solicitation of revised Alternative Proposals) with any Qualified Person (and the Representatives of such Qualified Person) regarding any Alternative Proposal. It is understood and agreed that any violation of the restrictions in this Section 6.1 (or action that, if taken by Public Company, would constitute such a violation) by any Representative of Public Company shall be deemed to be a breach of this Section 6.1 by Public Company. (b) No Change in Recommendation or Alternative Acquisition Agreement. (i) Except as otherwise permitted in this Section 6.1, Public Company Board shall not (any action described in this Section 6.1(b)(i) being referred to as a “Public Company Board Recommendation Change”): (A) withhold, withdraw or modify in a manner adverse to Private Company, or propose to withdraw or modify in a manner adverse to Private Company, the approval or recommendation by the Public Company Board with respect to the Public Company Voting Proposal or the Public Company Charter Amendment pursuant to this Agreement; (B) adopt, approve or recommend, or publicly propose to adopt, approve or recommend, any Alternative Proposal; (C) fail to include its recommendation “FOR” the Public Company Stockholder Approval in the Proxy Statement; or (D) resolve, propose or agree to do any of the foregoing. (ii) Except as otherwise permitted in this Section 6.1, Public Company Board shall not (A) recommend, adopt or approve, or propose publicly to recommend, adopt or approve, or allow Public Company or any of the Subsidiaries of Public Company to execute or enter into, any Alternative Acquisition Agreement constituting or related to, or that is intended to or could reasonably be expected to lead to, any Alternative Proposal or that would require Public Company to abandon, terminate or fail to consummate the Transactions or (B) resolve, agree or propose to do any of the foregoing.

NYDOCS02/1142212.8 58 (iii) Notwithstanding the foregoing or anything to the contrary set forth in this Agreement (including the provisions of this Section 6.1), the Public Company Board may effect a Public Company Board Recommendation Change in connection with a Superior Proposal if, prior to obtaining the Public Company Stockholder Approval: (i) it shall have determined in good faith (after consultation with outside legal counsel and its financial advisors) that the failure to effect a Public Company Board Recommendation Change would be reasonably likely to be inconsistent with its fiduciary obligations to the Public Company stockholders under applicable Law; (ii) Public Company has provided at least four (4) Business Days’ prior written notice to the Stockholder that it intends to effect a Public Company Board Recommendation Change, including a description in reasonable detail of the reasons for such recommendation change, and written copies of any relevant proposed transaction agreements with any party making a potential Superior Proposal (a “Recommendation Change Notice”) (it being understood that the Recommendation Change Notice shall not constitute a Public Company Board Recommendation Change for purposes of this Agreement); (iii) Public Company has complied in all material respects with the requirements of this Section 6.1 in connection with any potential Superior Proposal; and (iv) if the Stockholder shall have delivered to Public Company a written, binding and irrevocable offer to alter the terms or conditions of this Agreement during the four (4) Business Day period referred to in clause (ii) above, the Public Company Board shall have determined in good faith (after consultation with outside legal counsel and its financial advisors), after considering the terms of such offer by the Stockholder, that the failure to effect a Public Company Board Recommendation Change would still be reasonably likely to be inconsistent with its fiduciary obligations to the Public Company stockholders under applicable Law. In the event of any material amendment to any Superior Proposal (including any revision in the amount, form or mix of consideration Public Company’s stockholders would receive as a result of such potential Superior Proposal), Public Company shall be required to provide the Stockholder with notice of such material amendment and there shall be a new four (4) Business Day period following such notification during which Public Company shall comply again with the requirements of this Section 6.1(b) and the Public Company Board shall not make a Public Company Board Recommendation Change prior to the end of any such period. (c) Notices of Proposals. Public Company will, as promptly as reasonably practicable (and in any event within twenty-four (24) hours after receipt), (i) notify the Stockholder of its receipt of any Alternative Proposal and (ii) provide to the Stockholder a copy of such Alternative Proposal (if written), or a summary of the material terms and conditions of such Alternative Proposal (if oral), including the identity of the Person making such Alternative Proposal, and copies of all written communications with such Person with respect to such actual or potential Alternative Proposal (including a copy of the executed confidentiality agreement with such Person making such Alternative Proposal). Public Company shall notify the Stockholder, in writing, of any decision of the Public Company Board as to whether to consider any Alternative Proposal or to enter into discussions or negotiations concerning any Alternative Proposal or to provide non-public information with respect to such to any Person, which notice shall be given as promptly as practicable after such determination was reached (and in any event no later than twenty-four (24) hours after such determination was reached). Public Company will (A) provide the Stockholder with written notice setting forth such information as is reasonably necessary to keep the Stockholder informed in all material respects of the status and material terms of any such Alternative Proposal and of any material amendments or modifications thereto, (B) keep the Stockholder informed as promptly as practicable with respect

NYDOCS02/1142212.8 59 to any changes to the material terms of an Alternative Proposal submitted to Public Company (and in any event within twenty-four (24) hours following any such changes), including by providing a copy of all written proposals and a summary of all oral proposals or material oral modifications to an earlier written proposal, in each case relating to any Alternative Proposal, (C) prior to, or substantially concurrently with, the provision of any non-public information of Public Company to any such Person, provide such information to the Stockholder (including by posting such information to an electronic data room), to the extent such information has not previously been made available to the Stockholder, and (D) promptly (and in any event within twenty-four (24) hours of such determination) notify the Stockholder of any determination by the Public Company Board that such Alternative Proposal constitutes a Superior Proposal. (d) Certain Permitted Disclosure. Notwithstanding anything to the contrary in this Agreement, nothing contained in this Agreement shall prohibit the Public Company Board from (i) taking and disclosing to its stockholders a position with respect to a tender offer contemplated by Rule 14d-9 or Rule 14e-2 promulgated under the Exchange Act, or from issuing a “stop, look and listen” statement pending disclosure of its position thereunder (none of which, in and of itself, shall be deemed to constitute a Public Company Board Recommendation Change), or (ii) making any disclosure to Public Company’s stockholders if, in the good faith judgment of the Public Company Board (after consultation with outside legal counsel and its financial advisors), the failure to disclose would be reasonably likely to be inconsistent with its fiduciary obligations to the Public Company stockholders under applicable Law; provided, however, that notwithstanding clauses (i) and (ii) of this Section 6.1(d), in no event shall Public Company or the Public Company Board, take, or agree or resolve to take, any action prohibited by Section 6.1(a) and Section 6.1(b), except as expressly permitted by Section 6.1(a) and Section 6.1(b). (e) Cessation of Ongoing Discussions. Public Company shall, and shall direct its Representatives to, terminate and cease immediately all discussions and negotiations that commenced prior to the date of this Agreement regarding any proposal that constitutes, or could reasonably be expected to lead to, an Alternative Proposal; provided, however, that the foregoing shall not in any way limit or modify the rights of any party hereto under the other provisions of this Section 6.1. Public Company will immediately revoke or withdraw access of any Person (other than the Stockholder and its Representatives) to any data room (virtual or actual) containing any non-public information with respect to Public Company and request from each third party (other than the Stockholder and its Representatives) the prompt return or destruction of all non-public information with respect to Public Company previously provided to such Person. (f) Definitions. For purposes of this Agreement, the following terms shall have the following meanings: (i) “Alternative Proposal” means any bona fide proposal or offer for (A) a direct or indirect acquisition or purchase by any Person of more than 25% of the voting or economic interests of Public Company, (B) a merger, consolidation or sale of all or a material portion of the assets of one or more of Public Company or its Subsidiaries involving 25% or more of the consolidated assets of Public Company, or (C) a recapitalization, liquidation or similar transaction involving one or more of Public Company or its Subsidiaries and 25% or

NYDOCS02/1142212.8 60 more of the consolidated assets of Public Company, in each case, which is from a third party and is not related to the Transactions. (ii) “Qualified Person” means any Person making an unsolicited, bona fide, written third party Alternative Proposal that the Public Company Board determines in good faith (after consultation with outside counsel and its financial advisor) is, or could reasonably be expected to lead to, a Superior Proposal, and such Alternative Proposal has not resulted from a material breach by Public Company of its obligations under Section 6.1(a). (iii) “Superior Proposal” means any Alternative Proposal received by Public Company after the date of this Agreement that (A) is on terms that the Public Company Board determines in good faith (after receiving the advice of its financial advisor and outside legal counsel and after taking into account all the terms and conditions of the Transactions and of such Alternative Proposal (including any conditions to and expected timing of consummation thereof, and all legal, financial, regulatory and other aspects of such Alternative Proposal and this Agreement)) are more favorable to Public Company’s stockholders from a financial point of view than the Transactions (taking into account any proposed amendment or modification proposed by Stockholder and Private Company); and (B) the Public Company Board determines (after receiving the advice of its financial advisor and outside legal counsel) is reasonably capable of being consummated in accordance with its terms, taking into account all financial, regulatory, legal, timing and other aspects (including certainty of closing, certainty of financing and the identity of the Person making the Alternative Proposal) of such proposal. 6.2 Proxy Statement. (a) As promptly as practicable after the execution of this Agreement, Public Company, with the cooperation of the Stockholder and Private Company, shall prepare and file with the SEC the Proxy Statement. The Stockholder and Private Company shall (i) provide to Public Company as promptly as practicable (but not later than forty-five (45) days following the date of this Agreement) all information, including financial statements and descriptions of its business and financial condition, as reasonably required for inclusion in the Proxy Statement; and (ii) cause the timely cooperation of its independent public accountants in connection with the preparation and filing of the Proxy Statement, including, if applicable, by causing such accountants to provide a consent to the inclusion of such accountants’ reports in respect of the financial statements of Private Company in the Proxy Statement and to reference to such accountant firm as an “expert” therein. Without limitation of the foregoing, the Stockholder and Private Company shall provide to Public Company (A) the interim unaudited financial statements of ESM Holdings Limited or Private Company for the nine (9)-month period ended December 31, 2017 (including the comparative prior year information, if available); (B) the interim unaudited financial statements of Private Company from the period of its formation until December 31, 2017 (excluding the comparative prior year information); (C) the audited financial statements of ESM Holdings Limited for the fiscal year ended March 31, 2017; (D) the audited financial statements of ESM Holdings Limited for the fiscal year ended March 31, 2016 (including an audited opening balance sheet as of April 1, 2015); and (E) such other information relating to Private Company as Public Company may reasonably request in connection with the preparation of such pro forma financial statements as may be required to be set forth in the Proxy Statement, with all such information in the foregoing clauses (A) through (E) to be in such form

NYDOCS02/1142212.8 61 as shall comply with all applicable SEC requirements with respect to the Proxy Statement (collectively, the “Required Financial Information”). Public Company shall (and the Stockholder and Private Company shall furnish such assistance as Public Company may reasonably request in connection with Public Company’s efforts to) respond to any comments of the SEC with respect to the Proxy Statement, use commercially reasonable efforts to file the definitive version of the Proxy Statement as promptly as practicable and cause the Proxy Statement to be mailed to its stockholders at the earliest practicable time after the SEC has completed its review of the preliminary filing of the Proxy Statement (or after ten (10) days after the initial filing of the preliminary Proxy Statement, if the SEC will not review the Proxy Statement). Public Company shall notify the Stockholder and Private Company promptly upon the receipt of any comments from the SEC or its staff with respect to the Proxy Statement, of any request by the SEC or its staff for amendments or supplements to the Proxy Statement or of any request by the SEC or its staff for additional information with respect to the Proxy Statement, and shall supply the Stockholder and Private Company with copies of all correspondence between Public Company or any of its representatives, on the one hand, and the SEC, or its staff, on the other hand, with respect to the Proxy Statement. Each of Public Company, the Stockholder and Private Company shall notify the other such party promptly upon the receipt of any comments from the SEC or its staff with respect to any filing made by such party pursuant to Section 6.2(b), of any request by the SEC or its staff for amendments or supplements to any filing made by such party pursuant to Section 6.2(b) or of any request by the SEC or its staff for additional information with respect to any filing made by such party pursuant to Section 6.2(b), and shall supply the other such parties with copies of all correspondence between such party or any of its representatives, on the one hand, and the SEC, or its staff, on the other hand, with respect to any filing made by such party pursuant to Section 6.2(b). Each of Public Company, the Stockholder and Private Company shall use commercially reasonable efforts to cause all documents that it is responsible for filing with the SEC or other regulatory authorities under this Section 6.2 to comply in all material respects with all applicable requirements of law and the rules and regulations promulgated thereunder. Whenever either Public Company, the Stockholder or Private Company shall become aware of the occurrence of any event which is required to be set forth in an amendment or supplement to the Proxy Statement or any filing pursuant to Section 6.2(b), Public Company, the Stockholder or Private Company, as the case may be, shall promptly inform the others of such occurrence and cooperate in filing with the SEC or its staff or any other regulatory authority, and/or mailing to stockholders of Public Company, such amendment or supplement. (b) Each of Public Company, the Stockholder and Private Company shall promptly make all filings (other than the Proxy Statement) that it is required to make with respect to the Transactions under the Securities Act, the Exchange Act, applicable state blue sky Laws and the rules and regulations thereunder. 6.3 Stockholder Approval. (a) (i) Public Company, acting through the Public Company Board, shall take all actions in accordance with applicable law, its certificate of incorporation and bylaws and NYSE rules to duly call, give notice of, convene and hold as promptly as practicable, after the SEC has completed its review of the preliminary filing of the Proxy Statement (or after ten (10) days after the initial filing of the preliminary Proxy Statement, if the SEC will not review the

NYDOCS02/1142212.8 62 Proxy Statement), the Public Company Meeting for the purpose of considering and voting upon the Public Company Voting Proposal and the Public Company Charter Amendment. Subject to Section 6.1(b), the Public Company Board shall include in the Proxy Statement the recommendation of the Public Company Board in favor of approval of the Public Company Voting Proposal and the Public Company Charter Amendment. Subject to Section 6.1(b), Public Company shall use commercially reasonable efforts to solicit from its stockholders proxies in favor of the Public Company Voting Proposal and the Public Company Charter Amendment. Notwithstanding anything to the contrary contained in this Agreement, Public Company, after consultation with the Stockholder and Private Company and after receiving advice from its outside legal counsel, may adjourn or postpone the Public Company Meeting to the extent necessary to ensure that any required supplement or amendment to the Proxy Statement is provided to Public Company’s stockholders or, if as of the time for which the Public Company Meeting is originally scheduled (as set forth in the Proxy Statement), there are insufficient shares of Public Company Common Stock represented (either in person or by proxy) to constitute a quorum necessary to conduct the business of the Public Company Meeting. (ii) Without limiting the generality of the foregoing, Public Company’s obligations pursuant to Section 6.3(a)(i) shall not be affected by (A) the commencement, public proposal, public disclosure or communication to Public Company of any Alternative Proposal or (B) the withdrawal or modification by the Public Company Board of the recommendation of the Public Company Board in favor of approval of the Public Company Voting Proposal and the Public Company Charter Amendment or the Public Company Board’s approval of this Agreement or the Transactions. (b) Notwithstanding the foregoing, nothing herein shall limit a party’s right to terminate this Agreement pursuant to Section 8.1. 6.4 NYSE Listing. During the Pre-Closing Period, Public Company shall use its commercially reasonable efforts to continue the listing of Public Company Common Stock on NYSE and to cause the shares of Public Company Common Stock being issued in connection with the Transactions to be approved for listing (subject to notice of issuance) on the NYSE at or prior to the Closing, including by filing the NYSE Supplemental Listing Application; provided that to the extent any such filing, notification or application is made with respect to the Public Company’s efforts to continue the listing of Public Company Common Stock on NYSE while a deficiency notice with respect thereto is pending, Public Company shall provide the Stockholder and Private Company a reasonable time to review and comment thereon, and shall incorporate all reasonable comments provided by the Stockholder and Private Company with respect thereto. The Stockholder and Private Company shall cooperate with Public Company to cause the NYSE Supplemental Listing Application to be approved and shall promptly furnish to Public Company all information concerning the Stockholder and Private Company that may be required or reasonably requested in connection with any action contemplated by this Section 6.4. 6.5 Confidentiality; Access to Information. (a) Except as expressly modified herein, the confidentiality agreement, dated as of August 2, 2017, between Public Company and the Stockholder, as amended on November 1, 2017 (the “Confidentiality Agreement”) shall continue in full force and effect in accordance with its terms during the Pre-Closing Period. The Confidentiality Agreement shall terminate at the Closing.

NYDOCS02/1142212.8 63 (b) During the Pre-Closing Period, each of the Stockholder, Private Company and Public Company shall (and shall cause each of its Subsidiaries to) afford to the Representatives of the other such party, reasonable access, upon reasonable notice, during normal business hours and in a manner that does not disrupt or interfere with business operations, to all of its books, contracts and records as the other such party shall reasonably request, and, during such period, each of the Stockholder, Private Company and Public Company shall (and shall cause each of its Subsidiaries to) furnish promptly to the other such party (i) a copy of each report, schedule, registration statement and other document filed or received by it during such period pursuant to the requirements of securities Laws (federal, state, local, foreign or otherwise) and (ii) all other information concerning its business, properties and assets as the other such party may reasonably request; provided, however, that (x) Public Company shall not be required to permit any inspection or other access, or to disclose any information, in connection with an Alternative Proposal, except as provided in Section 6.1, and (y) no party shall be required to permit any inspection or other access, or to disclose any information, that in the reasonable judgment of such party would: (1) result in the disclosure of any trade secrets of any third party, (2) violate any legal requirement or contract or any obligation of such party with respect to confidentiality or privacy, including under any privacy policy, or (3) jeopardize protections afforded such party under the attorney-client privilege or the attorney work product doctrine. Any such information shall be subject to the Confidentiality Agreement. Prior to the Closing, no party shall (and each shall cause such party’s Affiliates and Representatives not to) contact or communicate with any of the employees, licensors or suppliers of another party, without the prior written consent of such other party. 6.6 Reasonable Best Efforts. (a) Subject to the terms hereof, including Section 6.1, each party hereto shall each use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under this Agreement and applicable Laws and regulations to consummate and make effective the Transactions and to use their respective reasonable best efforts to cause the conditions to each party’s obligation to consummate and make effective the Transactions to be satisfied as promptly as reasonably practicable after the date hereof, including: (i) as promptly as reasonably practicable, preparing and filing, in consultation with the other parties, all documentation to effect all necessary applications, notices, petitions, filings, Tax ruling requests and other documents and to obtain any consents, licenses, permits, waivers, approvals, authorizations, or orders required to be obtained by such party (or any of its Subsidiaries) from any Governmental Entity in connection with the authorization, execution and delivery of this Agreement and the consummation of the Transactions; provided, however, that in no event shall any party hereto or any of its Subsidiaries or Affiliates be required to pay any monies or agree to any material undertaking in connection with any of the foregoing, unless otherwise expressly provided in this Agreement; (ii) contest and resist any action, including any administrative or judicial action, and seek to have vacated, lifted, reversed or overturned any decree, judgment, injunction or other order (whether temporary, preliminary or permanent) which has the effect of making the Transactions illegal or otherwise prohibiting consummation of the Transactions; and

NYDOCS02/1142212.8 64 (iii) execute or deliver any additional instruments necessary to consummate the transactions contemplated by, and to fully carry out the purposes of, this Agreement. The parties hereto shall cooperate with each other in connection with the making of all such filings and submissions contemplated by the foregoing clause (i), including providing copies of all such documents to the non-filing Person and its advisors prior to filing and, if requested, accepting reasonable additions, deletions or changes suggested in connection therewith; provided that each party shall be entitled to redact (x) as necessary to comply with contractual arrangements or applicable Law, (y) as necessary to address reasonable attorney-client or other privilege or confidentiality concerns, and (z) to remove references relating to valuation and similar matters relating to the Transactions. Each party hereto shall use its reasonable best efforts to furnish to each other all information required for any application or other filing to be made pursuant to any applicable law in connection with the Transactions. In furtherance and not in limitation of the foregoing: (i) Public Company agrees to make or cause to be made, in consultation and cooperation with Private Company and the Stockholder, as promptly as reasonably practicable and advisable, a notification to the FCA under section 178 of FSMA and related notifications under the FCA Handbook in relation to its acquisition of control (as defined in section 181 of FSMA) of Private Company and Aegis Outsourcing UK Limited; and (ii) each party hereto agrees to make or cause to be made, in consultation and cooperation with the other (A) as promptly as reasonably practicable and advisable after the date hereof, but in no event later than ten (10) Business Days after the date hereof, an appropriate filing of a Notification and Report Form pursuant to the United States Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder (the “HSR Act”), and (B) as promptly as reasonably practicable and advisable, all other necessary registrations, declarations, notices and filings relating to the Transactions with other Governmental Entities under any other Antitrust Law with respect to the Transactions. Each party hereto agrees (x) not to extend any waiting period under the HSR Act or any other Antitrust Law or enter into any agreement with any Governmental Entity to delay the consummation of the Transactions, except with the prior written consent of the other parties which consent shall not be unreasonably withheld, conditioned or delayed, (y) to respond to any inquiries received and supply as promptly as reasonably practicable any additional information and documentary material that may be requested pursuant to the HSR Act and any other Antitrust Law and (z) to take such actions as are necessary or advisable to obtain all requisite approvals, clearances and authorizations of any Governmental Entity and cause the expiration or early termination of the applicable waiting periods under the HSR Act and any other Antitrust Law as promptly as reasonably practicable. Public Company, on the one hand, and the Stockholder or Private Company, on the other hand, shall be equally responsible for paying all filing fees under the HSR Act and any other applicable Antitrust Laws with respect to the Transactions. Notwithstanding anything in this Agreement to the contrary, the Stockholder shall, on behalf of the parties, control and lead all communications and strategy relating to HSR Act and any related litigation matters, subject to good faith consultations with Public Company with respect to any discussion related to the Transaction under the HSR Act. Each party hereto shall promptly notify the other party hereto of any communication it or any of its representatives receives from any Governmental Entity relating to the matters that are the subject of this Agreement and permit the other party hereto to review in advance and consider in good faith the

NYDOCS02/1142212.8 65 views of the other party hereto regarding any proposed communication by such party to any Governmental Entity. Neither party hereto shall agree to participate in any meeting or discussion with any Governmental Entity in respect of any filings, investigation (including any settlement of an investigation), litigation or other inquiry unless it consults with the other party hereto in advance and, unless prohibited by such Governmental Entity, gives the other party hereto the opportunity to attend and participate at such meeting or discussion. (b) From and after the date hereof and prior to the Closing, each of the parties shall promptly (i) give (or shall cause their respective Subsidiaries to give) any notices to third parties, other than Governmental Entities, that are required in connection with the Transactions or are necessary to consummate the Transactions, and (ii) use, and cause their respective Subsidiaries to use, their respective reasonable best efforts to obtain any consents from third parties, other than Governmental Entities, that are required in connection with the Transactions or are necessary to consummate the Transactions (each, a “Third Party Consent”), which are set forth on Section 6.6(b) of the Public Company Disclosure Schedule and Section 6.6(b) of the Private Company Disclosure Schedule, respectively. Each party shall (i) keep the other party reasonably informed of the status and progress thereon and (ii) promptly notify the other party if it in good faith believes a Third Party Consent may not be obtained, and in any event, not more than two (2) Business Days after receipt of any notice or indication that a Third Party Consent may not be obtained. (c) Assuming the receipt of the Public Company Stockholder Approval, Public Company agrees to file the Public Company Charter Amendment in accordance with the DGCL prior to the Closing. 6.7 Public Disclosure. The parties agree to issue a joint press release announcing this Agreement. The parties will consult with and provide each other the reasonable opportunity to review and comment upon any press release or other public statement, filing or comment prior to the issuance of such press release or other public statement, filing or comment relating to this Agreement or the Transactions and shall not issue any such press release or other public statement, filing or comment prior to such consultation except, in each case, as may be required by applicable Law or by obligations pursuant to any requirement of the NYSE; provided, however, neither the Stockholder’s nor Private Company’s consent shall be required, nor shall Public Company be required to consult with either the Stockholder or Private Company in connection with, or provide either the Stockholder or Private Company an opportunity to review or comment upon, any press release or other public statement, filing or comment to be issued or made with respect to any Alternative Proposal, Superior Proposal, Recommendation Change Notice or Public Company Board Recommendation Change. Notwithstanding the foregoing, without the prior consent of the other parties, each party (a) may communicate with customers, vendors, suppliers, financial analysts, investors and media representatives in a manner consistent with its past practice in compliance with applicable Law and (b) may disseminate the information included in a press release or other document previously approved for external distribution by the parties.

NYDOCS02/1142212.8 66 6.8 Director and Officer Indemnification. (a) From the Closing through the sixth anniversary of the date on which the Closing occurs, Public Company and Private Company shall, jointly and severally, indemnify and hold harmless each person who is now, or has been at any time prior to the date hereof, or who becomes prior to the Closing, a director or officer of Private Company, Public Company or any of their respective Subsidiaries (the “Indemnified Persons”), against all claims, losses, liabilities, damages, judgments, fines and reasonable fees, costs and expenses, including attorneys’ fees and disbursements, incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of or pertaining to the fact that the Indemnified Person is or was an officer, director, employee or agent of Private Company, Public Company or any of their respective Subsidiaries, or, while a director or officer of Private Company, Public Company or any of their respective Subsidiaries, is or was serving at the request of Private Company, Public Company or any of their respective Subsidiaries as a director, officer, employee or agent of another Person, whether asserted or claimed prior to, at or after the Closing, to the fullest extent permitted by applicable law. Each Indemnified Person will be entitled to advancement of expenses (including attorneys’ fees) incurred in the defense of any such claim, action, suit, proceeding or investigation from each of Public Company and Private Company within ten (10) Business Days following receipt by Public Company or Private Company from the Indemnified Person of a request therefor; provided, however, that any Indemnified Person to whom expenses are advanced provides an undertaking, to the extent then required by the DGCL, to repay such advances if it is determined by a final determination of a court of competent jurisdiction (which determination is not subject to appeal) that such Indemnified Person is not entitled to indemnification under applicable law. (b) From the Closing through the six-year anniversary of the date on which the Closing occurs, the certificate of incorporation and bylaws of Public Company shall contain, and Public Company shall cause the articles of association of Private Company to so contain, provisions no less favorable with respect to indemnification, advancement of expenses and exculpation of present and former directors and officers than are set forth in the certificate of incorporation and bylaws of Public Company (in the case of the certificate of incorporation and bylaws of Public Company) or Private Company (in the case of the articles of association of Private Company) as in effect on the date of this Agreement. (c) The provisions of this Section 6.8 are intended to be in addition to the rights otherwise available to any Indemnified Person by law, charter, statute, bylaw or agreement, and shall operate for the benefit of, and shall be enforceable by, each of the Indemnified Persons, their heirs and their representatives. 6.9 Notification of Certain Matters. During the Pre-Closing Period, each of the parties shall give prompt notice to the other parties upon becoming aware of (a) the occurrence, or failure to occur, of any event, which occurrence or failure to occur is reasonably likely to result in the failure of any condition set forth in Section 7.2(a) or Section 7.2(b) (in the case of Public Company’s obligation to provide notice) or Section 7.3(a) or Section 7.3(b) (in the case of the Stockholder’s or Private Company’s obligation to provide notice).

NYDOCS02/1142212.8 67 6.10 Employee Benefits Matters. For a period of twelve (12) months following the Closing, Public Company and its Subsidiaries shall continue to provide each employee of Public Company or any of its Subsidiaries who is employed immediately prior to the Closing and who remains in the employ of Public Company or any of its Subsidiaries immediately after the Closing (each such individual, a “Continuing Employee”) compensation (other than equity compensation) and employee benefits that are substantially comparable, in the aggregate, to the compensation (other than equity compensation) and employee benefits provided to such Continuing Employee immediately prior to the Closing. Notwithstanding the foregoing, nothing contained herein shall (a) obligate Public Company or any of its Subsidiaries to pay annual incentive compensation if the applicable targets are not achieved, (b) be treated as the creation or an amendment of any Public Company Employee Plan, (c) give any third party any right to enforce the provisions of this Section 6.10, or (d) obligate Public Company or any of its Subsidiaries to (i) maintain any Public Company Employee Plan, or (ii) retain the employment of or maintain the duties or position of any Continuing Employee. 6.11 Officers and Directors. Prior to the Closing, Public Company shall take all action necessary to cause the Public Company Board, effective as of the Closing, to consist of nine (9) members comprised of (a) five (5) directors, including the chairman of the Public Company Board, designated by the Stockholder within five (5) Business Days prior to the Closing, (b) the Chief Executive Officer of Public Company designated by the Stockholder within five (5) Business Days prior to the Closing, and (c) three (3) directors that are independent for purposes of the NYSE’s listing rules designated by Public Company, and reasonably acceptable to the Stockholder, within five (5) Business Days prior to the Closing; provided that the Stockholder and Private Company shall use reasonable best efforts, prior to the Closing, to obtain any waiver or consent of any relevant third party (the “Board Composition Waiver”) to allow for the Public Company Board to consist of seven (7) members, in which case, Public Company shall take all action necessary to cause the Public Company Board, effective as of the Closing, to be comprised of (a) four (4) directors, including the chairman of the Public Company Board and at least one of whom will be independent for purposes of the NYSE’s listing rules, designated by the Stockholder within five (5) Business Days prior to the Closing, (b) the Chief Executive Officer of Public Company designated by the Stockholder within five (5) Business Days prior to the Closing, and (c) two (2) directors that are independent for purposes of the NYSE’s listing rules designated by Public Company, and reasonably acceptable to the Stockholder, within five (5) Business Days prior to the Closing. 6.12 State Takeover Laws. If any “fair price,” “business combination” or “control share acquisition” statute or other similar statute or regulation is or may become applicable to any of the Transactions, the parties hereto shall use their respective commercially reasonable efforts to (a) take such actions as are reasonably necessary so that the Transactions may be consummated as promptly as practicable on the terms contemplated hereby and (b) otherwise take all such actions as are reasonably necessary to eliminate or minimize the effects of any such statute or regulation on such Transactions. 6.13 Security Holder Litigation. Notwithstanding anything to the contrary herein, Public Company shall have the right to control the defense and settlement of any litigation related to this Agreement, the Transactions brought by any stockholder of Public Company against Public Company and/or Public Company’s directors or officers; provided, however, that

NYDOCS02/1142212.8 68 Public Company shall promptly notify the Stockholder and Private Company of any such litigation and shall give the Stockholder and Private Company the opportunity to participate, at the expense of the Stockholder and Private Company, in the defense of any such litigation and Public Company shall consider the advice of the Stockholder and Private Company with respect to such litigation; provided, further, that no settlement with respect to such litigation shall be agreed to without the Stockholder’s consent (not to be unreasonably withheld). 6.14 Integration Planning. After the date hereof and prior to the Closing Date, Public Company and Private Company shall establish a mechanism, subject to applicable Law, reasonably acceptable to both parties by which the parties will confer on a regular and continued basis regarding the general status of the ongoing operations of Public Company and Private Company and reasonably necessary integration planning matters and communicate and consult with specific persons to be identified by each party to the other with respect to the foregoing. 6.15 Resignations. Public Company shall use its reasonable best efforts to cause each director of Public Company to resign (and provide a duly executed resignation letter) in such capacity, other than individuals who will continue as a director of Public Company after the Closing, such resignations to be effective as of the Closing. 6.16 Agreement to Vote. From and after the date hereof through the Closing Date, to the extent the Stockholder or any of its Affiliates acquires or obtains beneficial ownership of any shares of Public Company Common Stock, the Stockholder shall, and shall cause each of its Affiliates to, at any Public Company stockholder meeting (a) cause their respective shares of Public Company Common Stock to be present for quorum purposes, and (b) vote in favor of the issuance of the Amazon Warrant in respect of any shares of Public Company Common Stock in excess of 3,222,681 shares, pursuant to the applicable rules of the NYSE, including but not limited to, NYSE Rule 312.03(c). 6.17 Release and Waiver. Effective upon the Closing, the Stockholder, on behalf of itself and its Affiliates and their respective successors and assigns (collectively, the “Stockholder Releasers”), hereby irrevocably waives, acquits, remises, discharges and forever releases Private Company and its Subsidiaries from any and all liabilities and obligations to such Stockholder Releasers of any kind or nature whatsoever, whether absolute or contingent, liquidated or unliquidated, known or unknown, matured or unmatured or determined or determinable, and whether arising under any Law, contract, agreement, arrangement, commitment, undertaking or understanding, whether written or oral, or otherwise at law or in equity, (1) out of any event, occurrence, act or failure to act relating to Private Company at or prior to the Closing and (2) under any contract, agreement, instrument, arrangement or other understanding entered into prior to the Closing between Private Company or its Subsidiaries, on the one hand, and the Stockholder Releaser, on the other hand, in each case existing on or prior to the date hereof (other than (i) under this Agreement, (ii) with respect to any Stockholder Releasers that are employees of one of Private Company and its Subsidiaries, any claims for unpaid compensation, benefits, expense reimbursements or similar items of compensation, (iii) under the indemnification, contribution and exculpation provisions contained in the organizational and governing documents of Private Company and its Subsidiaries, as applicable, (iv) any claims for indemnification preserved or permitted under Section 6.8, and (v) as set forth on Section 6.17 of the Private Company Disclosure Schedule). Notwithstanding anything to the contrary in this

NYDOCS02/1142212.8 69 Section 6.17, the parties hereto acknowledge and agree that for purposes of this Section 6.17, the term “Stockholder Releasers” shall not include any portfolio companies of investment funds managed by Stockholder. 6.18 Assignment of Rights to Indemnification. The parties hereto agree that CSP Alpha Holdings Pte Ltd., a Subsidiary of Private Company, shall continue to be entitled to enforce all of its and its Subsidiaries’ rights, including all indemnification rights, under the Aegis Share Purchase Agreement. 6.19 Consents. Public Company shall obtain the consent(s) listed on Section 6.19 of the Public Company Disclosure Schedule as promptly as reasonably practicable, but in no event later than the date that the last of the conditions set forth in Section 7.1(a) to be satisfied is so satisfied. Private Company and the Stockholder shall obtain the consent(s) listed on Section 6.19 of the Private Company Disclosure Schedule as promptly as reasonably practicable, but in no event later than the date that the last of the conditions set forth in Section 7.1(a) to be satisfied is so satisfied. ARTICLE VII CONDITIONS TO CLOSING 7.1 Conditions to Each Party’s Obligation to Effect the Transactions. The respective obligations of each party hereto to effect the Transactions shall be subject to the satisfaction at or prior to the Closing of the following conditions: (a) Stockholder Approval. The Public Company Voting Proposal and the increase of Public Company’s authorized shares of Public Company Common Stock in connection with the Public Company Charter Amendment shall have been approved at the Public Company Meeting, at which a quorum is present, by the requisite vote of the stockholders of Public Company under applicable law and stock market regulation. (b) Antitrust. Any waiting period (and any extension thereof) applicable to the Transactions under the HSR Act or Philippine Competition Act of the Republic of the Philippines shall have been terminated or shall have expired. (c) FCA. The FCA shall have notified the Public Company pursuant to section 189(4)(a) of FSMA (or issued a decision notice under section 189(7) FSMA, in terms which do not impose any conditions, obligations or restrictions on Public Company, Private Company or the Stockholder that are material in the context of their businesses and/or the Transactions) that it approves any acquisition of control (as defined in section 181 of FSMA) over Private Company and/or Aegis Outsourcing UK Limited, a Subsidiary of Private Company, by Public Company which, in either case, would take place as a result of the Transactions or its implementation, or the FCA is treated as having given such approval under section 189(6) of FSMA. (d) No Injunctions. No Governmental Entity of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any order, executive order, stay, decree,

NYDOCS02/1142212.8 70 judgment or injunction (preliminary or permanent) or statute, rule or regulation which is in effect and which has the effect of making the Transactions illegal or otherwise prohibiting consummation of the Transactions, (e) NYSE Supplemental Listing Application. The NYSE Supplemental Listing Application shall have been approved. (f) Public Company Charter Amendment. The Public Company Charter Amendment (insofar as the same relates to the increase of Public Company’s authorized shares of Public Company Common Stock) shall have been filed in accordance with the DGCL. 7.2 Additional Conditions to Obligations of Private Company and the Stockholder to Effect the Transactions. The obligations of Private Company and the Stockholder to effect the Transactions shall be subject to the satisfaction at or prior to the Closing of each of the following additional conditions: (a) Representations and Warranties. (i) The representations and warranties of Public Company set forth in Section 3.2 shall be true and correct, other than any inaccuracies that are de minimis in the context of a transaction of this magnitude, as of the date of this Agreement and as of the Closing Date as though made as of such date (except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall be true and correct as of such earlier date), and (ii) the representations and warranties of Public Company set forth in this Agreement (other than Section 3.2) shall be true and correct as of the date of this Agreement and as of the Closing Date as though made as of such date (except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall be true and correct as of such earlier date), except in the case of clause (ii), where the failure of such representations or warranties to be true and correct (without giving effect to any limitation as to “materiality” or “Public Company Material Adverse Effect” set forth in such representations and warranties, other than the “Public Company Material Adverse Effect” limitation set forth in the first sentence of Section 3.7) has not had, and would not reasonably be expected to have, individually or in the aggregate, a Public Company Material Adverse Effect. (b) Performance of Covenants and Obligations. Public Company shall have performed in all material respects its covenants and obligations required to be performed or complied with by it under this Agreement at or prior to the Closing. (c) Officers’ Certificate. Private Company shall have received a certificate executed by Public Company’s Chief Executive Officer and Chief Financial Officer confirming on behalf of Public Company that the conditions set forth in Section 7.2(a) and Section 7.2(b) have been duly satisfied. (d) NYSE Listing. Public Company Common Stock shall then be listed on the NYSE. (e) Stockholders Agreement. The Stockholder shall have received a countersigned version of the Stockholders Agreement.

NYDOCS02/1142212.8 71 (f) Termination of Public Company Affiliate Agreements. Public Company shall have provided Private Company with evidence reasonably satisfactory to Private Company of the termination of each of the Public Company Affiliate Agreements that are set forth on Section 7.2(f) of the Public Company Disclosure Schedule, in each case, effective upon Closing. (g) Public Company Board. Public Company shall have taken all action necessary to cause the Public Company Board, effective as of the Closing, to consist of the number of members and composition as set forth in Section 6.11. (h) Consents. Public Company shall have obtained the consent(s) listed on Section 6.19 of the Public Company Disclosure Schedule and shall have delivered to Private Company reasonable evidence thereof; provided that Private Company shall not be permitted to waive the condition contained in this Section 7.2(h) without the prior written consent of Public Company. (i) No Public Company Material Adverse Effect. Since the date of this Agreement, there shall not have occurred and be continuing any fact, circumstance, occurrence, event, development, change or condition which, individually or in the aggregate, has had or would reasonably be expected to have a Public Company Material Adverse Effect. 7.3 Additional Conditions to Obligations of Public Company to Effect the Transaction. The obligations of Public Company to effect the Transactions shall be subject to the satisfaction at or prior to the Closing of each of the following additional conditions: (a) Representations and Warranties. (i) The representations and warranties of Private Company set forth in Section 4.2 shall be true and correct, other than any inaccuracies that are de minimis in the context of a transaction of this magnitude, as of the date of this Agreement and as of the Closing Date as though made as of such date (except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall be true and correct as of such earlier date), and (ii) the representations and warranties of Private Company set forth in this Agreement (other than Section 4.2) shall be true and correct as of the date of this Agreement and as of the Closing Date as though made as of such date (except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall be true and correct as of such earlier date), except, in the case of clause (ii), where the failure of such representations or warranties to be true and correct (without giving effect to any limitation as to “materiality” or “Private Company Material Adverse Effect” set forth in such representations and warranties, other than the “Private Company Material Adverse Effect” limitation set forth in the first sentence of Section 4.7) has not had, and would not reasonably be expected to have, individually or in the aggregate, a Private Company Material Adverse Effect. (b) Performance of Covenants and Obligations. Private Company and each Stockholder shall have performed in all material respects such Person’s covenants and obligations required to be performed or complied with by such Person under this Agreement at or prior to the Closing.

NYDOCS02/1142212.8 72 (c) Officers’ Certificate. Public Company shall have received a certificate executed by Private Company’s Chief Executive Officer and Chief Financial Officer confirming on behalf of Private Company that the conditions set forth in Section 7.3(a) and Section 7.3(b) have been duly satisfied. (d) Stockholders Agreement. Public Company shall have received a countersigned version of the Stockholders Agreement. (e) Termination of Private Company Affiliate Agreements. Private Company shall have provided Public Company with evidence reasonably satisfactory to Public Company of the termination of each of the Private Company Affiliate Agreements that are in effect as of the date of this Agreement, except as set forth on Section 4.21 of the Private Company Disclosure Schedule, in each case effective upon Closing. (f) Consents. Private Company shall have obtained the consent(s) listed on Section 6.19 of the Private Company Disclosure Schedule and shall have delivered to Public Company reasonable evidence thereof (other than, for the avoidance of doubt, the Board Composition Waiver); provided that Public Company shall not be permitted to waive the condition contained in this Section 7.3(f) without the prior written consent of the Stockholder and Private Company. (g) No Private Company Material Adverse Effect. Since the date of this Agreement, there shall not have occurred and be continuing any fact, circumstance, occurrence, event, development, change or condition which, individually or in the aggregate, has had or would reasonably be expected to have a Private Company Material Adverse Effect. 7.4 Frustration of Conditions. No party hereto may invoke the failure or nonsatisfaction of any condition set forth in this Article VII if the failure of such party (or any Affiliate of such party) to fulfill any obligation under this Agreement has been a principal cause of or resulted in the failure or nonsatisfaction of such condition. ARTICLE VIII TERMINATION AND AMENDMENT 8.1 Termination. This Agreement may be terminated and the Transactions may be abandoned at any time prior to the Closing (other than with respect to Section 8.1(a), by written notice by the terminating party to the other party), whether before or, subject to the terms hereof, after approval of the Public Company Voting Proposal and the Public Company Charter Amendment: (a) by mutual written consent of Public Company, the Stockholder and Private Company; (b) by either Public Company or the Stockholder if the Closing shall not have occurred on or before July 23, 2018 (the “Outside Date”); provided that the right to terminate this Agreement pursuant to this Section 8.1(b) shall not be available to any party hereto if the failure of such party (or, in the case of the Stockholder, the failure of Private Company) to fulfill

NYDOCS02/1142212.8 73 any obligation under this Agreement has been a principal cause of or resulted in the failure of the Closing to occur on or before the Outside Date; provided, further, that if the Closing shall not have occurred on or before the Outside Date, the Outside Date may be extended to September 21, 2018 upon (i) mutual written consent of Public Company and the Stockholder; or (ii) the obtaining of any waiver or consent of any relevant third party to allow such extension of the Outside Date, without providing for the accelerated vesting of any outstanding unvested warrants (provided, further, that Public Company shall use reasonable best efforts to obtain any such necessary waivers or consents); (c) by either Public Company or the Stockholder if a Governmental Entity of competent jurisdiction shall have issued a nonappealable final order, decree or ruling or taken any other nonappealable final action, in each case having the effect of permanently restraining, enjoining or otherwise prohibiting consummation of the Transactions; provided, however, that a party hereto shall not be permitted to terminate this Agreement pursuant to this Section 8.1(c) if the failure of such party (or, in the case of the Stockholder, the failure of Private Company) to fulfill any obligation under this Agreement has been a principal cause of or resulted in the issuance of any such order, decree, ruling or the taking of such other action; (d) by either Public Company or the Stockholder if at the Public Company Meeting (including any adjournment or postponement thereof permitted by this Agreement) at which votes on the Public Company Voting Proposal and the Public Company Charter Amendment are taken, the requisite vote of the stockholders of Public Company in favor of Public Company Voting Proposal or the Public Company Charter Amendment shall not have been obtained; provided, however, that a party hereto shall not be permitted to terminate this Agreement pursuant to this Section 8.1(d) if the failure of such party (or, in the case of the Stockholder, the failure of Private Company) to fulfill any obligation under this Agreement has been a principal cause of or resulted in the failure to obtain the requisite vote of the stockholders of Public Company in favor of Public Company Voting Proposal or the Public Company Charter Amendment; (e) by the Stockholder, if at any time prior to the receipt of stockholder approval of the Public Company Voting Proposal and the Public Company Charter Amendment: (i) Public Company Board shall have failed to give its recommendation “FOR” the Public Company Stockholder Approval in the Proxy Statement or shall have withdrawn or modified its recommendation of the Public Company Stockholder Approval; (ii) after the receipt by Public Company of an Alternative Proposal, the Stockholder requests in writing that Public Company Board reconfirm its recommendation of this Agreement or the Transactions and Public Company Board fails to do so within ten (10) Business Days after its receipt of the Stockholder’s request; (iii) Public Company Board shall have approved or recommended to the stockholders of Public Company an Alternative Proposal; (iv) a tender offer or exchange offer for outstanding shares of Public Company Common Stock is commenced and Public Company Board recommends that the stockholders of Public Company tender their shares in such tender or exchange offer or, within ten (10) Business Days after the commencement of such tender offer or exchange offer, Public Company Board fails to recommend against acceptance of such offer; or (v) Public Company shall have materially breached its obligations under Section 6.1 of this Agreement;

NYDOCS02/1142212.8 74 (f) by Public Company, if there has been a breach of any representation, warranty, covenant or agreement set forth in this Agreement on the part of the Stockholder or Private Company, which breach (i) would cause the conditions set forth in Section 7.3(a) or Section 7.3(b) not to be satisfied and (ii) shall not have been cured within twenty (20) Business Days following receipt by the Stockholder and Private Company of written notice of such breach from Public Company; provided that Public Company is not then in material breach of any representation, warranty, covenant or agreement under this Agreement; (g) by the Stockholder, if there has been a breach of any representation, warranty, covenant or agreement set forth in this Agreement on the part of Public Company, which breach (i) would cause the conditions set forth in Section 7.2(a) or Section 7.2(b) not to be satisfied and (ii) shall not have been cured within twenty (20) Business Days following receipt by Public Company of written notice of such breach from the Stockholder; provided that neither the Stockholder nor Private Company is then in material breach of any representation, warranty, covenant or agreement under this Agreement; and (h) by Public Company if each of the following occur: (A) Public Company shall have received a Superior Proposal; (B) Public Company shall have complied in all material respects with its obligations under Section 6.1 in order to accept such Superior Proposal; (C) the Public Company Board approves, and Public Company concurrently with the termination of this Agreement enters into, a definitive agreement with respect to such Superior Proposal; and (D) prior to or concurrently with such termination, Public Company pays to Private Company the amounts contemplated by Section 8.3(b); 8.2 Effect of Termination. In the event of termination of this Agreement as provided in Section 8.1, this Agreement shall immediately become void and there shall be no liability or obligation on the part of Public Company, the Stockholder, Private Company, or their respective Representatives, stockholders or Affiliates; provided that (a) any such termination shall not relieve any party hereto from liability for any material breach of any covenant or agreement set forth in this Agreement that is a consequence of an act, or failure to act, undertaken by the breaching party with the knowledge that the taking of such act, or failure to act, would result in such breach and (b) the provisions of Section 6.5(a) (Confidentiality), this Section 8.2 (Effect of Termination), Section 8.3 (Fees and Expenses) and Article IX (Miscellaneous) of this Agreement and the Confidentiality Agreement shall remain in full force and effect and survive any termination of this Agreement. 8.3 Fees and Expenses. (a) Except as set forth in this Section 8.3 and Section 1.7, all fees and expenses incurred in connection with this Agreement and the Transactions shall be paid by the party incurring such expenses, whether or not the Transactions are consummated; provided, however, that Public Company shall pay all fees and expenses, incurred with respect to the printing, filing and mailing of the Proxy Statement (including any related preliminary materials) and any amendments or supplements thereto, and all filing fees under the HSR Act and any other applicable Antitrust Laws with respect to the Transactions in accordance with Section 6.6.

NYDOCS02/1142212.8 75 (b) Public Company shall pay the Stockholder a termination fee of six million and eight hundred thousand US dollars ($6,800,000) (the “Public Company Termination Fee”) in the event of the termination of this Agreement: (i) by the Stockholder pursuant to Section 8.1(e); (ii) by Public Company pursuant to Section 8.1(h); or (iii) by Public Company or the Stockholder, as applicable, pursuant to Sections 8.1(b) or 8.1(g), so long as (A) prior to the termination of this Agreement, any Person makes an Alternative Proposal or amends an Alternative Proposal made prior to the date of this Agreement with respect to Public Company; and (B) within twelve (12) months after such termination Public Company enters into a definitive agreement to consummate, or consummates, any Alternative Proposal (regardless of whether made before or after the termination of this Agreement); provided that for purposes of this Section 8.3(b)(iii), the references to 25% in the definition of Alternative Proposal in Section 6.1(f) shall be deemed to be 50%. (c) Public Company shall pay the Stockholder a termination fee of three million US dollars (US$3,000,000) (the “Public Company Outside Date Fee”) in the event of a termination of this Agreement pursuant to Section 8.1(b) in the event that (i) the Outside Date has occurred on July 23, 2018 and is not extended as a result of the failure to obtain a waiver or consent of any relevant third party to allow such extension of the Outside Date; and (ii) the Public Company Meeting has not been held; provided, that the Stockholder and Private Company shall have provided all of the Required Financial Information to Public Company on or before the forty-fifth (45th) day following the date of this Agreement and are not then in material breach of any other representation, warranty, covenant or agreement under this Agreement (including, for the avoidance of doubt, with respect to Section 6.2). (d) Any fee due under Section 8.3(b)(i) or Section 8.3(c) shall be paid by wire transfer of same-day funds within two (2) Business Days after the date of termination of this Agreement. Any fee due under Section 8.3(b)(ii) shall be paid by wire transfer of same-day funds on or before the date of termination of this Agreement. Any fee due under Section 8.3(b)(iii) shall be paid by wire transfer of same-day funds within two (2) Business Days after the date on which the transaction referenced in clause (B) of such Section 8.3(b)(iii) is consummated. (e) In no event shall Public Company be required to pay the Public Company Termination Fee on more than one occasion, whether or not such fee may be payable under more than one provision of this Agreement at the same or at different times and the occurrence of different events. Public Company shall not be obligated to pay (i) the Public Company Termination Fee if it shall have paid the Public Company Outside Date Fee; or (ii) the Public Company Outside Date Fee if it shall have paid the Public Company Termination Fee; provided, however, for the avoidance of doubt, in the event that the Stockholder is entitled to both the Public Company Termination Fee and the Public Company Outside Date Fee, then Public Company shall pay the Public Company Termination Fee. In the event that Public Company fails to pay the Public Company Termination Fee or the Public Company Outside Date Fee, as applicable, when due, such fee shall accrue interest for the period commencing on the date such

NYDOCS02/1142212.8 76 fee and/or expenses, as the case may be, became past due, at a rate equal to the prime rate as published in the Money Rates Section of The Wall Street Journal. (f) The parties hereto acknowledge that the agreements contained in this Section 8.3 are an integral part of the Transactions, and that the parties hereto would not enter into this Agreement absent such agreements. Notwithstanding Section 8.2 or any other provision of this Agreement, payment of the fees described in this Section 8.3 shall constitute the sole and exclusive remedy of the Stockholder and Private Company in connection with any termination of this Agreement in the circumstances in which such fees became payable. In the event that the Stockholder shall receive the payment of a fee described in this Section 8.3, the receipt of such fee shall be deemed to be liquidated damages for any and all losses or damages suffered or incurred by the Stockholder, Private Company and any of their Affiliates in connection with this Agreement (and the termination hereof), the Transactions (and the abandonment thereof) or any matter forming the basis for such termination, and neither the Stockholder, Private Company nor any of their Affiliates, shall be entitled to bring or maintain any other claim, action or proceeding against Public Company or any of its Affiliates arising out of this Agreement, any of the Transactions or any matters forming the basis for such termination. 8.4 Amendment. This Agreement may be amended by the parties hereto at any time before or after approval of the matters presented for approval by the stockholder of Public Company, but, after any such approval, no amendment shall be made which by law requires further approval by such stockholders without such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto. 8.5 Extension; Waiver. At any time prior to the Closing, the parties hereto may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto, and (c) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party. Such extension or waiver shall not apply to any time for performance, inaccuracy in any representation or warranty, or noncompliance with any agreement or condition, as the case may be, other than that which is specified in the extension or waiver. The failure of any party hereto to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights. 8.6 Procedure for Termination, Amendment, Extension or Waiver. A termination of this Agreement pursuant to Section 8.1, an amendment, modification or supplement of this Agreement pursuant to Section 8.4 or an extension or waiver of this Agreement pursuant to Section 8.5 shall, in order to be effective, require action by Public Company Board and the Stockholder, respectively; provided, however, that after any such approval by the stockholders of Public Company, no amendment shall be made without the further approval of such stockholders except as permitted by applicable Law. This Agreement (including the Public Company Disclosure Schedule and the Private Company Disclosure Schedule) may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

NYDOCS02/1142212.8 77 ARTICLE IX MISCELLANEOUS 9.1 Nonsurvival of Representations and Warranties. None of the representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Closing. 9.2 Notices. All notices and other communications hereunder shall be in writing and shall be deemed duly delivered (i) four (4) Business Days after being sent by registered or certified mail, return receipt requested, postage prepaid, (ii) one (1) Business Day after being sent for next Business Day delivery, fees prepaid, via a reputable overnight courier service, or (iii) on the date of confirmation of receipt (or, the first Business Day following such receipt if the date of such receipt is not a Business Day) of transmission by facsimile or electronic mail, in each case to the intended recipient as set forth below: (a) if to Public Company, to: StarTek, Inc. 8200 E. Maplewood Ave., Suite 100 Greenwood Village, Colorado 80111 Attn: Doug Tackett E-mail: doug.tackett@startek.com with a copy (which shall not constitute notice) to: Jenner & Block LLP 353 N. Clark St. Chicago, Illinois 60654 Attn: Thomas A. Monson, Esq. E-mail: tmonson@jenner.com Facsimile: +1 312 840 8711 (b) if to Private Company or the Stockholder, to: CSP Alpha Midco Pte Ltd or CSP Alpha Holdings Parent Pte Ltd, as applicable c/o Capital Square Partners Pte Ltd SBF Center, # 10-01 160 Robinson Road, Singapore 068914 Attn: Sanjay Chakrabarty Email: sanjay@capitalsquarepartners.com Facsimile: + 65 6491 5902 with a copy (which shall not constitute notice) to:

NYDOCS02/1142212.8 78 Shearman & Sterling LLP 6 Battery Road #25-03 Singapore 049909 Attn: Sidharth Bhasin, Esq. E-mail: sidharth.bhasin@shearman.com Facsimile: +65 6230 3899 and Shearman & Sterling LLP 599 Lexington Avenue New York, NY 10022 Attn: Stephen M. Besen, Esq. E-mail: stephen.besen@shearman.com Facsimile: +1 212 848 7179 Any party hereto may give any notice or other communication hereunder using any other means (including personal delivery, messenger service, or ordinary mail), but no such notice or other communication shall be deemed to have been duly given unless and until it actually is received by the party for whom it is intended. Any party hereto may change the address to which notices and other communications hereunder are to be delivered by giving the other parties hereto notice in the manner herein set forth. 9.3 Entire Agreement. This Agreement (including the Schedules and Exhibits hereto and the documents and instruments referred to herein) constitutes the entire agreement among the parties hereto and supersedes any prior understandings, agreements or representations by or among the parties hereto, or any of them, written or oral, with respect to the subject matter hereof, and the parties hereto specifically disclaim reliance on any such prior understandings, agreements or representations to the extent not embodied in this Agreement. Notwithstanding the foregoing, the Confidentiality Agreement shall remain in effect in accordance with its terms. 9.4 No Third Party Beneficiaries. This Agreement is not intended to, and shall not, confer upon any other Person any rights or remedies hereunder, except as set forth in or contemplated by the terms and provisions of Section 6.8 (with respect to which the Indemnified Persons shall be third party beneficiaries). 9.5 Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement may be assigned or delegated, in whole or in part, by operation of law or otherwise by any of the parties hereto without the prior written consent of the other parties, and any such assignment without such prior written consent shall be null and void; provided, however, that the Stockholder may assign this Agreement without the prior consent of the other parties to any Subsidiary, whether existing as of the date hereof or after, but no such assignment shall relieve the Stockholder from any of its obligations under this Agreement if the applicable assignee does not perform such obligations. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the parties hereto and their respective successors and permitted assigns.

NYDOCS02/1142212.8 79 9.6 Severability. Any term or provision (or part thereof) of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions (or parts thereof) hereof or the validity or enforceability of the offending term or provision (or part thereof) in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision (or part thereof) hereof is invalid or unenforceable, the court making such determination shall have the power to limit the term or provision (or part thereof), to delete specific words or phrases, or to replace any invalid or unenforceable term or provision (or part thereof) with a term or provision (or part thereof) that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision (or part thereof), and this Agreement shall be enforceable as so modified. In the event such court does not exercise the power granted to it in the prior sentence, the parties hereto shall replace such invalid or unenforceable term or provision (or part thereof) with a valid and enforceable term or provision (or part thereof) that will achieve, to the extent possible, the economic, business and other purposes of such invalid or unenforceable term (or part thereof). 9.7 Counterparts and Signature. This Agreement may be executed in two or more counterparts (including by facsimile or by an electronic scan delivered by electronic mail), each of which shall be deemed an original but all of which together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the parties hereto and delivered to the other parties, it being understood that all parties need not sign the same counterpart. This Agreement may be executed and delivered by facsimile or by an electronic scan delivered by electronic mail. 9.8 Interpretation. Except where expressly stated otherwise in this Agreement, the following rules of interpretation apply to this Agreement: (a) “either” and “or” are not exclusive and “include”, “includes” and “including” shall be deemed in each case to be followed by the words “without limitation”; (b) “hereof”, “hereto”, “hereby”, “herein” and “hereunder” and words of similar import when used in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement; (c) “date hereof” refers to the date set forth in the preamble of this Agreement; (d) “extent” in the phrase “to the extent” means the degree to which a subject or other thing extends, and such phrase does not mean simply “if”; (e) descriptive headings, the table of defined terms and the table of contents are inserted for convenience only and do not affect in any way the meaning or interpretation of this Agreement; (f) definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms; (g) references to a Person are also to its permitted successors and assigns; (h) references to an “Article”, “Section”, “Recital”, “introductory paragraph”, “Annex”, “Exhibit” or “Schedule” refer to an Article, Section, Recital or introductory paragraph of, or an Annex, Exhibit or Schedule to, this Agreement; (i) references to “$,” “US$,” or otherwise to dollar amounts refer to the lawful currency of the United States; (j) references to a federal, state, local or foreign statute or law include any rules, regulations and delegated legislation issued thereunder; and (k) references to a communication by a regulatory agency include a communication by the staff of such regulatory agency. When reference is made in this Agreement to information that has been “made available” then (i) with respect to information that has been “made available” to Private Company, that shall mean that such information was either (A) publicly available on the SEC’s EDGAR system prior to the date of this Agreement, (B) included in Public Company’s electronic data room no later than 2:00 p.m., Eastern Time, on the date of this Agreement or (C) provided

NYDOCS02/1142212.8 80 directly to Private Company or its counsel, and (ii) with respect to information that has been “made available” to Public Company, that shall mean that such information was either (i) included in Private Company’s electronic data room no later than 2:00 p.m., Eastern Time, on the date of this Agreement or (ii) provided directly to Public Company or its counsel. The language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any party hereto. No summary of this Agreement prepared by any party shall affect the meaning or interpretation of this Agreement. 9.9 Governing Law. This Agreement shall be governed by and construed in accordance with the internal Laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of Laws of any jurisdictions other than those of the State of Delaware. 9.10 Remedies. (a) Except as otherwise provided herein, any and all remedies herein expressly conferred upon a Person will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such Person, and the exercise by a Person of any one remedy will not preclude the exercise of any other remedy. (b) Irreparable damage would occur in the event that any provision of this Agreement were not performed in accordance with its specific terms or were otherwise breached, as money damages or other legal remedies would not be an adequate remedy for any such damages. Accordingly, in the event of any breach or threatened breach by Public Company, on the one hand, or Private Company or the Stockholder, on the other hand, of any of their respective covenants or obligations set forth in this Agreement, and Public Company, on the one hand, and Private Company and the Stockholder, on the other hand, as applicable, shall be entitled (in addition to any other remedy that may be available to it whether in law or equity, including monetary damages) to an injunction or injunctions to prevent or restrain breaches or threatened breaches of this Agreement, by the other (as applicable), and to specifically enforce the terms and provisions of this Agreement to prevent breaches or threatened breaches of, or to enforce compliance with, the covenants and obligations of the other under this Agreement, in each case without posting a bond or other security. In circumstances where the parties are obligated to consummate the Transactions and the Transactions have not been consummated (other than as a result of the other party’s refusal to close in violation of this Agreement), each of the parties expressly acknowledges and agrees that the other party and its stockholders shall have suffered irreparable harm, that monetary damages will be inadequate to compensate such other party and its stockholders, and that such other party on behalf of itself and its stockholders shall be entitled to enforce specifically the breaching party’s obligation to consummate the Transactions. No party hereto shall raise any objections to the availability of the equitable remedy of specific performance to prevent or restrain breaches or threatened breaches of this Agreement by Private Company or the Stockholder, or to specifically enforce the terms and provisions of this Agreement to prevent breaches or threatened breaches of, or to enforce compliance with, the covenants and obligations of Private Company or the Stockholder under this Agreement.

NYDOCS02/1142212.8 81 9.11 Submission to Jurisdiction. Each of the parties hereto (a) consents to submit itself to the exclusive personal jurisdiction of the Court of Chancery of the State of Delaware, New Castle County, or, if that court does not have jurisdiction, a federal court sitting in the State of Delaware in any action or proceeding arising out of or relating to this Agreement or any of the Transactions, (b) agrees that all claims in respect of such action or proceeding shall be heard and determined in any such court, (c) agrees that it shall not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (d) agrees not to bring any action or proceeding arising out of or relating to this Agreement or any of the Transactions in any other court, and (e) waives any right to trial by jury with respect to any action related to or arising out of this Agreement or any of the Transactions. Each of the parties hereto waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety or other security that might be required of any other Person with respect thereto. Any party hereto may make service on another party by sending or delivering a copy of the process to the party to be served at the address and in the manner provided for the giving of notices in Section 9.2. Nothing in this Section 9.11, however, shall affect the right of any Person to serve legal process in any other manner permitted by applicable Law. 9.12 Disclosure Schedule. Each of the Private Company Disclosure Schedule and the Public Company Disclosure Schedule shall be arranged in sections corresponding to the numbered sections contained in this Agreement, and the disclosure in any section shall qualify (a) the corresponding section of this Agreement and (b) the other sections of this Agreement, to the extent that it is reasonably apparent from a reading of such disclosure that it also qualifies or applies to such other sections. The inclusion of any information in the Private Company Disclosure Schedule or the Public Company Disclosure Schedule, as applicable, shall not be deemed to be an admission or acknowledgment, in and of itself, that such information is required by the terms hereof to be disclosed, is material, has resulted in or would reasonably be expected to result in a Private Company Material Adverse Effect or a Public Company Material Adverse Effect, as applicable, or is outside the Ordinary Course of Business. [Remainder of Page Intentionally Left Blank]

[SIGNATURE PAGE TO TRANSACTION AGREEMENT] Public Company, Private Company and the Stockholder have executed this Agreement as of the date set forth in the preamble of this Agreement. PUBLIC COMPANY: STARTEK, INC. By: /s/ Chad Carlson Name: Chad Carlson Title: President and Chief Executive Officer

[SIGNATURE PAGE TO TRANSACTION AGREEMENT] Public Company, Private Company and the Stockholder have executed this Agreement as of the date set forth in the preamble of this Agreement. PRIVATE COMPANY: CSP ALPHA MIDCO PTE LTD By: /s/ Sanjay Chakrabarty Name: Sanjay Chakrabarty Title: Director By: /s/ Mukesh Sharda Name: Mukesh Sharda Title: Director

[SIGNATURE PAGE TO TRANSACTION AGREEMENT] Public Company, Private Company and the Stockholder have executed this Agreement as of the date set forth in the preamble of this Agreement. STOCKHOLDER: CSP ALPHA HOLDINGS PARENT PTE LTD By: /s/ Sanjay Chakrabarty Name: Sanjay Chakrabarty Title: Director By: /s/ Mukesh Sharda Name: Mukesh Sharda Title: Director